As filed with the United States Securities and Exchange Commission on June 18, 2009

Registration No. 333-156543

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CHINA QINBA PHARMACEUTICALS, INC.

(Name of small business issuer in its charter)

Delaware	0-51477	33-1218037
(State or other jurisdiction of incorporation or organization)	(primary standard industrial classification code number)	(I.R.S. Employer Identification No.)

24th Floor, Building A

Zhengxin Mansion, No. 5 of 1st Gaoxin Road

Hi-Tech Development Zone

Xi’an City

People’s Republic of China

029-82098912-8038

(Address and telephone number of principal executive offices and principal place of business)

Chen Xi Huang Wong

2122 64th Avenue

Oakland Gardens, New York 11364

(917) 596-9881

(Name, address and telephone number of agent for service)

__________

Copies to:

Hank Gracin, Esq.

Lehman & Eilen LLP

Mission Bay Office Plaza

Suite 300

20283 State Road 7

Boca Raton, FL 33498
Tel: (561) 237-0804

Fax: (561) 237-0803

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐	Accelerated Filer	☐
Non-Accelerated Filer	☐	Smaller Reporting Company	☑

If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Title Of Each Class of Securities To be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)
Common stock, par value $0.0001 per share	1,000,000(4)	$3.50	$3,500,000	$137.55
Total	1,000,000(4)		$3,500,000	$137.55

———————

(1)

In accordance with Rule 416(a), the registrant is also registering hereunder an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

(2)

Estimated in accordance with Rule 457 of the Securities Act of 1933 solely for the purpose of computing the amount of the registration fee based on the recent sales of unregistered securities. The common stock is presently not traded on any market and the Registrant makes no representation as to the price at which its common stock may trade.

(3)

The registration fee is calculated based on $39.30 per $1,000,000. Previously paid.

(4)

Represents shares of the registrant’s common stock being registered for resale that have been issued or may be issued to the selling stockholders named in this registration statement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the United States Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the United States Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 18, 2009

PRELIMINARY PROSPECTUS

CHINA QINBA PHARMACEUTICALS, INC.

1,000,000 shares of common stock

This prospectus relates to the resale of up to 1,000,000 shares of our common stock, $0.0001 par value per share, by certain of our stockholders. These persons, together with their transferees, are referred to throughout this prospectus as “selling stockholders.”

We issued all of the shares described above in private placement transactions completed prior to the filing of this registration statement.

We are not selling any shares of our common stock in this offering and therefore will not receive any proceeds from this offering. Instead, the shares may be offered and sold from time to time by the selling stockholders and/or their registered representatives at a fixed price of $3.50 until such shares are quoted, if ever, on the OTC Bulletin Board or another exchange or electronic medium and thereafter at prevailing market prices or privately negotiated prices. As a result of such activities, the selling stockholders may be deemed to be underwriters as that term is defined in the federal securities laws.

Our common stock does not presently trade on any exchange or electronic medium. We intend to apply to have our common stock listed on the OTC Bulletin Board once this prospectus is declared effective. However, no assurance can be given that our common stock will trade on the OTC Bulletin Board or any other exchange or electronic medium.

You should consider carefully the risk factors beginning on page 4 of this prospectus.

Neither the United States Securities and Exchange Commission nor any state securities commission has approved of these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June  _____, 2009

TABLE OF CONTENTS

Page Number

Prospectus Summary

1

Risk Factors

4

Use Of Proceeds

19

Market For Common Equity And Related Stockholder Matters

19

Determination Of Market Price

19

Securities Authorized For Issuance Under Equity Compensation Plans

19

Management’s Discussion And Analysis (Md&A) Of Financial Condition And Results Of Operations

20

Forward-Looking Statements

20

Contractual Obligations

25

Our Business

27

Directors And Executive Officers

42

Litigation

42

Certain Relationships And Related Party Transactions

43

Executive Compensation

44

Security Ownership Of Certain Beneficial Owners And Management

45

Selling Stockholders

46

Plan Of Distribution

47

Description Of Securities

49

Experts

49

Legal Matters

50

Indemnification Of Directors And Officers

50

Changes In And Disagreements With Accountants

50

Where You Can Find More Information

50

i

ABOUT THIS PROSPECTUS

You should rely only on the information contained in the prospectus. We have not authorized anyone to provide you with information or to make any representations about us, the selling stockholders, the securities or any matter discussed in this prospectus, other than that contained in the prospectus. If any other information or representation is given or made, such information or representations may not be relied upon as having been authorized by us or any selling stockholder. The selling stockholders are offering to sell and seeking offers to buy shares of our common stock only in jurisdictions where offers and sales are permitted. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy the securities in any circumstances under which the offer or solicitation is unlawful. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock. Neither the delivery of this prospectus nor any distribution of securities in accordance with this prospectus shall, under any circumstances, imply that there has been no change in our affairs since the date of this prospectus. The prospectus will be updated and updated prospectuses made available for delivery to the extent required by the federal securities laws.

.When used in this prospectus, the terms:

•

“China Qinba,” the “Company,” “we,” “our” and “us” refers to China QinBa Pharmaceuticals, Inc., a Delaware corporation.

•

“Xi’an Development” refers to our wholly owned subsidiary Xi’an Pharmaceuticals Development Co., Ltd., a limited liability company organized under the laws of the PRC.

•

“Xi’an Pharmaceuticals” refers to our variable interest entity (“VIE”), Xi’an Qinba Pharmaceuticals Co., Ltd., a company organized under the laws of the PRC that has entered into a series of agreements with Xi’an Development that (i) give Xi’an Development control over the board of directors, officers, operations and finances of Xi’an Pharmaceuticals; (ii) permit Xi’an Pharmaceuticals to be treated as a subsidiary of Xi’an Development under the laws of the People’s Republic of China; and (iii) allow us to consolidate its financial statements under GAAP.

•

“WOFE” refers to Xi’an Development which is a “wholly owned foreign enterprise” under the laws of the People’s Republic of China.

•

“Xi’an Shareholders” refers to the shareholders of Xi’an Pharmaceuticals who are also the shareholders of China QinBa.

•

“Yuan” or “RMB” refer to the Chinese yuan (also known as the Renminbi). According to the currency website xe.com, as of June 5, 2009, $1 = 6.83390 yuan.

•

“PRC” or “China” refers to the People’s Republic of China.

•

“SFDA” refers to the PRC State Food and Drug Administration

•

“OTC Bulletin Board” or the “OTCBB” refers to the Over-the-Counter Bulletin Board, an electronic quotation system for equity securities overseen by the Financial Industry Regulatory Authority (formerly the National Association of Securities Dealers), which is accessible through its website at WWW.OTCBB.COM

ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS AND OTHER INFORMATION CONTAINED IN THIS PROSPECTUS

This prospectus contains some forward-looking statements. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Forward-looking statements involve risks and uncertainties. Forward-looking statements include statements regarding, among other things, (a) projected sales, profitability, and cash flows, (b) growth strategies, (c) anticipated trends, (d) future financing plans and (e) anticipated needs for working capital. They are generally identifiable by use of the words “may,” “will,” “should,” “anticipates,” “estimate,” “plans,” “potential,” “projects,” “continuing,” “ongoing,” “expects,” “management believes,” “we believe,” “we intend,” or the negative of these words or other variations on these words or comparable terminology. These statements may be found under “Management’s Discussion and Analysis of Financial Condition and Plan of Operation” and “Business,” as well as in this prospectus generally. In particular, these include statements relating to future actions, prospective products or product approvals, future performance or results of current and anticipated products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, and financial results.

Any or all of the forward-looking statements in this report may turn out to be inaccurate. They can be affected by inaccurate assumptions we might make or by known or unknown risks or uncertainties. Consequently, no forward-looking statement can be guaranteed. Actual future results may vary materially as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in the prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this filing will in fact occur. You should not place undue reliance on these forward-looking statements.

iii

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. It is not complete and does not contain all of the information that you should consider before investing in our common stock. To understand this offering fully, you should read the entire prospectus carefully, including “Risk Factors” and the Consolidated Financial Statements and the Related Notes.

The Company

Business Overview

We are a recently organized Delaware holding company that, through our wholly owned subsidiary Xi’an Development and our variable interest entity (“VIE”) Xi’an Pharmaceuticals in the PRC, is primarily engaged in the research, development, manufacture, packaging, marketing and distribution of pharmaceutical and medical products in China for human use for a variety of diseases and conditions. All of Xi’an Pharmaceuticals’ operations are conducted in the People’s Republic of China where its two manufacturing facilities are located, one in Xixiang County in Hanzhong and one in Xi’an Jinghe Industrial Zone.

Xi’an Pharmaceuticals manufactures 130 pharmaceutical products in the form of capsules, oral solutions, tablets, granules, syrups, medicinal teas, tincture and solutions for injection that are either small volume parenteral solutions that are freeze dried powders or large volume parenteral solutions. Xi’an Pharmaceuticals manufactures these pharmaceutical products to focus on varying diseases and conditions, including body fluid loss, hypophosphataemia and viral pneumonia. It sells its products to several distributors who distribute its products to the public pursuant to the terms of distribution agreements. Xi’an Pharmaceuticals also has 168 sales representatives that it employs that currently sell its products in 146 cities and 30 provinces in China. The raw materials used to manufacture its products include various herbs such as tumeric and zedoary which it obtains from specified and qualified suppliers with national qualifications. Xi’an Pharmaceuticals also enters into trading agreements for the supply of many of the materials used to manufacture and package its products including aluminum foil, which it uses as the inner packing materials used in tablet productions.

Xi’an Pharmaceuticals focus has been on the development and sale of pharmaceutical products and over the counters products based on traditional Chinese medicines designed to address varying diseases and conditions, with an emphasis on sales to community hospitals and rural medical institutions.

Corporate History

We were incorporated in the State of Delaware on May 29, 2008. On August 18, 2008, we formed Xi’an Development, a limited liability company organized under the laws of the PRC, as our wholly owned subsidiary and a wholly owned foreign enterprise (“WOFE”) under Chinese law. On October 28, 2008, Xi’an Development signed a management entrustment agreement with Xi’an Pharmaceuticals, a medical and pharmaceutical developer, manufacturer and marketer formed in 1969 under the laws of the PRC, and the shareholders of Xi’an Pharmaceuticals. Pursuant to that agreement, Xi’an Development acts as the management company for Xi’an Pharmaceuticals, and Xi’an Pharmaceuticals conducts the principal operations of the business.

In summary, we have no equity ownership interest in Xi’an Pharmaceuticals, however, through Xi’an Development, we are entitled to manage the operations of Xi’an Pharmaceuticals, manage and dispose of its assets, nominate officers and directors, make decisions as to the use of funds and manage cash flows and receive a management fee equal to 100% of earnings before tax of Xi’an Pharmaceuticals, and we are obligated to pay all of its debts. As a result, we are allowed to consolidate the financial statements of Xi’an Pharmaceuticals under GAAP. When we sell our equity or borrow funds we expect the proceeds will be forwarded to Xi’an Pharmaceuticals and accounted for as a loan to Xi’an Pharmaceuticals and eliminated during consolidation. We may also use the proceeds to repurchase our capital stock or for our corporate overhead expenses. If we borrow funds, we expect to be the primary obligor on any debt.

The Management Entrustment Agreement was utilized instead of a direct acquisition of assets, common stock or a share exchange because we could not pay cash directly or indirectly to acquire Xi’an Pharmaceuticals or its assets. PRC law only permits the purchase of equity interests or assets of a PRC entity by a non PRC entity if the purchase price is paid in cash and the purchase price is based upon the appraised value of the assets or equity. Although we did not conduct a formal appraisal of the value of the assets or equity of Xi’an Pharmaceuticals, based on the book value of the assets at December 31, 2007 ($18,115,275) and equity ($11,578,085) as shown on the balance sheet, we concluded that we did not have sufficient cash to pay the appraised value of the assets or equity.  Therefore, we, through Xi’an Development, entered into the Management Agreement in exchange for the right to exercise functional control over Xi’an Pharmaceuticals and allow us to consolidate its financial results for the purposes of GAAP. Xi’an Development also entered into a Voting Proxy Agreement, Option Agreement and Share Pledge Agreement. East Associates, our PRC counsel, has advised us that in their opinion the Management Entrustment Agreement is legal and enforceable under PRC law.

Thus, by causing our subsidiary Xi’an Development to enter into the Management Entrustment Agreement, Voting Proxy Agreement and Share Pledge Agreement, we are permitted to consolidate the financial results of Xi’an Pharmaceuticals as our VIE.

The following diagram sets for the current corporate structure of the Company:

China QinBa - Delaware

Xi’an Development (Xi’an Pharmaceutical Co., Ltd. - PRC		Xi’an Pharmaceuticals (Xi’an Qinba Pharmaceuticals Co., Ltd. - PRC
Contractual Relationship 100% voting power. Entitled to profits and losses.

In exchange for executing the Management Entrustment Agreement, the stockholders of Xi’an Pharmaceuticals received 25,000,000 shares of our common stock and some of our officers and directors are officers and directors of Xi’an Pharmaceuticals. The table below sets forth our significant stockholders, officers and directors, the significant stockholders, officers, and directors of Xi’an Development and their relationships with Xi’an Pharmaceuticals.

Name	Position/Interrelationship
Wang Guozhu

Chairman and Chief Executive Officer of China Qinba, and Xi’an Pharmaceuticals, stockholder of China Qinba with 22.87% of our common stock; Director of Xi’an Development with right to vote Xi’an Pharmaceuticals shares under the terms of the Voting Proxy Agreement.

Zhang Guiping

Director and General Manager of China Qinba and Xi’an Pharmaceuticals, stockholder of China Qinba with 21.29% of our common stock; Director and General Manager of Xi’an Development with right to vote Xi’an Pharmaceuticals shares under the terms of the Voting Proxy Agreement.

Chen Xi Huang Wong	Director of China Qinba. Stockholder of China Qinba with 5.21% of our common stock.

Qiao Yufei	Secretary of China Qinba, Member of Board of Directors of Xi’an Pharmaceuticals.

Liu Chuanfeng	Chief Financial Officer of China Qinba, Chief Financial Officer of Xi’an Pharmaceuticals.

Bo Chen	Stockholder of China Qinba with 10.84% of our common stock.

The Offering

Common stock outstanding	31,700,000 shares as of May 31, 2009.

Common stock that may be offered by selling stockholders	Up to 1,000,000 shares.

Total proceeds raised by offering	We will not receive any proceeds from the resale or other disposition of the shares covered by this prospectus by any selling stockholder.

Common Stock Outstanding after the offering	31,700,000

Risk factors

There are significant risks involved in investing in our company. For a discussion of risk factors you should consider before buying our common stock, see “Risk Factors” beginning on page 4.  These risk factors include:

•

Various risks of doing business in China since all of  our revenues are derived from operations of Xi’an Pharmaceuticals in China including changes in political and economics in China, changes in the laws of the People’s Republic of China, exchange rate issues, difficulty in establishing management, legal and financial controls;

•

The risk of the loss of Xi’an Pharmaceuticals as our operating business;

•

Risks associated with Xi’an Pharmaceuticals’ business, which include among other, competition, ability to manage growth, discovery and development of new products, need for additional capital to fund operations, dependence on key personnel, need for regulatory approval of products, need to obtain renewal of licenses to operate business, governmental price controls, products being replaced by newer products

•

Risk related to our common stock, which include but are not limited to the illiquidity of our stock price, need for internal controls, additional expenses due to regulatory requirements, penny stock regulations that will be applicable to our common stock.

Use of Proceeds	We will not receive any of the proceeds from the sale of the shares by the selling stockholders.

RISK FACTORS

An investment in our securities is highly speculative and involves a high degree of risk. Therefore, in evaluating us and our business you should carefully consider the risks set forth below, which are only a few of the risks associated with investing in our common stock. You should be in a position to risk the loss of your entire investment.

RISKS RELATED TO THE OPERATIONS OF XI’AN PHARMACEUTICALS

Risks Related to the Business of Xi’an Pharmaceuticals

Xi’an Pharmaceuticals’ operating history may not serve as an adequate basis to judge Xi’an Pharmaceuticals’ future prospects and results of operations.

We cannot assure you that Xi’an Pharmaceuticals will maintain its profitability or that Xi’an Pharmaceuticals or we will not incur net losses in the future. We expect that Xi’an Pharmaceuticals’ operating expenses will increase as it expands. In fact, during the year ended December 31, 2008 as compared to the year ended December 31, 2007, our selling, general and administrative expenses increased 86% to $1,874,807 from $1,008,430. During the three months ended March 31, 2009 as compared to the three months ended March 31, 2008, our selling, general and administrative expenses increased 84% to $574,985 from $311,875. Any significant failure to realize anticipated revenue growth could result in significant operating losses. Recent medical reform policies and new types of rural cooperative medical and health services have facilitated the sale of Xi’an Pharmaceuticals products. However, there can be no assurance that such policies or services will continue to be effective. Any changes in the policies or services could adversely affect the revenue of Xi’an Pharmaceuticals. We will continue to encounter risks and difficulties frequently experienced by companies at a similar stage of development, including our potential failure to:

•

raise adequate capital for expansion and operations;

•

implement Xi’an Pharmaceuticals’ business model and strategy and adapt and modify them as needed;

•

increase awareness of Xi’an Pharmaceuticals’ brands, protect its reputation and develop customer loyalty;

•

manage Xi’an Pharmaceuticals’ expanding operations and service offerings, including the integration of any future acquisitions;

•

maintain adequate control of Xi’an Pharmaceuticals’ expenses;

•

anticipate and adapt to changing conditions in the pharmaceutical products markets in which Xi’an Pharmaceuticals operates as well as the impact of any changes in government regulations, mergers and acquisitions involving Xi’an Pharmaceuticals’ competitors, technological developments and other significant competitive and market dynamics.

If we are not successful in addressing any or all of these risks, Xi’an Pharmaceuticals’ business may be materially and adversely affected.

Xi’an Pharmaceuticals commenced its current line of business operations in 1969 and received its three Good Manufacturing Practices (“GMP”) certifications on March 9, 2006 (Certificate No. H0192 which relates to the Xi’an Production Base), January 8, 2007 (Certificate No. H4109 which also relates to the Xi’an Production Base) and January 8, 2007 (Certificate No. H4119 which relates to the Hanzhong Production Base) which must be renewed every five years for Xi’an Pharmaceuticals to stay in business. Xi’an Pharmaceuticals’ operating history may not provide a meaningful basis on which to evaluate its business.

We may not be able to effectively control and manage the growth of Xi’an Pharmaceuticals.

Failure to satisfy increased demands if Xi’an Pharmaceuticals’ business and markets grow and develop could interrupt or adversely affect its operations and cause delay in production and delivery of its pharmaceutical prescription products as well as administrative inefficiencies,. An expansion would increase demands on its existing management, workforce and facilities. It will be necessary for us to finance and manage any such expansion in an orderly fashion

Xi’an Pharmaceuticals faces risks related to product liability claims.

The potential liability from products which may inadvertently have an adverse pharmaceutical effect on the health of individuals despite proper testing could be substantial and the occurrence of such loss or liability may have a material adverse effect on business, financial condition and prospects of Xi’an Pharmaceuticals and us. Although product liability lawsuits in the PRC are rare, and Xi’an Pharmaceuticals has not to date been a party to such litigation, there is no guarantee that it will not face such litigation in the future. If a product liability claim is brought against us or Xi’an Pharmaceuticals, it may, regardless of merit or eventual outcome, result in damage to our or their reputation, breach of contract with customers, decreased demand for our products, costly litigation, product recalls, loss of revenue, and the inability to commercialize some products. Existing People’s Republic of China laws and regulations do not require Xi’an Pharmaceuticals or us to maintain third party liability insurance to cover product liability claims and neither we nor Xi’an Pharmaceuticals maintain product liability insurance.

We face risks related to research and the ability to develop new drugs

Our long term growth and survival depends in part on Xi’an Pharmaceuticals’ ability to consistently discover, develop and commercialize new products and find new and improve on existing technologies and platforms. Xi’an Pharmaceuticals is currently not dependent upon any one source for the supply of new products. Although Xi’an Pharmaceuticals develops certain products in-house and has relationships with several research institutes from which it has in the past obtained new products, it does not have a guaranteed source of supply of new products and does not have contracts with institutes for the development of any particular products. As such, if Xi’an Pharmaceuticals existing products should be surpassed by more effective or advanced products and Xi’an Pharmaceuticals were to fail to make sufficient investments in research either in house or with research institutes, be attentive to consumer needs or does not focus on the most advanced technologies, its current and future products could be surpassed by more effective or advanced products of other companies.

We may need to raise additional capital to fund the operations of Xi’an Pharmaceuticals and failure to raise additional capital may force us to delay, reduce, or eliminate our pharmaceutical product development programs.

Due to the large funds required for research and development and the subsequent marketing of pharmaceutical products, the pharmaceutical industry is very capital intensive. Xi’an Pharmaceuticals currently relies on short term bank debt to finance a portion of its operating needs. At March 31, 2009 it had bank loans of $3,950,834, of which $3,658,180 were short term. If it were unable to obtain such loans it could have problems financing its operating needs. In addition, changes in the interest rates could also adversely affect its operating results. The increased growth of Xi’an Pharmaceuticals’ business may require additional funding from time to time which we expect to raise from the sale of our securities or bank financing. The proceeds of such sale or financing will be forwarded to Xi’an Pharmaceuticals as a loan but for accounting purposes it will be eliminated during consolidation. If we borrow funds, we will be the primary obligor of such debt. The industry is characterized by large receivable turnovers, which could mean that we will need more working capital if our revenues increase. It is possible that we will need to raise additional capital within the foreseeable future. Additional capital may be needed for the development of new products or product lines, financing of general and administrative expenses, licensing or acquisition of additional technologies, and marketing of new or existing products. There are no assurances that we will be able to raise the appropriate amount of capital needed for our future operations. Failure to obtain funding when needed may force us to delay, reduce, or eliminate our pharmaceutical product development programs.

The failure to manage growth effectively could have an adverse effect on our business, financial condition, and results of operations.

The rapid market growth, if any, of Xi’an Pharmaceuticals’ pharmaceutical products may require it to expand its employee base for managerial, operational, financial, and other purposes. As of May 31, 2009, Xi’an Pharmaceuticals had 486 full-time, unionized, salaried employees, in addition to its employment of 168 sales representatives who are paid on a commission basis. The continued future growth will impose significant added responsibilities upon the members of its management to identify, recruit, maintain, integrate, and motivate new employees. Aside from increased difficulties in the management of human resources, we and Xi’an Pharmaceuticals may also encounter working capital issues, as it needs increased liquidity to finance the purchases of raw materials and supplies, research and development of new products, acquisition of new businesses and technologies, and the hiring of additional employees. For effective growth management, we and Xi’an Pharmaceuticals will be required to continue improving our operations, management, and financial systems and control. Our or Xi’an Pharmaceuticals failure to manage growth effectively may lead to operational and financial inefficiencies that will have a negative effect on both our and its profitability.

Xi’an Pharmaceuticals derived a substantial amount of revenue from the sale of a limited number of products and a limited number of customers, the loss of these customers or decrease in sale of these products could have a material adverse effect on its results of operations ..

Xi’an Pharmaceuticals three largest customers in 2006 were Zhejiang Jiaxin Medical Corporation, Ltd., Xinyang City Medical Group Co., Ltd and Shaanxi Beifang Pharmaceuticals Purchasing Station. They accounted for 8.1%, 10.2% and 9.34% of revenues in 2006, respectively. In 2007, its three largest customers were Xi’an Ruihua Pharmaceutical Co., Ltd., Zhejiang Jiaxin Medical Corporation, Ltd and Datong Zhenhua Pharmaceuticals Co., Ltd. They accounted for 9.66%, 5.77% and 5.99% of revenues in 2007, respectively. In 2008, its five largest customers were Xi’an Ruihua Pharmaceutical Co., Ltd., Baoji City Pharcaceutical Station, Xinyang City Medical Group Co., Ltd., Beijing Shanlinhai Commerce and Trade Co., Ltd., Datong Zhenhua Pharmaceuticals Co., Ltd. They accounted for 9.34%, 9.30%, 8.57%, 8.37% and 8.36% of revenues in 2008, respectively. The loss of any of these customers could adversely impact Xi’an Pharmaceuticals’ results of operations.

In terms of pharmaceutical products, during the year ended December 31, 2006, sales of 5/100 Glucose Injection 250ML accounted for 12.83% of Xi’an Pharmaceuticals revenues and sales of Sodium Chloride Injection 250 ML accounted for 13.36% of Xi’an Pharmaceuticals revenues. During the year ended December 31, 2007, sales of Sodium Chloride Injection 250 ML accounted for 10.68% of Xi’an Pharmaceuticals revenues.  During the year ended December 31, 2008, no one product accounted for more than 10% of Xi’an Pharmaceuticals revenues; however, sales of Qiangli Pipa Lu 100ml accounted for approximately 5.9% of revenue and several products accounted for in excess of 3% of revenue. If sales of any of these products were to be replaced by sales of competitors Xi’an Pharmaceuticals results of operations would be adversely impacted.

Xi’an Pharmaceuticals purchased a substantial amount of products from a limited number of vendors, the loss of these vendors could have a material adverse effect on its results of operations ..

Xi’an Pharmaceuticals three largest vendors during the year ended December 31, 2008 accounted for 71.01% of its total purchases. During the three months ended March 31, 2009, three vendors accounted for 63.29% of its total purchases. The loss of any of these vendors could adversely impact Xi’an Pharmaceuticals’ ability to acquire needed products and its results of operations.

We are dependent on certain key personnel and the loss of these key personnel could have a material adverse effect on our business, financial condition and results of operations.

The success of China Qinba and Xi’an Pharmaceuticals is, to a certain extent, attributable to the management, sales and marketing, and pharmaceutical factory operational expertise of key personnel. Wang Guozhu, our CEO and Chairman, Zhang Guiping, our Director and General Manager, Chen Xi Huang Wong, our Director, Qiao Yufei, our Secretary and a member of the Board of Directors of Xi’an Pharmaceuticals, and Liu Chuanfeng, our Chief Financial Officer, perform key functions in the operation of our business. There can be no assurance that we will be able to retain these officers after the term of their employment contracts expire. The loss of these officers or the officers of China Qinba could have a material adverse effect upon our business, financial condition, and results of operations. We must attract, recruit and retain a sizeable workforce of technically competent employees. Our ability to effectively implement our business strategy will depend upon, among other factors, the successful recruitment and retention of additional highly skilled and experienced management and other key personnel. We cannot assure that we will be able to hire or retain such employees.

Xi’an Pharmaceuticals faces intense competition in the pharmaceutical industry and such competition could cause our sales revenue and profits to decline.

The pharmaceutical industry within China is intensely competitive and is characterized by rapid and significant technological progress, and the operating environment of Xi’an Pharmaceuticals is increasingly competitive. Xi’an Pharmaceuticals faces intense competitors that will attempt to create or are marketing products in the People’s Republic of China that are similar to its products. Xi’an Pharmaceuticals’ competitors, both domestic and international, include large pharmaceutical companies, universities, and public and private research institutions that currently engage in or may engage in efforts related to the discovery and development of new pharmaceuticals. Many of these entities have substantially greater research and development capabilities and financial, scientific, manufacturing, marketing and sales resources than Xi’an Pharmaceuticals or we do, as well as more experience in research and development, clinical trials, regulatory matters, manufacturing, marketing and sales. These competitors may be able to respond more quickly to new or changing opportunities and may undertake more extensive promotional products. There can be no assurance that Xi’an Pharmaceuticals’ products will be either more effective in their therapeutic abilities and/or be able to compete in price with that of their competitors. Failure to do either of these may result in decreased profits.

If Xi’an Pharmaceuticals’ pharmaceutical products fail to receive regulatory approval or if due to regulations their scope of use is severely limited, Xi’an Pharmaceuticals may be unable to recoup considerable research and development expenditures.

The production of Xi’an Pharmaceuticals’ pharmaceutical products is subject to the regulatory approval of the State Food and Drug Administration (SFDA) in China. The regulatory approval procedure for pharmaceuticals can be quite lengthy, costly, and uncertain. Depending upon the discretion of the SFDA, the approval process may be significantly delayed by additional clinical testing and require the expenditure of resources not currently available; in such an event, it may be necessary for Xi’an Pharmaceuticals to abandon its application. Even where approval of the product is granted, it may contain significant limitations in the form of narrow indications, warnings, precautions, or contra-indications with respect to conditions of use. If approval of Xi’an Pharmaceuticals’ product is denied, abandoned, or severely limited in terms of the scope of products use, it may result in the inability to recoup considerable research and development expenditures.

If all or a significant portion of Xi’an Pharmaceuticals’ customers with accounts receivables fail to pay all or part of the trade receivables or delay the repayment, Xi’an Pharmaceuticals net income will decrease and its profitability will be adversely affected.

Xi’an Pharmaceuticals had accounts receivables, net of allowance for doubtful accounts, of approximately $5,376,919 (unaudited) at March 31, 2009. The standard credit period for most of its clients is three months. For certain clients, such as long-standing clients or large clients, it will extend the credit period. Within the medical industry in China, the collection period is generally longer than for other industries. Xi’an Pharmaceuticals estimated average collection period for the year ended December 31, 2008 was 90 days. There is no assurance that its accounts receivables will be fully repaid on a timely basis. If all or a significant portion of its customers with accounts receivables fail to pay all or part of the accounts receivables or delay the payment due to it for whatever reason, its net profit will decrease and its and our profitability will be adversely affected.

The commercial success of Xi’an Pharmaceuticals’ products depends upon the degree of market acceptance among the medical community and a failure to attain market acceptance among the medical community may have an adverse impact on its operations and profitability.

The commercial success of Xi’an Pharmaceuticals’ products depends upon the degree of market acceptance among the medical community, such as hospitals and physicians. Even if its products are approved by the SFDA, there is no assurance that physicians will prescribe or recommend its products to patients. Furthermore, a product’s prevalence and use at hospitals may be contingent upon Xi’an Pharmaceuticals’ relationship with the medical community. The acceptance of its products among the medical community may depend upon several factors, including but not limited to, the product’s acceptance by physicians and patients as a safe and effective treatment, cost effectiveness, potential advantages over alternative treatments, and the prevalence and severity of side effects. Xi’an Pharmaceuticals’ focus has been on selling and marketing its products to community hospitals and rural medical institutions. Therefore its success is dependent upon its products acceptance by those facilities and the doctors and patients in those facilities. In addition recent medical reform policies and new types of rural cooperative medical and health services have enhanced Xi’an Pharmaceuticals’ sales to these facilities and the rural communities. Any changes in these policies or services could result in Xi’an Pharmaceuticals’ failure to attain market acceptance of its products in its target markets. Failure to attain market acceptance among the medical community may have an adverse impact on its and our operations and profitability.

Xi’an Pharmaceuticals’ operating results may fluctuate as a result of factors beyond its control.

Xi’an Pharmaceuticals’ operating results may fluctuate significantly in the future as a result of a variety of factors, many of which are beyond its control. These factors include:

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the costs of pharmaceutical products and development;

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the relative speed and success with which Xi’an Pharmaceutical can obtain and maintain customers, merchants and vendors for its products;

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capital expenditures for equipment;

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marketing and promotional activities and other costs;

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changes in Xi’an Pharmaceuticals’ pricing policies, suppliers and competitors;

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the ability of Xi’an Pharmaceuticals’ suppliers to provide products in a timely manner to its customers;

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changes in operating expenses;

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increased competition in Xi’an Pharmaceuticals’ markets; and

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other general economic and seasonal factors.

Xi’an Pharmaceuticals’ certificates, permits, and licenses related to our pharmaceutical operations are subject to governmental control and renewal and failure to obtain renewal will cause all or part of its operations to be terminated.

Xi’an Pharmaceuticals is subject to various People’s Republic of China laws and regulations pertaining to the pharmaceutical industry. Xi’an Pharmaceuticals has attained certificates, permits, and licenses required for the operation of a pharmaceutical enterprise and the manufacturing of pharmaceutical products in the People’s Republic of China. It also obtained pharmaceutical products and health food GMP certificates. The pharmaceutical production permit and GMP certificates are valid for a term of five years and the health food certifications are valid for three year terms, and each must be renewed before their expiration. Xi’an Pharmaceuticals originally obtained its Medicine Production Permit on January 1, 2006, which is valid until December 31, 2010. The Medicine Production Permit applies to products described as High-Volume Injections, Troches, Capsules, Granules, Species, Syrups, Oral Solutions, Tincture, Mixture, Low-Volume Injections and Iyophilized Powder Injections. If the permit expires without renewal, Xi’an Pharmaceuticals will not be able to operate medicine production which will cause its operations to be terminated. Xi’an Pharmaceuticals intends to apply for a renewed Medicine Production Permit before its current production permit expires on December 31, 2010.

Xi’an Pharmaceuticals holds three GMP certificates that expire, as follows:

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a GMP certificate for capsules, oral solutions, tablets, granules, syrup, tincture, medicinal teas and mixture products that expires on March 8, 2011;

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a GMP certificate for small volume parental solutions and lyophilized powder for injection products that expires on January 7, 2012; and

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a GMP certificate for large volume parental solutions that expire on January 7, 2012

Xi’an Pharmaceuticals intends to apply for renewal of these GMP certificates prior to expiration. During the renewal process, Xi’an Pharmaceuticals will be re-evaluated by the appropriate governmental authorities and must comply with the then prevailing standards and regulations which may change from time to time. On October 24, 2007, the SFDA issued the new guideline for authentication standards of GMP, effective as of January 1, 2008. The new guideline may result in a rise of cost for Xi’an Pharmaceuticals to meet the new standards so as to maintain the GMP qualification. In the event that Xi’an Pharmaceuticals is not able to meet the new requirements or renew the certificates, permits and licenses, all or part of its operations may be terminated. Furthermore, if escalating compliance costs associated with governmental standards and regulations restrict or prohibit any part of its operations, it may adversely affect its operation and profitability.

Xi’an Pharmaceuticals faces marketing risks.

Xi’an Pharmaceuticals drugs and technologies may not be compatible with market needs. Because markets for drugs differentiate geographically inside China, Xi’an Pharmaceuticals must develop and manufacture its products to accurately target specific markets to ensure product sales. If Xi’an Pharmaceuticals fails to invest in extensive market research to understand the health needs of consumers in different geographic areas, it may face limited market acceptance of its products, which could have material adverse effect on its sales and earning.

Xi’an Pharmaceuticals face risks relating to difficulty in defending intellectual property rights from infringement.

Xi’an Pharmaceuticals’ success depends on protection of the current and future technologies and products of Xi’an Pharmaceuticals and its ability to defend its intellectual property rights. Xi’an Pharmaceuticals does not have patent protection for any of its products, however it does have numerous trademarks that distinguish its products from those of its competitors. If Xi’an Pharmaceuticals fails to protect its intellectual property adequately, competitors may manufacture and market products similar to Xi’an Pharmaceutical. Even if Xi’an Pharmaceuticals were to file for patent protection, it may not receiver protection because the publication of discoveries tends to follow their actual discovery by many months and Xi’an Pharmaceuticals may not be the first to invent, or file patent applications on any of its discoveries. Patents may not be issued with respect to any of Xi’an Pharmaceuticals’ patent applications and existing or future patents issued to or licensed by it may not provide competitive advantages for its products. Even if patents are issued in the future they may be challenged, invalidated or circumvented by its competitors. Furthermore, Xi’an Pharmaceuticals’ patent rights may not prevent its competitors from developing, using or commercializing products that are similar or functionally equivalent to its products.

Xi’an Pharmaceuticals also relies on trade secrets, non-patented proprietary expertise and continuing technological innovation that it shall seek to protect, in part, by entering into confidentiality agreements with licensees, suppliers, employees and consultants. These agreements may be breached and there may not be adequate remedies in the event of a breach. Disputes may arise concerning the ownership of intellectual property or the applicability of confidentiality agreements. Moreover, its trade secrets and proprietary technology may otherwise become known or be independently developed by its competitors.

We face risks relating to third parties that may claim that Xi’an Pharmaceuticals infringes on their proprietary rights and may prevent Xi’an Pharmaceuticals from manufacturing and selling certain of its products.

There has been substantial litigation in the pharmaceutical industry with respect to the manufacturing, use and sale of new products. These lawsuits relate to the validity and infringement of patents or proprietary rights of third parties. We and/or Xi’an Pharmaceuticals may be required to commence or defend against charges relating to the infringement of patent or proprietary rights. Any such litigation could:

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require us or Xi’an Pharmaceuticals or us to incur substantial expense, even if covered by insurance or are successful in the litigation;

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require Xi’an Pharmaceuticals to divert significant time and effort of its technical and management personnel;

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result in the loss of Xi’an Pharmaceuticals’ rights to develop or make certain products; and

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require Xi’an Pharmaceuticals or us to pay substantial monetary damages or royalties in order to license proprietary rights from third parties if such license is available for which their can be no guarantee.

Although patent and intellectual property disputes within the pharmaceutical industry have often been settled through licensing or similar arrangements, costs associated with these arrangements may be substantial and could include the long-term payment of royalties. These arrangements may be investigated by regulatory agencies and, if improper, may be invalidated. Furthermore, the required licenses may not be made available to Xi’an Pharmaceuticals on acceptable terms. Accordingly, an adverse determination in a judicial or administrative proceeding or a failure to obtain necessary licenses could prevent Xi’an Pharmaceuticals from manufacturing and selling some of its products or increase its costs to market these products.

In addition, when seeking regulatory approval for some of its products, Xi’an Pharmaceuticals is required to certify to regulatory authorities, including the SFDA that such products do not infringe upon third party patent rights. Filing a certification against a patent gives the patent holder the right to bring a patent infringement lawsuit against Xi’an Pharmaceuticals. Any lawsuit would delay the receipt of regulatory approvals. A claim of infringement and the resulting delay could result in substantial expenses and even prevent Xi’an Pharmaceuticals from manufacturing and selling certain of its products.

Xi’an Pharmaceuticals’ launch of a product prior to a final court decision or the expiration of a patent held by a third party may result in substantial damages to Xi’an Pharmaceuticals or us. If Xi’an Pharmaceuticals is found to infringe a patent held by a third party and become subject to such damages, these damages could have a material adverse effect on the results of its operations and financial condition.

Price control regulations may decrease Xi’an Pharmaceuticals’ profitability.

The laws of the PRC provide for the government to fix and adjust prices. The prices of certain medicines Xi’an Pharmaceuticals distributes, including those listed in the Chinese government’s catalogue of medications that are reimbursable under China’s social insurance program, or the Insurance Catalogue, are subject to control by the relevant state or provincial price administration authorities. The PRC establishes price levels for products based on market conditions, average industry cost, supply and demand and social responsibility. In practice, price control with respect to these medicines sets a ceiling on their retail price. The actual price of such medicines set by manufacturers, wholesalers and retailers cannot historically exceed the price ceiling imposed by applicable government price control regulations. Although, as a general matter, government price control regulations have resulted in drug prices tending to decline over time, there has been no predictable pattern for such decreases.

Although none of Xi’an Pharmaceuticals’ products are currently subject to price controls, it is possible that products not currently subject to such controls may in the future be subject to price control, or that price controls may be increased in the future. To the extent that Xi’an Pharmaceuticals’ products in the future are subject to price control, its revenue, gross profit, gross margin and net income will be affected since the revenue we derive from Xi’an Pharmaceuticals’ sales will be limited and it may face no limitation on its costs. Further, if price controls affect both Xi’an Pharmaceuticals’ revenue and costs, its ability to be profitable and the extent of our profitability will be effectively subject to determination by the applicable regulatory authorities in the PRC.

If the medicines Xi’an Pharmaceuticals produces are replaced by other medicines or are removed from China’s insurance catalogue in the future, its revenue may suffer.

Under Chinese regulations, patients purchasing medicines listed by China’s state and/or provincial governments in the Insurance Catalogue may be reimbursed, in part or in whole, by a social medicine fund. Accordingly, pharmaceutical distributors prefer to engage in the distribution of medicines listed in the Insurance Catalogue. Currently, approximately 40% of Xi’an Pharmaceuticals’ sales are derived from products that are listed in the Insurance Catalogue. The content of the Insurance Catalogue is subject to change by the Ministry of Labor and Social Security of China, and new medicines may be added to the Insurance Catalogue by provincial level authorities as part of their limited ability to change certain medicines listed in the Insurance Catalogue. If the medicines Xi’an Pharmaceuticals produce are replaced by other medicines or removed from the Insurance Catalogue in the future, it may be difficult to find distributors and customers for our products and our revenue may suffer.

Adverse publicity associated with Xi’an Pharmaceuticals’ products, ingredients or network marketing program, or those of similar companies, could harm its financial condition and operating results.

The results of Xi’an Pharmaceutical’s operations may be significantly affected by the public’s perception of Xi’an Pharmaceuticals’ product and similar companies. This perception is dependent upon opinions concerning:

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the safety and quality of its products and ingredients;

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the safety and quality of similar products and ingredients distributed by other companies; and

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its sales force.

Adverse publicity concerning any actual or purported failure of Xi’an Pharmaceuticals to comply with applicable laws and regulations regarding product claims and advertising, good manufacturing practices, or other aspects of Xi’an Pharmaceuticals’ business, whether or not resulting in enforcement actions or the imposition of penalties, could have an adverse affect on the goodwill of Xi’an Pharmaceuticals and could negatively affect its sales and ability generate revenue.

In addition, Xi’an Pharmaceuticals’ consumers’ perception of the safety and quality of its products and ingredients as well as similar products and ingredients distributed by other companies can be significantly influenced by media attention, publicized scientific research or findings, widespread product liability claims and other publicity concerning Xi’an Pharmaceuticals’ products or ingredients or similar products and ingredients distributed by other companies. Adverse publicity, whether or not accurate or resulting from consumers’ use or misuse of Xi’an Pharmaceuticals’ products, that associates consumption of its products or ingredients or any similar products or ingredients with illness or other adverse effects, questions the benefits of Xi’an Pharmaceuticals’ or similar products or claims that any such products are ineffective, inappropriately labeled or have inaccurate instructions as to their use, could negatively impact its reputation or the market demand for Xi’an Pharmaceuticals’ products.

If Xi’an Pharmaceuticals fails to develop new products with high profit margins, and its high profit margin products are substituted by competitor’s products, our gross and net profit margins will be adversely affected.

There is no assurance that Xi’an Pharmaceuticals will be able to sustain its profit margins in the future. The pharmaceutical industry is very competitive, and there may be pressure to reduce sale prices of products without a corresponding decrease in the price of raw materials. In addition, the medical industry in China is highly competitive and new products are constantly being introduced to the market. In order to increase the sales of Xi’an Pharmaceuticals’ products and expand its market, it may be forced to reduce prices in the future, leading to a decrease in gross profit margin. The research and development of new products and technologies is costly and time consuming, and there are no assurances that Xi’an Pharmaceuticals’ research and development of new products will either be successful or completed within the anticipate timeframe, if ever at all. There is no assurance that Xi’an Pharmaceuticals’ competitors’ new products, technologies, and processes will not render its existing products obsolete or non-competitive. To the extent that Xi’an Pharmaceuticals fails to develop new products with high profit margins and its high profit margin products are substituted by competitors’ products, our gross profit margins will be adversely affected.

RISKS RELATED TO OUR BUSINESS

The loss of Xi’an Pharmaceuticals as our operating business would have a material adverse effect on our business and the price of our common stock.

In the event that the management of Xi’an Pharmaceuticals were to decide to terminate the Management Entrustment Agreement or such an arrangement were to be deemed to be invalid we would not be able to consolidate the revenues of Xi’an Pharmaceuticals as our VIE. Inasmuch as all of our revenue is attributable to the operations of Xi’an Pharmaceuticals and we do not have an equity interest in Xi’an Pharmaceuticals, such a termination would have a material adverse affect on our financial results. Our ability to control Xi’an Pharmaceuticals and consolidate its financial results is through a series of contractual agreements between it and our wholly owned subsidiary Xi’an Development. The Management Entrustment Agreement may be terminated upon the termination of the business of Xi’an Pharmaceuticals or upon the date upon which Xi’an Development completes the acquisition of Xi’an Pharmaceuticals. Any other termination would be a breach of the agreement.

We will be subject to potential conflicts of interest due to the fact that members of management of Xi’an Pharmaceuticals are affiliates of ours and of Xi’an Development and the stockholders of Xi’an Pharmaceuticals are also our stockholders.

In the event that management of Xi’an Pharmaceuticals decides to terminate the Management Entrustment Agreement, the risk of loss of the affiliated shareholders of Xi’an Pharmaceuticals could be lower than unaffiliated investors and the interests of the management and shareholders of Xi’an Pharmaceuticals would be in conflict with the interest of our other shareholders. While the Company has been advised by its PRC counsel that the Management Entrustment Agreement is legal and enforceable under PRC law, the members of the management of Xi’an Pharmaceuticals control the parties to the Management Entrustment Agreement and it could be possible for them to cause Xi’an Pharmaceuticals to breach the Management Entrustment Agreement if it were in their best interest which may not be in the best interest of our other shareholders. Members of Management of Xi’an Pharmaceuticals are affiliates of ours and of Xi’an Development and the shareholders of Xi’an Pharmaceuticals are also our shareholders. Our principal shareholders, Mr. Wang Guozhu and Mr. Zhang Guiping currently control more than 44% of our outstanding stock and serve as our directors. They also currently own a controlling interest in Xi’an Pharmaceuticals. As a result, it is possible that the business interests of Mr. Wang Guozhu and Mr. Zhang Guiping with Xi’an Pharmaceuticals and us may differ and be in conflict. These conflicts could result in a loss of revenues to our company and adversely affect our potential profitability.

In the event of a breach of law by Xi’an Pharmaceuticals or its stockholders or a breach of a contractual obligation our stockholders will have little or no recourse because all of our assets are located in the Peoples Republic of China as are all of our officers.

In the event that management of Xi’an Pharmaceuticals decides to terminate the Management Entrustment Agreement, or if they were to engage in any other breach of law of contractual obligation that has an adverse effect upon our operations, our unaffiliated investors would have little or no recourse because of the inherent difficulties in enforcing their rights since all our assets are located in the PRC. Inasmuch as all of our officers reside outside of the United States, investors located in the United States may have difficulty enforcing their rights against such officers if the officers were to breach their fiduciary duties. In addition, it may not be possible to effect service of process in the Peoples Republic of China or elsewhere and uncertainty exists as to whether the courts of China would recognize or enforce judgments of U.S. courts obtained against us or such officers and/or directors predicated upon the civil liability provisions of the securities law of the United States or any state thereof, or be competent to hear original actions brought in China against us or such persons predicated upon the securities laws of the United States or any state thereof.

The terms of any future financing may adversely affect your interest as stockholders.

If we require additional financing in the future, we may be required to incur indebtedness or issue equity securities, the terms of which may adversely affect your interests in us. For example, the issuance of additional indebtedness may be senior in right of payment to your shares upon our liquidation. In addition, indebtedness may be under terms that make the operation of Xi’an Pharmaceuticals’ business more difficult because the lender’s consent could be required before we take certain actions. Similarly the terms of any equity securities we issue may be senior in right of payment of dividends to your common stock and may contain superior rights and other rights as compared to your common stock. Further, any such issuance of equity securities may dilute your interest in us.

We are responsible for the indemnification of our officers and directors

Our certificate of incorporation provides for the indemnification and/or exculpation of our directors, officers, employees, agents to the maximum extent provided, and under the terms provided, by the laws and decisions of the courts of the state of Delaware. Since we do not hold any indemnification insurance, these indemnification provisions could result in substantial expenditures, which we may be unable to recoup, which could adversely affect our business and financial conditions. Wang Guozhu, our Chairman, Zhang Guiping, our Director and General Manager, Stacy Wong, our Director, Zhang Lin, Administrative Vice General Manager of Xi’an Pharmaceuticals, Zhang Genglun, Chief Engineer of Xi’an Pharmaceuticals, Qiao Yufei, a member of the Board of Directors of Xi’an Pharmaceuticals, and Liu Chuanfeng, our Chief Financial Officer are key personnel with rights to indemnification under our certificate of incorporation.

We have no independent audit committee. Our full board of directors functions as our audit committee and is comprised of two directors who are not considered independent. This may hinder our board of directors’ effectiveness in fulfilling the functions of the audit committee.

Currently, we have no independent audit committee. Our full Board of Directors functions as our audit committee and is comprised of directors who are not considered to be “independent” in accordance with the requirements of Rule 10A-3 under the Securities Exchange Act. An independent audit committee plays a crucial role in the corporate governance process, assessing the Company’s processes relating to its risks and control environment, overseeing financial reporting, and evaluating internal and independent audit processes. The lack of an independent audit committee may prevent the board of directors from being independent from management in its judgments and decisions and its ability to pursue the committee’s responsibilities without undue influence. We may have difficulty attracting and retaining directors with the requisite qualifications. If we are unable to attract and retain qualified, independent directors, the management of our business could be compromised.

Our full board of directors acts as our compensation committee, which presents the risk that compensation and benefits paid to these executive officers who are board members and other officers may not be commensurate with our financial performance.

A compensation committee consisting of independent directors is a safeguard against self-dealing by company executives. Our board of directors acts as the compensation committee and determines the compensation and benefits of our executive officers, administers our employee stock and benefit plans, and reviews policies relating to the compensation and benefits of our employees. Although all board members have fiduciary obligations in connection with compensation matters, our lack of an independent compensation committee presents the risk that our executive officers on the board may set their personal compensation and benefits at levels that are not commensurate with our financial performance.

RISKS RELATED TO CONDUCTING BUSINESS IN CHINA

All of our assets are located in China and all of our revenues are derived from our operations in China, and changes in the political and economic policies of the People’s Republic of China government could have a significant impact upon the business we may be able to conduct in the People’s Republic of China and our results of operations and financial condition.

Our business operations may be adversely affected by the current and future political environment in the People’s Republic of China. The People’s Republic of China has operated as a socialist state since the mid-1900s and is controlled by the Communist Party of China. The Chinese government exerts substantial influence and control over the manner in which we must conduct our business activities. The People’s Republic of China has only permitted provincial and local economic autonomy and private economic activities since 1988. The government of the People’s Republic of China has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy, particularly the pharmaceutical industry, through regulation and state ownership. Our ability to operate in China may be adversely affected by changes in Chinese laws and regulations, including those relating to taxation, import and export tariffs, raw materials, environmental regulations, land use rights, property and other matters. Under our current leadership, the government of the People’s Republic of China has been pursuing economic reform policies that encourage private economic activity and greater economic decentralization. In fact recent medical reform policies have enhanced our sales ability. There is no assurance, however, that the government of the People’s Republic of China will continue to pursue these policies, or that it will not significantly alter these policies from time to time without notice.

The People’s Republic of China laws and regulations governing our current business operations are sometimes vague and uncertain. Any changes in such People’s Republic of China laws and regulations may have a material and adverse effect on our business.

The People’s Republic of China’s legal system is a civil law system based on written statutes, in which system decided legal cases have little value as precedents unlike the common law system prevalent in the United States. There are substantial uncertainties regarding the interpretation and application of People’s Republic of China laws and regulations, including but not limited to the laws and regulations governing our business, or the enforcement and performance of our arrangements with customers in the event of the imposition of statutory liens, death, bankruptcy and criminal proceedings. The Chinese government has been developing a comprehensive system of commercial laws, and considerable progress has been made in introducing laws and regulations dealing with economic matters such as foreign investment, corporate organization and governance, commerce, taxation and trade. However, because these laws and regulations are relatively new, and because of the limited volume of published cases and judicial interpretation and their lack of force as precedents, interpretation and enforcement of these laws and regulations involve significant uncertainties. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. We are considered a foreign person or foreign funded enterprise under People’s Republic of China laws, and as a result, we are required to comply with People’s Republic of China laws and regulations. We cannot predict what effect the interpretation of existing or new People’s Republic of China laws or regulations may have on our businesses. If the relevant authorities find that we are in violation of People’s Republic of China laws or regulations, they would have broad discretion in dealing with such a violation, including, without limitation: (i) levying fines; (ii) revoking our business and other licenses; (iii) requiring that we restructure our ownership or operations; and (iv) requiring that we discontinue any portion or all of our business.

The promulgation of new laws, changes to existing laws and the pre-emption of local regulations by national laws may adversely affect foreign investors. However, the trend of legislation over the last 20 years has significantly enhanced the protection of foreign investment and allowed for more control by foreign parties of their investments in Chinese enterprises. There can be no assurance that a change in leadership, social or political disruption, or unforeseen circumstances affecting the PRC’s political, economic or social life, will not affect the PRC government’s ability to continue to support and pursue these reforms. Such a shift could have a material adverse effect on Xi’an Pharmaceutical’s business and prospects.

The Foreign Currency Exchange Rate between U.S. Dollars and the Renminbi could adversely affect our financial condition.

To the extent that we need to convert dollars into Renminbi for our operational needs, our financial position and the price of our common stock may be adversely affected should the Renminbi appreciate against the U.S. dollar at that time. Conversely, if we decide to convert our Renminbi into dollars for the operational needs or paying dividends on our common stock, the dollar equivalent of our earnings from our subsidiary in China would be reduced should the dollar appreciate against the Renminbi. As of June 5, 2009 the exchange rate was 6.83390.

Until 1994, the Renminbi experienced a gradual but significant devaluation against most major currencies, including dollars, and there was a significant devaluation of the Renminbi on January 1, 1994 in connection with the replacement of the dual exchange rate system with a unified managed floating rate foreign exchange system. Since 1994, the value of the Renminbi relative to the U.S. Dollar has remained stable and has appreciated slightly against the U.S. dollar. Countries, including the United States, have argued that the Renminbi is artificially undervalued due to China’s current monetary policies and have pressured China to allow the Renminbi to float freely in world markets. In July 2005, the People’s Republic of China government changed its policy of pegging the value of the Renminbi to the dollar. Under the new policy the Renminbi is permitted to fluctuate within a narrow and managed band against a basket of designated foreign currencies. While the international reaction to the Renminbi revaluation has generally been positive, there remains significant international pressure on the People’s Republic of China government to adopt an even more flexible currency policy, which could result in further and more significant appreciation of the Renminbi against the dollar.

Inflation in the People’s Republic of China could negatively affect our profitability and growth.

While the People’s Republic of China economy has experienced rapid growth, such growth has been uneven among various sectors of the economy and in different geographical areas of the country. Rapid economic growth can lead to growth in the money supply and rising inflation. During the past decade, the rate of inflation in China has been as high as approximately 20% and China has experienced deflation as low as approximately minus 2%. If prices for our products rise at a rate that is insufficient to compensate for the rise in the costs of supplies such as raw materials, it may have an adverse effect on our profitability. In order to control inflation in the past, the People’s Republic of China government has imposed controls on bank credits, limits on loans for fixed assets and restrictions on state bank lending. The implementation of such policies may impede economic growth. Recently, the People’s Bank of China, the People’s Republic of China’s central bank, raised interest rates on two separate occasions and indicated in a statement that the measure was prompted by inflationary concerns in the Chinese economy. We are dependent upon short term bank loans to finance our operations. Repeated rises in interest rates by the central bank would likely increase our expenses, slow economic activity in China which could, in turn, materially increase our costs and also reduce demand for our products.

Any recurrence of severe acute respiratory syndrome, avian flu, or another widespread public health problem, in the People’s Republic of China could adversely affect our operations.

A renewed outbreak of Severe Acute Respiratory Syndrome, Avian Flu or another widespread public health problem in China, where all of our manufacturing facilities are located and where all of our sales occur, could have a negative effect on our operations. Such an outbreak could have an impact on our operations as a result of: (i) quarantines or closures of some of our manufacturing facilities, which would severely disrupt our operations; (ii) the sickness or death of our key officers and employees, and (iii) a general slowdown in the Chinese economy.

Any of the foregoing events or other unforeseen consequences of public health problems could adversely affect our operations.

A downturn in the economy of the People’s Republic of China may slow our growth and profitability.

The growth of the Chinese economy has been uneven across geographic regions and economic sectors. There can be no assurance that growth of the Chinese economy will be steady or that any downturn will not have a negative effect on our business, especially if it results in either a decreased use of our products or in pressure on us to lower our prices.

We may have difficulty establishing adequate management, legal and financial controls in the People’s Republic of China.

People Republic of China companies have historically not adopted a Western style of management and financial reporting concepts and practices, which includes strong corporate governance, internal controls and, computer, financial and other control systems. In addition, we may have difficulty in hiring and retaining a sufficient number of qualified employees to work in the People’s Republic of China. As a result of these factors, we may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet Western standards. Therefore, we may, in turn, experience difficulties in implementing and maintaining adequate internal controls as required under Section 404 of the Sarbanes-Oxley Act of 2002. This may result in significant deficiencies or material weaknesses in our internal controls which could impact the reliability of our financial statements and prevent it from complying with SEC rules and regulations and the requirements of the Sarbanes-Oxley Act of 2002. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our business.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing original actions in China based upon U.S. laws, including the federal securities laws or other foreign laws against us or our management.

All of our current operations are conducted in China. Moreover, all but one of our directors and officers are nationals and residents of China. All or substantially all of the assets of these persons are located outside the United States and in the People’s Republic of China. As a result, it may not be possible to effect service of process within the United States or elsewhere outside China upon these persons. In addition, uncertainty exists as to whether the courts of China would recognize or enforce judgments of U.S. courts obtained against us or such officers and/or directors predicated upon the civil liability provisions of the securities law of the United States or any state thereof, or be competent to hear original actions brought in China against us or such persons predicated upon the securities laws of the United States or any state thereof.

RISKS RELATED TO OUR COMMON STOCK

Our officers and directors control us through their positions and stock ownership and their interests may differ from other stockholders.

As of May 31, 2009, there were 31,700,000 shares of our common stock issued and outstanding. Messrs. Guozhu and Guiping collectively own approximately 44% of our common stock. As a result, they are able to influence the outcome of stockholder votes on various matters, including the election of directors and extraordinary corporate transactions including business combinations. Yet, their interests may differ from those of other stockholders. Furthermore, ownership of approximately 44% of our common stock by our officers and directors reduces the public float and liquidity, and may affect the market price, of our common stock when and if our common stock becomes eligible to trade on the OTC-BB.

There is currently no trading market for our common stock.

Our common stock is not quoted on any exchange or inter-dealer quotation system. There is no trading market for our common stock and our common stock may never be included for trading on any stock exchange or through any quotation system (including, without limitation, the NASDAQ Stock Market and the FINRA over-the-counter Bulletin Board). You may not be able to sell your shares due to the absence of a trading market.

Our common stock is illiquid and subject to price volatility unrelated to Xi’an Pharmaceuticals’ operations.

If a market for our common stock develops, its market price could fluctuate substantially due to a variety of factors, including market perception of our ability to achieve Xi’an Pharmaceuticals’ planned growth, quarterly operating results of other companies in the same industry, trading volume in our common stock, changes in general conditions in the economy and the financial markets or other developments affecting Xi’an Pharmaceuticals or its competitors. In addition, the stock market itself is subject to extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our common stock.

A large number of shares will be eligible for future sale and may depress our stock price.

We may be required, under terms of future financing arrangements, to offer a large number of common shares to the public, or to register for sale by future private investors a large number of shares sold in private sales to them. Sales of substantial amounts of common stock, or a perception that such sales could occur, and the existence of options or warrants to purchase shares of common stock at prices that may be below the then-current market price of our common stock, could adversely affect the market price of our common stock and could impair our ability to raise capital through the sale of our equity securities, either of which would decrease the value of any earlier investment in our common stock.

We are authorized to issue “blank check” preferred stock, which, if issued without stockholders approval, may adversely affect the rights of holders of our common stock.

We are authorized to issue 20,000,000 shares of preferred stock. As of May 31, 2009, no shares of preferred stock were issued or outstanding. The Board of Directors is authorized under our Certificate of Incorporation to provide for the issuance of shares of preferred stock by resolution, and to file the designations, powers, preferences and rights of the shares of each such series and the qualification, limitations or restrictions thereof without any further vote or action by the stockholders. Any shares of preferred stock so issued are likely to have priority over the common stock with respect to dividend or liquidation rights. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change on control, which could have the effect of discouraging bids for our Company and thereby prevent stockholders from receiving the maximum value for their shares. We have no present intention to issue any shares of preferred stock in order to discourage or delay a change in control. However, there can be no assurance that preferred stock will not be issued at some time in the future.

If we fail to maintain effective internal controls over financial reporting or effective disclosure controls and procedures, the price of our common stock may be adversely affected.

Our internal control over financial reporting or disclosure controls and procedures may have weaknesses and conditions that need to be addressed, the disclosure of which may have an adverse impact on the price of our common stock. We are required to establish and maintain appropriate internal controls over financial reporting and disclosure controls and procedures. Failure to establish those controls, or any failure of those controls once established, could adversely impact our public disclosures regarding our business, financial condition or results of operations. If we do not have adequate internal accounting controls, we may not be able to appropriately budget, forecast and manage our funds, we may also be unable to prepare accurate accounts on a timely basis to meet our continuing financial reporting obligations and we may not be able to satisfy our obligations under US securities laws. In addition, management’s assessment of internal controls over financial reporting or disclosure controls and procedures may identify weaknesses and conditions that need to be addressed in our internal controls over financial reporting, disclosure controls and procedures or other matters that may raise concerns for investors. Any actual or perceived weaknesses and conditions that need to be addressed in our internal control over financial reporting or disclosure controls and procedures may result in a loss of investor confidence in our financial reports, and may have an adverse impact on the price of our common stock.

Compliance with changing regulation of corporate governance and public disclosure will result in additional expenses.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002 and related SEC regulations, have created uncertainty for public companies and significantly increased the costs and risks associated with accessing the public markets and public reporting. Our management team will need to invest significant management time and financial resources to comply with both existing and evolving standards for public companies, which will lead to increased general and administrative expenses and a diversion of management time and attention from revenue generating activities to compliance activities.

Standards for compliance with Section 404 of The Sarbanes-Oxley Act Of 2002 are uncertain, and if we fail to comply in a timely manner, our business could be harmed and our stock price could decline.

Rules adopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 require annual assessment of our internal control over financial reporting, and attestation of this assessment by our independent registered public accountants. The SEC extended the compliance dates for non-accelerated filers, as defined by the SEC. Accordingly, we believe that we will be subject to the annual assessment of our internal controls requirement upon becoming a reporting company and the attestation requirement of management’s assessment by our independent registered public accountants will first apply to our annual report for the 2009 fiscal year. The standards that must be met for management to assess the internal control over financial reporting as effective are new and complex, and require significant documentation, testing and possible remediation to meet the detailed standards. We may encounter problems or delays in completing activities necessary to make an assessment of our internal control over financial reporting. In addition, the attestation process by our independent registered public accountants is new and it may encounter problems or delays in completing the implementation of any requested improvements and receiving an attestation of our assessment by our independent registered public accountants. If we cannot assess our internal control over financial reporting as effective, or our independent registered public accountants are unable to provide an unqualified attestation report on such assessment, investor confidence and share value may be negatively impacted.

Our common stock will be considered a “Penny Stock,” and thereby be subject to additional sale and trading regulations that may make it more difficult to sell.

Our common stock will be considered to be a “penny stock” if it does not qualify for one of the exemptions from the definition of “penny stock” under Section 3a51-1 of the Securities Exchange Act for 1934, as amended (the “Exchange Act”). Our common stock will be a “penny stock” if it meets one or more of the following conditions (i) the stock trades at a price less than $5.00 per share; (ii) it is not traded on a “recognized” national exchange; (iii) it is not quoted on the Nasdaq Capital Market, or even if so, has a price less than $5.00 per share; or (iv) is issued by a company that has been in business less than three years with net tangible assets less than $5 million. Since we expect that our stock will trade at a price that is less than $5.00 per share and we expect it will be quoted on the OTCBB, we anticipate that our stock will be considered a “Penny Stock.”

The principal result or effect of being designated a “penny stock” is that securities broker-dealers participating in sales of our common stock will be subject to the “penny stock” regulations set forth in Rules 15-2 through 15g-9 promulgated under the Exchange Act. For example, Rule 15g-2 requires broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document at least two business days before effecting any transaction in a penny stock for the investor’s account. Moreover, Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor’s financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult and time consuming for holders of our common stock to resell their shares to third parties or to otherwise dispose of them in the market or otherwise.

We do not foresee paying cash dividends in the foreseeable future.

We currently intend to retain any future earnings for funding growth. We do not anticipate paying any dividends in the foreseeable future. As a result, you should not rely on an investment in our securities if you require dividend income. Capital appreciation, if any, of our shares may be your sole source of gain for the foreseeable future. Moreover, you may not be able to resell your shares in our Company at or above the price you paid for them.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of common stock covered by this prospectus by the selling stockholders.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is not traded or quoted on any exchange or inter-dealer quotation system. We will seek to have our common stock quoted on the OTC Bulletin Board as soon as practicable after the effective date of this registration statement. As of the date of this prospectus, there are no outstanding shares of preferred stock and 31,700,000 shares of our common stock outstanding

Holders

As of May 31, 2009, there were 31,700,000 shares of our common stock issued and outstanding, and there were approximately 56 holders of record of our common stock.

Dividends

To date, we have not declared or paid any cash dividends on our common stock. The payment of dividends, if any, is at the discretion of the Board of Directors and is contingent on the Company’s revenues and earnings, capital requirements, financial conditions. We currently intend to retain all earnings, if any, for use in business operations. Accordingly, we do not anticipate declaring any dividends in the near future.

The PRC’s national currency, the Yuan, is not a freely convertible currency. For an explanation of how this may restrict our ability to declare dividends on our common stock, please refer to the risk factors “The Foreign Currency Exchange Rate between U.S. Dollars and the Renminbi could adversely affect our financial condition.”

DETERMINATION OF MARKET PRICE

There is currently no established trading market for our common stock. The fixed offering price of $3.50 per share in this prospectus was arrived at after the Company entered into the Management Agreement and related agreements with Xi’an Pharmaceuticals, based upon advice of investment bankers after taking into account our prospects, revenue anticipated to be generated by Xi’an Pharmaceuticals and by using the overall valuation of our Company. No assurance, however, can be given that any shares will be sold at the $3.50 public offering price.  Prior to the Company’s entry into any agreements with Xi’an Pharmaceuticals, a price of $.04 per share was paid by investors in the Company’s private placement that commenced September 2008. The public offering price does not necessarily bear any relation to our asset value, earnings, net financial condition or other established criteria of value applicable to us and should not be regarded as the actual value or future market price of our common stock. Such prices are subject to change as a result of market conditions and other factors and no assurance can be given that the shares can be resold at the public offering price. The shares may be offered and sold at $3.50 until shares are quoted, if ever, on the OTC Bulletin Board or another exchange or electronic medium, and thereafter may be offered at prevailing market prices or privately negotiated prices.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

We do not have any equity compensation plans.

MANAGEMENT’S DISCUSSION AND ANALYSIS (MD&A) OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

The following Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) is intended to help the reader understand our results of operations and financial condition.

Our discussion and analysis of our financial condition and results of operations are based upon our audited consolidated financial statements for the years’ ended December 31, 2008 and 2007 and our reviewed consolidated financial statement as of March 31, 2009 and March 31, 2008 which have been prepared in accordance with accounting principles generally accepted in the United States. Through various contractual arrangements completed on October 28, 2008 Xi’an Development has a controlling interest in Xi’an Pharmaceuticals and therefore we are required to consolidate Xi’an Development’s and Xi’an Pharmaceutical’s financial statements and ultimately consolidate them with the financial statements of China Qinba. The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of any contingent liabilities at the financial statement date and reported amounts of revenue and expenses during the reporting period. On an on-going basis we review our estimates and assumptions. Our estimates are based on our historical experience and other assumptions that we believe to be reasonable under the circumstances. Actual results are likely to differ from those estimates under different assumptions or conditions. Our critical accounting policies, the policies we believe are most important to the presentation of our financial statements and require the most difficult, subjective and complex judgments are outlined below in “Critical Accounting Policies.”

FORWARD-LOOKING STATEMENTS

Certain statements made in this report may constitute “forward-looking statements on our current expectations and projections about future events.” These forward-looking statements involve known or unknown risks, uncertainties and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In some cases you can identify forward-looking statements by terminology such as “may,” “should,” “potential,” “continue,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions. These statements are based on our current beliefs, expectations, and assumptions and are subject to a number of risks and uncertainties. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. These forward-looking statements are made as of the date of this report, and we assume no obligation to update these forward-looking statements whether as a result of new information, future events, or otherwise, other than as required by law. In light of these assumptions, risks, and uncertainties, the forward-looking events discussed in this report might not occur and actual results and events may vary significantly from those discussed in the forward-looking statements.

Overview

We are a recently formed Delaware corporation that through our wholly owned subsidiary and our variable interest entity Xi’an Pharmaceuticals is primarily engaged in the research, development, manufacture, packaging, marketing and distribution of pharmaceutical and medical products in China for human use for a variety of diseases and conditions. All of our operations are conducted in the People’s Republic of China where our two manufacturing facilities are located. Through various contractual arrangements completed on October 28, 2008 Xi’an Development has a controlling interest in Xi’an Pharmaceuticals and therefore we are required to consolidate Xi’an Development’s and Xi’an Pharmaceutical’s financial statements and ultimately consolidate with the financial statements of China Qinba.

Our plan of operations

Our current operations involve the manufacture and sale of 130 pharmaceutical products in the form of, capsules, oral solutions, tablets, granules, syrups, medicinal teas, tincture and solutions of injection. We currently focus on varying diseases including body fluid loss, hypophosphataemia and viral pneumonia. Our products are sold to distributors who distribute our products to the public as well as through representatives that we employ. Our focus is on the development and sale of pharmaceutical products and over the counter products based on traditional Chinese medicines designed to address varying diseases and conditions. During the past few years our sales efforts have shifted to a focus on community hospitals and rural medical institutions.

Critical Accounting Policies

Management believes that the critical accounting policies and estimates discussed below involve the most complex management judgments due to the sensitivity of the methods and assumptions necessary in determining the related asset, liability, revenue and expense amounts. Specific risks associated with these critical accounting policies are discussed throughout this MD&A, where such policies have a material effect on reported and expected financial results. For a detailed discussion of the application of these and other accounting policies, refer to the individual Notes to the Financial Statements for the years ended December 31, 2007 and 2008 and the three months ended March 31, 2008 and March 31, 2009.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company, Xi’an Development and Xi’an Pharmaceuticals, its variable interest entity (“VIE”), for which the Company is the primary beneficiary. All inter-company accounts and transactions have been eliminated in consolidation. The Company has adopted FIN 46R which requires a VIE to be consolidated by a company if that company is subject to a majority of the risk of loss for the VIE or is entitled to receive a majority of the VIE’s residual returns.

In determining Xi’an Pharmaceuticals is the VIE of Xi’an Development, the Company considered the following indicators, among others:

•

Xi’an Development has the full right to control and administrate the financial affairs and daily operation of Xi’an Pharmaceuticals and has the right to manage and control all assets of Xi’an Pharmaceuticals. The equity holders of Xi’an Pharmaceuticals as a group have no right to make any decision about Xi’an Pharmaceuticals activities without the consent of Xi’an Development.

•

Xi’an Development was assigned all voting rights of Xi’an Pharmaceuticals and has the right to appoint all directors and senior management personnel of Xi’an Pharmaceuticals. The equity holders of Xi’an Pharmaceuticals possess no substantive voting rights.

•

Xi’an Development will provide financial support if Xi’an Pharmaceuticals requires additional funds to maintain its operations and to repay its debts.

•

Xi’an Development should be paid a management fee equal to 100% of earnings before tax of Xi’an Pharmaceuticals and should assume all operation risks of Xi’an Pharmaceuticals and bear all losses of Xi’an Pharmaceuticals. Therefore, Xi’an Development is the primary beneficiary of Xi’an Pharmaceuticals.

Xi’an Pharmaceuticals is wholly owned by the majority shareholders of the Company. The capital provided to Xi’an Pharmaceuticals by the Company was recorded as interest-free loan to Xi’an Pharmaceuticals. There was no written note to this loan and the loan is not interest bearing and was eliminated during consolidation. Under various contractual agreements, the shareholders of Xi’an Pharmaceuticals are required to transfer their ownership to the Company’s subsidiary in China when permitted by PRC laws and regulations or to designees of the Company at any time when the Company considers it is necessary to acquire Xi’an Pharmaceuticals. In addition, the shareholders of Xi’an Pharmaceuticals have pledged their shares in Xi’an Pharmaceuticals as collateral to secure these contractual arrangements.

Foreign Currency

The Company’s reporting currency is the U.S. dollar. The Company’s operation in China uses Chinese Yuan Renminbi (CNY) as its functional currency. The financial statements of the subsidiary are translated into U.S. Dollars (USD) in accordance with Statement of Financial Accounting Standards (SFAS) No. 52, “Foreign Currency Translation.” According to the Statement, all assets and liabilities were translated at the current exchange rate, stockholders’ equity are translated at the historical rates and income statement items are translated at the average exchange rate for the period. The resulting translation adjustments are reported under other comprehensive income in accordance with SFAS No. 130, “Reporting Comprehensive Income,” as a component of shareholders’ equity. Foreign exchange transaction gains and losses are reflected in the income statement. For the year ended December 31, 2008 and 2007, the foreign currency translation adjustments to the Company’s comprehensive income were $260,635 and ($139,765), respectively. For the three months ended March 31, 2009 and 2008, the foreign currency translation adjustments to the Company’s comprehensive income were $6,401 and ($19,845), respectively.

Allowance for Doubtful Accounts

We maintain allowances for doubtful accounts for estimated losses resulting from the inability of our customers to make required payments. The allowance for doubtful accounts is based on specific identification of customer accounts and management’s best estimate of the likelihood of potential loss, taking into account such factors as the financial condition and payment history of major customers. Management evaluates the collectability of the receivables at least quarterly. If the financial condition of the customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required. The differences could be material and could significantly impact cash flows from operating activities.

The following table sets out the aging of our accounts receivable for each balance sheet period presented.

Accounts Receivable Aging	Total	1-30 days	31-60 days	61-90 days	91-120 days	121-365 days	> 365 days
As of March 31, 2009	$5,376,919	$1,765,730	$1,902,770	$1,674,181	$10,719	$23,519	––
As of December 31, 2008	$5,204,418	$1,631,547	$1,693,242	$1,706,471	$173,158	––	––
As of December 31, 2007	$2,104,036	$982,404	$795,587	$326,045	$––	$––	$––

The following presents the days sales outstanding calculated based on sales and accounts receivables in RMB term for each income statement periods presented.

	Three Months Ended March 31,		Year Ended December 31,
	2009	2008	2008	2007
Days sales outstanding	103	42	101	71

The number of days that sales were outstanding increased to 103 days for the three months ended March 31, 2009 from 42 days for the same period last year. The number of days that sales were outstanding increased to 101 days for the year ended December 31, 2008 from 71 days for the same period last year.

The followings are the steps the Company takes in collecting accounts receivable.

Step 1: After the payment term has been exceeded, the Company stops taking orders from the delinquent customer and the sales department is responsible for collecting the accounts receivable. Most of the accounts receivable will be collected in this step because the sales department’s compensation is tied to sales receipts.

Step 2: If the sales department’s collection efforts are not successful, the Company place the accounts with a collection agency.

Step 3: If the collection agency’s efforts fail, then the Company will commence legal action to collect.

Our policies for writing off the accounts receivable are as follows.

1.

If after taking the legal action, it appears that the accounts receivable is not likely to become collectible, the accounts receivable will be written off.

2.

If during the collection process, the customer provides bankruptcy or other insolvency documentation, the accounts receivable will be written off.

3.

If we are no longer able to locate a particular customer in order for us to take any collection or legal actions, the accounts receivable will be written off.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Recently Issued Accounting Standards

For a discussion of the adoption and potential impact of recently issued accounting standards refer to the Recent Accounting Pronouncements section of Note 2 “Summary of Significant Accounting Policies,” in the Notes to Financial Statements.

Results of Operation for the three months ended March 31, 2009 as compared to the three months ended March 31, 2008

For the three months ended March 31, 2008 as compared to the three months ended March 31, 2009 net sales increased approximately 3% from $4,693,433 to $4,552,674. The increase was primarily the result of an increase in our new products, specifically the addition of thirteen new products to the products that we sell. During the period from June 2008 until August 2008, we acquired exclusive rights to and began selling thirteen new products which were well received by the market. In addition, we recently began a new sales plan which has focused on increasing the geographic area in which Xi’an Pharmaceuticals sales representatives sell products and in person contact with clients and has resulted in increased sales of our products to our prior customers as well as the sale of our products into new areas and increased sales to community hospitals and rural medical institutions. During the past three to five years we have worked very hard at developing favorable relationship with these hospitals and institutions and our results of operations reflect increased purchases of our products from these hospitals and institutions. In order to attract community interest in our products, our sales representatives and distributors have built relationships with not only the administration of the rural hospitals but also with both the doctors at the rural hospitals and the patients and have educated them about our products and the advantages of our products. In addition, new medical reform policies and new rural cooperative and medical health care services have also led to the increased distribution of our products. These government reform policies are aimed at urban citizens and increasing their use of rural hospitals and institutions. The reform policies provide peasants who join the new rural cooperative and medical health care systems a fixed sum of money to help subsidize costs of health care services. The effect has been to increase the number of patients at the rural hospitals and institutions that purchase Xi’an Pharmaceuticals’ products. In addition, our sales were positively impacted by the capability of our production base located at Xi’an Jinghe Industrial Park of Xi’an, which provided us with increased supply of products to meet our increase in sales orders. Until recently, our production facilities were operating at 35% of their total capacity. As demand for our products increased we also increased the production of products.

Cost of sales as a percentage of net sales was approximately 41% for the three months ended March 31, 2009 as compared to 42% for the three months ended March 31, 2008. The lower cost of sales as a percentage of net sales is attributed to the fact that many products were distributed in accordance with our new sales plan by distributors for whom we incur less expenses as opposed to employees. Selling, general and administrative expenses increased approximately 84% from $311,875 for the three months ended March 31, 2008 to $574,985 for the three months ended March 31, 2009. This increase is to a large extent attributable to costs associated with the new products, specifically an increase in promotional expenses (from a nominal amount for the quarter ended March 31, 2008 to $1,025 for the quarter ended March 31, 2009) and travel expenses (from $8,160 for the quarter ended March 31, 2008 to $133,068 for the quarter ended March 31, 2009). Due to the increase in sales we incurred an increase in pension expenses (from $11,730 for the quarter ended March 31, 2008 to $16,789 for the quarter ended March 31, 2009), medical insurance (from $5,617 for the quarter ended March 31, 2008 to $8,039 for the quarter ended March 31, 2009) and taxes (from $72,960 for the quarter ended March 31, 2008 to $74,369 for the quarter ended March 31, 2009). The increase was offset by, among other things, a decrease in staff (from $114,520 for the quarter ended March 31, 2008 to $79,848 for the quarter ended March 31, 2009). In addition, we incurred legal, consulting and accounting expenses in connection with this offering of $134,090 as of March 31, 2009.

Total other expense decreased approximately 25% from $91,076 for the three months ended March 31, 2008 to $68,249 for the three months ended March 31, 2009. The decrease was primarily attributable to the increase of bank deposit interest caused by the deferred cash capital flow in the bank.

For the three months ended March 31, 2008 as compared to the three months ended March 31, 2009 net income decreased approximately 5% from $1,893,654 to $1,802,769. This decrease was primarily as a result of the increase in selling, general and administrative expenses.

Liquidity and Capital Resources

Three Months Ended March 31, 2009 - Cash Flow

At March 31, 2009, we had a working capital of $6,771,315. As of March 31, 2009, we had cash and cash equivalents of approximately $6.7 million. We believe our existing cash and cash equivalents will be sufficient to maintain our operations at present level for at least the next twelve months. We plan to review acquisition opportunities as a strategy for further growth. We expect to be the primary financing vehicle for Xi’an Pharmaceuticals and will forward them the equity financing proceeds we receive. The additional funds would be provided to Xi’an Pharmaceuticals through Xi’an Development, would be accounted for as loan to Xi’an Pharmaceuticals and would be eliminated during consolidation.

Xi’an Pharmaceuticals primary sources and uses of cash for the three months ended March 31, 2009, included income from continuing operations, adjusted for non-cash items of income and expense, borrowings and repayment of short term bank loans and a purchase of equipment. Net cash provided by operating activities from continuing operations was $1,738,659 for the three months ended March 31, 2009.

Net cash provided by operating activities for the three months ended March 31, 2009 was $1,738,659. This was primarily due to the net income of $1,802,769, adjusted by non-cash related expenses including depreciation and amortization of $201,427, offset by a net decrease in working capital items reflected on the statement of cash flows. The net decrease in working capital items was mainly due to increase in bank acceptance payable and to a lesser extent an increase in accounts payable and accrued expenses which was partially offset by an increase in inventory and accounts receivable which resulted from the increase in revenues during the three months ended March 31, 2009 since Xi’an Pharmaceuticals adopted a three month collection policy.

Net cash provided by operating activities for the three months ended March 31, 2008, was $2,954,325. This was primarily due to the net income of $1,893,654, adjusted by non-cash related expenses including depreciation and amortization of $131,489, offset by a net increase in working capital items reflected in the statement of cash flows. The net increase in working capital items was mainly due to increase in accounts receivable and a decrease in accounts payable, trade deposit received, income tax payable and VAT tax payable. The net increase in working capital items was partially offset by the decrease in inventories.

Net cash used in investing activities for the three months ended March 31, 2009, was $22,222. This was due to the purchase of property and equipment.

Net cash provided by investing activities for the three months ended March 31, 2008, was $3,352. This was primarily due to an increase in intangible assets offset by purchase of property and equipment

Net cash used in financing activities for the three months ended March 31, 2009, was $137,242 representing the borrowings and repayments of short-term bank loans.

Net cash used in financing activities for the three months ended March 31, 2008, was $0. All short term bank loans ($698,910) were fully repaid.

In 2007 we repaid approximately 94% of our outstanding debt and refinanced approximately 90% of such debt. In 2008 we repaid approximately 93% of our outstanding debt and refinanced approximately 89% of such debt. We believe our relationship with these banks remains good and we anticipate refinancing these loans as they become due in order to meet our anticipated development and growth needs. However, we do not have a written commitment from the banks to loan additional amounts. Our inability to renew these obligations or to find alternative sources of funding will adversely affect our operations and could force us to curtail our production until such time as our results of operations could fully support our expenses.

In November 2008, we received a capital contribution of $500,000 from one of our directors in exchange for the issuance of 200,000 shares of our common stock. The $500,000 was then loaned to Xi’an Pharmaceuticals through Xi’an Development. To date, we have raised $10,000 in a private placement of 250,000 shares of our common stock which was conducted from September through December of 2008.

CONTRACTUAL OBLIGATIONS

To date, our business has been dependent upon short term bank loans. At March 31, 2009 we had total outstanding bank loans of $3,950,834, of which $292,654 represented long term debt and $3,658,180 represented short term debt. At of March 31, 2009 we had $2,487,562 outstanding under our loans from the Agricultural Bank of China, $731,636 outstanding under our loans from the Industrial & Commercial Bank of China and $438,982 outstanding under our loans from the Credit Cooperatives of Xixiang County. The following table sets forth China Qinba’s bank loan obligations as of March 31, 2009:

3/31/2009

Agricultural Bank of China	$2,487,562
Terms of these loans call for interest from 9.3375% to 9.711% per annum, with principal due in 2009

Industrial and Commercial Bank of China -Xixiang Branch Term of these loans called for interest from 5.31 per annum, with principal due in 2010	731,636

Xixiang rural cooperative bank Term of these loans call for interest from 11.46% to 12.24% per annum with principal due in 2009 and 2010	438,982

Current Portion	$3,658,180
Long term Portion	292,654
Total	$3,950,834

Our anticipated needs for the future are to be negotiated in accordance with manufacturing and operation needs, and market conditions of next year.

Off Balance Sheet Arrangements

There are no off balance sheet arrangements.

Results of Operation for the year ended December 31, 2008 as compared to the year ended December 31, 2007

For the year ended December 31, 2007 as compared to the year ended December 31, 2008 net sales increased approximately 73% from $10,454,470 to $18,174,003. The increase was primarily the result of an increase in our new products. More specifically, the increase in our product offerings was attributable to the addition of thirteen new products to our products. In addition, our sales volume increase was to a lesser extent, attributable to a change in our method of distribution which resulted in increased distribution of our products to our prior customers as well as the distribution of our products into new areas and increased sales to community hospitals and rural medical institutions. During the past three to five years we have worked very hard at developing favorable relationship with these hospitals and institutions and our results of operations reflect increased purchases of our products from these hospitals and institutions. In addition, new medical reform policies and new rural cooperative and medical health care services have also led to the increased distribution of our products. In addition, our sales were positively impacted by the capability of our production base located at Xi’an Jinghe Industrial Park of Xi’an, which provided us with increased supply of products to meet our increase in sales orders.

Cost of sales as a percentage of net sales decreased from 53% to 40% when comparing the year ended December 31, 2007 to the year ended December 31, 2008.This decrease was due primarily to the fact that many products were distributed in accordance with our new sales plan by distributors as opposed to employees for whom we incur less expenses. Cost of sales increased slightly during such period due to increased expenses related to increased sales volume, increased packaging expenses as customers required more expensive packaging and additional expenses incurred in connection with compliance with state governmental regulations

Selling, general and administrative expenses increased approximately 86% from $1,008,430 for the year ended December 31, 2007 to $1,874,807 for the year ended December 31, 2008. This increase is attributable to an increase in expenses associated with the addition of the new products. Specifically we experienced increases in promotional expenses (from $6,653 for the year ended December 31, 2007 to $28,862 for the year ended December 31, 2008) and travel expenses (from $51,873 for the year ended December 31, 2007 to $293,849 for the year ended

December 31, 2008) related to the new products. Due to the increase in sales we incurred an increase in pension (from $32,402 for the year ended December 31, 2007 to $48,461 for the year ended December 31, 2008), medical insurance (from $15,515 for the year ended December 31, 2007 to $23,206 for the year ended December 31, 2008) and taxes (from $153,993 for the year ended December 31, 2007 to $282,480 for the year ended December 31, 2008). The increase was offset by, among other things, a decrease in staff salaries (from $537,092 for the year ended December 31, 2007 to $399,213 for the year ended December 31, 2008). In addition, we incurred legal, consulting and accounting expenses in connection with this offering of $313,756 as of December 31, 2008.

Total other expense increased approximately 14% to $365,221 for the year ended December 31, 2008 from $319,344 for the year ended December 31, 2007. The increase was primarily attributable to an increase in our bank commission fees due to a general increases in such fees resulting from the large number of trade acceptances’ transactions at banks in 2008, partially offset by a decrease in other income attributable to a one time contribution from the local government of Xixiang County that donated funds in 2007 to us in the amount of $169,120 in connection with the development of our business.

For the year ended December 31, 2007 as compared to year ended December 31, 2008 net income increased approximately 110% from $3,497,053 to $7,338,138. This increase was primarily as a result of the increase in net sales.

Liquidity and Capital Resources

Years Ended December 31, 2007 and December 31, 2008 - Cash Flow

At December 31, 2007 we had negative working capital of ($1,098,095) which at December 31, 2008 was positive 4,754,626 due to increased income from operations during 2008. As of December 31, 2008, we had cash and cash equivalents of approximately $5.2 million.

Net cash provided by operating activities for the year ended December 31, 2007 was $3,997,200. This was primarily due to the net income of $3,497,053, adjusted by non-cash related expenses including depreciation and amortization of $502,602 and loss on disposition of fixed assets of $7,632, offset by a net increase in working capital items reflected in the statement of cash flows. The net increase in working capital items was mainly due to increase in accounts receivable which resulted from the significant increase in revenues during the year ended December 31, 2007, increase in prepayments to suppliers and trade deposits paid. The net increase in working capital items was partially offset by the increase in accounts payable and accrued expenses, VAT tax payable and a decrease in inventory.

Net cash provided by operating activities for the year ended December 31, 2008 was $5,257,148. This was primarily due to the net income of $7,338,138, adjusted by non-cash related expenses including depreciation and amortization $639,339 and disposition of fixed assets of $12,745, offset by a net decrease in working capital items reflected in the statement of cash flows. The net decrease in working capital items was mainly due to a decrease in income tax payable, trade deposit received and banking acceptance payable offset by an increase in accounts receivable and accounts payable.

Net cash used in investing activities for the year ended December 31, 2007 was $2,764,050. This was primarily due to the purchase of fixed assets and payments made in order to obtain production certificates which allow Xi’an Pharmaceuticals to manufacture the applied for medicines.

Net cash used in investing activities for the year ended December 31, 2008 was $2,607,469. This was primarily due to a decrease in intangible assets.

Net cash used in financing activities for the year ended December 31, 2007, was $927,030 representing the borrowings of $3,575,685 and repayments of short-term bank loans ($4,502,715).

Net cash provided by financing activities for the year ended December 31, 2008, was $358,527 representing the borrowings ($3,536,818 and repayments of short-term bank loans ($3,678,291) and proceeds of a stock issuance of $500,000. until such time as our results of operations could fully support our expenses. In November 2008, we received a capital contribution of $500,000 from one of our directors in exchange for the issuance of 200,000 shares of our common stock. The $500,000 was then loaned to Xi’an Pharmaceuticals through Xi’an Development. To date, we have raised $10,000 in a private placement of 250,000 shares of our common stock which was conducted from September through December of 2008.

OUR BUSINESS

DESCRIPTION OF OUR BUSINESS

Corporate History

We were incorporated in the State of Delaware on May 29, 2008. Through the steps described immediately below, we became the indirect holding company for Xi’an Pharmaceuticals, a pharmaceutical developer, manufacturer and marketer in the PRC, on October 28, 2008.

On August 18, 2008, we formed Xi’an Development as our wholly owned subsidiary and a “wholly foreign owned enterprise.”

On October 28, 2008, a series of agreements were executed in order to give us control of Xi’an Pharmaceuticals through our ownership of Xi’an Development and be entitled to consolidate the profits and losses of Xi’an Pharmaceuticals under United States GAAP. The agreements are as follows:

•

Xi’an Development entered into a Management Entrustment Agreement with Xi’an Pharmaceuticals and the shareholders of Xi’an Pharmaceuticals (the “Management Entrustment Agreement”), in which Xi’an Pharmaceuticals and its shareholders agreed to transfer control, or entrust, the operations and management of its business to Xi’an Development. Under the agreement, Xi’an Development manages the operations and assets of Xi’an Pharmaceuticals, controls all of the cash flows of Xi’an Pharmaceuticals through a bank account controlled by Xi’an Development, is entitled to 100% of earnings before tax of Xi’an Pharmaceuticals as a management fee, and is obligated to pay all payables and loan payments of Xi’an Pharmaceuticals. In addition, under the terms of the Management Entrustment Agreement, Xi’an Development has been granted certain rights which include, in part, the right to appoint and terminate members of Xi’an Pharmaceuticals’ Board of Directors, hire management and administrative personnel and control decisions relating to entering and performing customer contracts and other instruments. We anticipate that Xi’an Pharmaceuticals will continue to be the contracting party under its customer contracts, bank loans and certain other instruments unless Xi’an Development exercises its option. The agreement does not terminate unless the business of Xi’an Pharmaceuticals is terminated or Xi’an Development exercises its option to acquire all of the assets or equity of Xi’an Pharmaceuticals under the terms of the Exclusive Option Agreement as more fully described below and completes the acquisition of Xi’an Pharmaceuticals.

•

In exchange for causing Xi’an Pharmaceuticals to enter into the Management Entrustment Agreement, we issued an aggregate of 25,000,000 shares of our common stock to the shareholders of Xi’an Pharmaceuticals which was allocated based on their respective pro rata ownership of Xi’an Pharmaceuticals.

•

In order to give us further control over Xi’an Pharmaceuticals, the Xi’an Pharmaceuticals shareholders and Xi’an Development, our wholly owned subsidiary in the PRC, entered into a shareholders’ Voting Proxy Agreement (the “Voting Proxy Agreement”) whereby the Xi’an Pharmaceuticals shareholders irrevocably and exclusively appointed the members of Xi’an Development’s board of directors, as their proxies to vote on all matters that require Xi’an Pharmaceuticals shareholder approval, including, without limitation, the right to appoint members of the board of directors of Xi’an Pharmaceuticals. The agreement further provides that Xi’an Development will appoint all of our board of directors as its board of directors. As our board of directors changes, Xi’an Development must remove and appoint new members to its board. The agreement terminates upon the exercise of the option by Xi’an Development to purchase the shares of Xi’an Pharmaceuticals as described below and is governed by the laws of the PRC.

•

In order to permit Xi’an Pharmaceuticals to become an indirectly wholly owned subsidiary of ours when permitted under PRC law, Xi’an Development, Xi’an Pharmaceuticals and the Xi’an Pharmaceuticals shareholders entered into an exclusive option agreement (the “Exclusive Option Agreement”) whereby the Xi’an Pharmaceuticals shareholders granted Xi’an Development an irrevocable and exclusive purchase option (the “Option”) to acquire Xi’an Pharmaceuticals’ equity and/or remaining assets, but only to the extent that the acquisition does not violate limitations imposed by PRC law on such transactions. Current PRC law does not specifically provide for the equity of a non-PRC entity to be used as consideration for the purchase of a PRC entity’s assets or equity unless the value of the shares are equal to or greater than the value of the enterprise acquired. In addition, there is a lengthy appraisal process which must be approved by the provincial PRC government entities. The consideration for the exercise of the Option is to be determined by the parties and memorialized in future definitive agreements setting forth the kind and value of such consideration. Accordingly, we will consider exercising the Option under such circumstances we believe will be in our best interests and our shareholders and the Exclusive Option Agreement has been drafted to give us such flexibility. In considering whether or not we will exercise the Option we may consider such factors as (1) if the exercise price can be lower than the appraised value under current PRC law (2) availability of funds, (3) any relevant tax considerations at the time, (4) any other relevant PRC laws that may exist at the time, (5) the value of our shares that were previously paid to shareholders of Xi’an Pharmaceuticals, and (6) whether or not the exercise of the Option will provide any other additional benefits to us or our shareholders. Upon exercise of the Option, the parties will prepare transfer documents to be submitted for governmental approval and work together to obtain all approvals and permits. The agreement may be terminated by agreement of all parties or by Xi’an Development with 30 days notice and is governed by the laws of the PRC.

•

In order to further solidify our rights, benefits and control of Xi’an Pharmaceuticals through its ownership of Xi’an Development under the Entrusted Management Agreement, Voting Proxy Agreement and Exclusive Option Agreement, Xi’an Development and the Xi’an Pharmaceuticals shareholders entered into a share pledge agreement (the “Share Pledge Agreement”) whereby the Xi’an Pharmaceuticals shareholders pledged all of their equity interests in Xi’an Pharmaceuticals, including the proceeds thereof, to guarantee the performance by the shareholders of all of the agreements they entered into with Xi’an Development. Upon breach by any of the shareholders of any of the Management Entrustment Agreement, Voting Proxy Agreement, the Exclusive Option Agreement or the Share Pledge Agreement, Xi’an Development is entitled by operation of law to become the beneficial owner of the shares of Xi’an Pharmaceuticals. Prior to termination of the Share Pledge Agreement, the pledged equity interests of Xi’an Pharmaceuticals cannot be transferred without Xi’an Development’s prior written consent. The provisions of the Share Pledge Agreement and the Voting Proxy Agreement work together to give the board of directors of Xi’an Development control over transfers by the shareholders of Xi’an Pharmaceuticals. The agreement will not terminate until agreed to by all of the parties in writing and is governed by the laws of the PRC.

When we sell our equity or borrow funds we expect the proceeds will be forwarded to Xi’an Pharmaceuticals and accounted for as a loan to Xi’an Pharmaceuticals and eliminated during consolidation. We may also use the proceeds to repurchase our capital stock or for our corporate overhead expenses. If we borrow funds we expect to be the primary obligor on any debt. Xi’an Development’s control over Xi’an Pharmaceuticals under the proceeding agreements requires us to consolidate its financial statements pursuant to the FASB Interpretation 46, “Consolidation of Variable Interest Entities (VIEs)” (“FIN 46R”), an Interpretation of Accounting Research Bulletin No. 51 because Xi’an Pharmaceuticals is considered a variable interest entity of Xi’an Development.

FIN 46R requires a variable interest entity to be consolidated by any company that is subject to a majority of the risk of loss for the variable interest entity or is entitled to receive a majority of the variable interest entity’s residual returns. Since Xi’an Development is the primary and only beneficiary of Xi’an Pharmaceuticals (the variable interest entity) and has the majority of the risk of loss for Xi’an Pharmaceuticals, FIN 46R requires the consolidation of its financial statements with Xi’an Development and ultimately consolidated with us, Xi’an Development’s parent company.

The Management Entrustment Agreement was utilized instead of a direct acquisition of the assets, common stock or a share exchange because we could not pay cash to directly or indirectly acquire Xi’an Pharmaceuticals or its assets. PRC law permits the purchase of equity interests, or assets of a PRC entity by a non-PRC entity for cash. The purchase price must be based on the appraised value of the equity or assets. Because we did not have sufficient cash to pay the estimated full value of all of the assets of Xi’an Pharmaceuticals, which estimates were based on the book value of the assets at December 31, 2007, which was $18,115,275, and equity, which was $11,578,085, as shown on the balance sheet, we, through Xi’an Development, entered into the Management Agreement in exchange for the right to exercise functional control over Xi’an Pharmaceuticals and allow us to consolidate its financial results for the purposes of GAAP.

By causing our subsidiary Xi’an Development to enter into the Management Entrustment Agreement, Voting Proxy Agreement and Share Pledge Agreement, we are permitted to consolidate the financial results of Xi’an Pharmaceuticals as our VIE.

Business of Xi’an Pharmaceuticals

Xi’an Pharmaceuticals was formed in 1969 under the laws of the PRC.

Market Focus

We are a recently organized Delaware corporation that through our VIE is engaged in the research, development, manufacture, packaging, marketing and distribution of pharmaceutical and medical products in China for human use for a variety of diseases and conditions. All of our operations are conducted in the People’s Republic of China where our two manufacturing facilities are located, one in Xixiang County in Hanzhong and one in Xi’an Jinghe Industrial Zone. We manufacture pharmaceutical products in the form of capsules, oral solutions, tablets, granules, syrups, medicinal teas, tincture and solutions for injection that are either small volume parenteral solutions that are freeze dried powders or large volume parenteral solutions. Certain of the pharmaceutical products we manufacture are used in the treatment of viral pneumonia, hypotonicity dehydration, viral influenza and many other diseases and indications.

We currently manufacture 130 pharmaceutical products which are sold to numerous distributors who distribute our products to medicines operation units with medicines operation qualifications, such as stores, hospitals and clinics pursuant to the terms of distribution agreements. We currently have 35 distribution agreements. The raw materials used to manufacture our products include various medicinal herbs such as tumeric and zedoary, which we obtain from specified and qualified suppliers with national qualifications, and sulfamethoxazole, an antibiotic, which is primarily used in the manufacture of Fufang Qiguanyan Pian. We also enter into trading agreements for the supply of many of the materials used to manufacture and package our products including aluminum foil, which we use as the inner packing materials used in tablets production.

Our focus has been on the development and sale of pharmaceutical products based on traditional Chinese medicines designed to address numerous diseases and indications, with an emphasis on sales to community hospitals and rural medical institutions.

Pharmaceutical Products

We market our pharmaceutical products under numerous brand names, including “Xiaonengren” for our pediatric series of drugs. The following is a list of some of our approved pharmaceutical products and their intended uses.

Product No.	Product Name	Indications
1	Metronidazole and Glucose Injection	Varieties of tract infections caused by Anaerobion, trichomoniasis and amebic dysentery.
2	Metronidazole Injection
3	Metronidazole Injection
4	Metronidazole Injection
5	Sodium Chloride Injection	Hypotonicity dehydration solvent or thinner for injection.
6	Sodium Chloride Injection
7	Sodium Chloride Injection
8	Glucose and Sodium Chloride Injection	Body fluid loss; supply body fluid, electrolyte, energy preoperation, intraoperation and postoperation.
9	Glucose and Sodium Chloride Injection
10	Glucose and Sodium Chloride Injection
11	Glucose Injection	Supply energy and body fluid, total, total parenteral nutrition, hypoglycemia, hypertonic solution for dehydrating agent.
12	Glucose Injection
13	Glucose Injection
14	Glucose Injection
15	Glucose Injection
16	Glucose Injection
17	Compound Sodium Chloride Injection	Hypotonicity dehydration solvent or thinner for injection.
18	Mannitol Injection	Hydrocephalus, glaucoma, edema caused by deep burning or scald, acute renal failure and ascites.
19	Mannitol Injection
20	Mannitol Injection
21	Heartleaf Houttuynia Herb Injection	Clear heat, detoxification, promote diuresis. Used for lung abscess, phlegm, cough, urinary tract infections.
22	Heartleaf Houttuynia Herb Injection
23	Heartleaf Houttuynia Herb Injection
24	Sterilized Water for Injection	Solvent of sterilized powder for injection, thinner of injection, or wash solution for operation endoscope in urology Surgery.
25	Sterilized Water for Injection
26	Zedoary Turmeric Oil and Glucose Injection	Viral pneumonia, viral influenza, encephalitis, myocarditis, viral enteritis, mumps, stomatitis.

Product No.	Product Name	Indications
27	Zedoary Turmeric Oil and Glucose Injection	Anti-viral drug for children’s viral pneumonia.
28	Citicoline Sodium and Glucose Injection	Irritable neurocranium trauma, disturbance of consciousness after brain operation.
29	Fluconazole Injection	Mycotic infections by candida, cryptococcosis, coccidioidomycosis.
30	Fluconazole Injection
31	Fructose Sodium Diphosphate Injection	Hypophosphataemia angina, acute myocardial infarction and arrhythmia of coronary heart disease and myocardial ischemia of cardiac failure.
32	Fructose Sodium Diphosphate Injection
33	Matrine and Sodium Chloride Injection	Chronic active hepatitis, chronic prolonged hepatitis.
34	Glycerin Sodium Chloride Injection	High osmosis dehydrant. Reduce high cranial pressure caused by intracerebral hemorrhage, cerebral infarction, trauma, meningitis and brain tumor.
35	Xylitol and Sodium Chloride Injection	Supply heat, improve glycometabolism and remove ketonemia, used as substitute of sugar for diabetics.
36	Xylitol and Sodium Chloride Injection
37	Ligustrazine Hydrochloride Glucose Injection	Insufficient blood supply, cerebral embolism, angiitis, coronary heart disease, angina.
38	Levofloxacin and Glucose Injection	Respiratory tract infections, urinary tract infections, genital tract infections, skin soft tissue infections, enteral infections, septicemia.
39	Dexamethasone Sodium Phosphate Injection	Hypoadrenocorticism, rheumatoid arthritis, cerebral edema, congenital adrenal cortical hyperplasia.
40	Dexamethasone Sodium Phosphate Injection
41	Dexamethasone Sodium Phosphate Injection
42	Atropine Sulfate Injection	Toxic shock caused by serious infection, internal organs angina, preanesthetic medication, antiarrhythmic.
43	Atropine Sulfate Injection
44	Atropine Sulfate Injection
45	Kanamycin Sulfate	Systemic infections caused by various gram negative bacteria.
46	Gentamycin Sulfate	Urinary tract infection, septicemia, skin soft tissue infection, enteral infection caused by ordinary pathogen and preoperative prophylactic medication.
47	Gentamycin Sulfate
48	Gentamycin Sulfate
49	Hydrocortisone Injection	Toxic symptom caused by various infections, hypocorticoidism caused by various infections, anaphylactic shock.
50	Lappaconitine Hydrobromide for Injection	Non-addictive analgesics, strong analgesic effect, have effect of local anaesthesia, temperature reduction, antifebrile and detumescence.

Product No.	Product Name	Indications
51	Vitamin B12 Injection	Pernicious anemia, megaloblastic anemia, anemia caused by antifolate drugs, stearrhea.
52	Vitamin B12 Injection	Pernicious anemia, megaloblastic anemia, anemia caused by antifolate drugs, stearrhea.
53	Vitamin B12 Injection
54	Vitamin B12 Injection
55	Vitamin B12 Injection
56	Procaine Hydrochloride Injection	Local anesthetics, used for infiltration anesthesia, mental conduction block.
57	Procaine Hydrochloride Injection
58	Procaine Hydrochloride Injection
59	Procaine Hydrochloride Injection
60	Bupleurum injection	Clear heat, relieve exterior syndrome, for cold treatment. Fever of influenza and malaria.
61	Lidocaine hydrochloride Injection	Local anesthetics, antiarrhythmic.
62	Analgin Tablets	Clear heat and kill pain.
63	Analgin Tablets
64	Compound Sulfamethoxazole Tablets	Sulfa antibacterial drug.
65	Inosine Tablets	Coenzyme drug, improve metabolism, for various liver and heart diseases, leukocytopenia, central retinitis, optic atrophy.
66	Metronidazole Tablet	Amebicide, antitrichomonal agent, Anti-anaerobic bacteria.
67	Vitamin C Tablets	Vitamin C, prevent and treat scurvy.
68	Vitamin C Tablets
69	Vitamin C Tablets
70	Occrycetin Tablets	Broad spectrum antibiotics. Used for rickettsiosis, brucellosis, mycoplasmalpneumonia, Chlamydia infection, sensitive Gram-positive cocci, subinfection caused by coccus-negative.
71	Occrycetin Tablets	Broad spectrum antibiotics. Used for rickettsiosis, brucellosis, mycoplasmalpneumonia, Chlamydia infection, sensitive Gram-positive cocci, subinfection caused by coccus-negative.
72	Lidan Paishi Pian	Clear heat and promote diuresis, cholagogue and remove calculi, biliary tract infection, cholecystitis.
73	Rhubarb Sodium Bicarbonate Tablets	Stomachic and acid making. Used for inappetence and hyperchlorhydria.
74	Dried Yeast Tablets	Vitamin medicine.
75	Dried Yeast Tablets
76	Dried Yeast Tablets

Product No.	Product Name	Indications
77	Berberine Hydrochloride Tablets	Antibacterial drug, used for intestinal infection of dysentery bacillus.
78	Berberine Hydrochloride Tablets
79	Berberine Hydrochloride Tablets
80	Compound Tablet of Fritillary Bulb	Clear lung heat, eliminate phlegm, and relieve cough and asthma. Used for wind cold cough and asthma, chest distress, acute and chronic bronchitis.
81	compound tablet of red sage root	Activate blood and dissolve stasis, regulate vital energy and alleviate pain, used for chest distress and angina.
82	Qinghuo Zhimai Pian	Clear heat, detoxification and purgation.
83	Xanthinol Nicotinate Tablets

Ischemic cerebrovascular diseases like cerebral infarction and thrombosis, brain damages like apoplectic sequela, cerebral trauma, brain surgery sequela, also used for thromboangitis obliterans and phlebitis.

84	Tolperisone Hydrochloride Injection	Central muscle relaxant, vasodilatation. Increase blood volume, used for atherosclerosis and apoplexy sequela.
85	Fufang Huzhang Anmin Pian	Clear heat and detoxification, used for fever, rhinorrhoea, headache, faucitis.
86	Berberine Hydrochloride and Trimethoprim Tablets	Gastroenteropathy caused by sensitive bacteria, intestinal infection like bacillary dysentery.
87	Fufang Qiguanyan Pian	Relieve inflammation, reduce phlegm, relieve asthma, for acute and chronic bronchitis.
88	Qinggan Pian	Clear heat and detoxification, cholagogue and remove calculi. Used for cold and fever, throat irritation, parotitis, muggy jaundice.
89	Paracetamol,Caffein,Atificial Cow-bezoar and chlorphenamine Maleate Tablets	Relieve fever, headache, blocked nose, sore throat and sneezing caused by common cold and influenza.
90	Sanhuang Pian

Clear heat and detoxification, purge pathogenic fire, purgation. Used for body heat, conjunctival congestion, ulcers in mouth and nose, throat irritation, bleeding gum, upset and thirsty, yellow urine, constipation, acute gastroenteritis, and dysentery.

91	Norfloxacin Capsules	Urinary tract infections, gonorrhoea, prostatitis, enteral infections, typhia, salmonella bacteria infections.
92	Paracetamol,Caffein,Atificial Cow-bezoar and chlorphenamine Maleate capsules	Relieve fever, headache, blocked nose and sore throat caused by common cold and influenza.
93	Compound Rifampicin Capsules

Various tuberculosis, improve tolerance with other anti-tuberculosis drugs, shorten treatment period, reduce adverse reaction, defer occurrence of antibiotic-resistant bacteria. Used for extrapulmonary tuberculosis, lepriasis, common bacterial infections.

94	Compound Rifampicin Capsules
95	Pediatric Paracetamol Atificial Cow-bezoar and Chlorphenamine Maleate Granules	Relieve headache, fever, sore throat and blocked nose caused by cold.
96	Isatis Root Granules	Clear heat and detoxification, cool blood, relieve sore throat, detumescence. Used for body heat, sore throat, tonsillitis and parotitis.

Product No.	Product Name	Indications
97	Yinhua Ganmao Chongji	Clear heat, relieve exterior syndrome, relieve sore throat, cold, fever, headache, throat irritation.
98	Ganmao Tuire Keli	Clear heat and detoxification. Used for respiratory tract infection, acute tonsillitis and faucitis.
99	Runhou Yaocha

Good for lung and can reduce internal heat, smooth throat, purge, engender saliva, relieve sore throat, clear throat, invigorate spleen, nourish kidney and revive energy. Used for dry throat, sore throat, foreign body sensation.

100	Inosine Oral Solution	Coenzyme drug, improve metabolism, for various liver and heart diseases, leukocytopenia, thrombocytopenia central retinitis, optic atrophy.
101	Inosine Oral Solution
102	Compound Guaiacol Potassium Sulfonale Oral Solution	Relieve cough and phlegm.
103	Xiao’aiping Koufuye

Anticancer, relieve asthma, diminish inflammation. Used for esophageal cancer, gastric cancer, lung cancer, liver cancer, Lymphoma, colon cancer, Cervical cancer, septicemia. Also for radiation treatment, chemotherapy, post-operation treatment, chronic bronchitis, bronchial asthma.

104	Qiangli Pipa Lu	Nourish yin and clear lung heat, relieve cough, eliminate phlegm, repeated cough, bronchitis.
105	Xiao’er Zhike Tangjiang	Clear phlegm and relieve cough. Used for pediatric cough caused by cold.
106	Zhike Pipa Lu	Clear lung heat, relieve cough, eliminate phlegm. cough, phlegm, xerostomia caused by wind-heat. Used for bronchitis cough and pediatric cold.
107	Banxia Tangjiang	Clear cough and reduce phlegm, and bronchitis.
108	Fritillary and Loquat Syrup

Clear heat and ventilate lung, clear phlegm and relieve cough. Used for cough and phlegm, sore and swelling throat, chest distress, cold, chronic bronchitis caused by wind heat invading lung and internal heat.

109	Fei’er Tangjiang	Pediatric nutrient, hypofunction of spleen and stomach, do not feel like eating.
110	Sufei Ke Tangjiang	Cough and phlegm, bronchitis.
111	Zinc Sulfate Syrup	Anti zinc deficiency drug, used for pediatric slow growth, malnutrition, anorexia, oral ulcer, post-surgery wound healing caused by zinc deficiency.
112	Orange Tincture	Fragrant and promote digestion.
113	Weiling Heji	Nourish yin and blood, soothe nerves. Used for over fatigue, neurasthenia, amnesia and insomnia.
114	Methylrosanilinium Chloride Solution	Sterilization and antisepsis. Used for superficial injury, anabrosis, ulcer and skin infection.
115	Merbromin Solution	Skin mucosa ulcer and injury sterilization.
116	Iodine Tincture	Sterilization and antisepsis.
117	Zingiberis Tincture	Promote digestion and dispel cold.

Product No.	Product Name	Indications
118	Weiling Heji	Promote digestion, acid-making, kill pain. Used for gastritis, gastric ulcer and duodenal ulcer.
119	Baixuanxiatare Pian

Clear unusual mucilaginous substance, bile, sepsis, detumescence, antipruritics. Used for tinea manuum, tinea corporis, tinea pedis, tinea versicolor, psoriasis, allergic dermatitis, shingles and acne.

120	Isosor Bide Mononitrate Injection	Long term treatment of coronary heart disease, prevent angina, continuous angina treatment of post myocardial infarction, treat chronic congestive heart disease with digitalis or diuretics.
121	Azithromycin for Injection

Used for infection caused by sensitive strains, like intravenous drip of community-acquired pneumonia caused by Chlamydia pneumoniae, mycoplasma pneumoniae, staphylococcus aureus, streptococcus pneumoniae.

122	Azithromycin for Injection
123	Clindamycin Phosphate Injection	Serious infection caused by staphyloccus aureus and anaerobic bacteria. Ideal effect of osteomyelitis caused by sensitive bacteria.
124	Clindamycin Phosphate Injection
125	Fleroxacin	Mainly used for systematic infection treatment, like acute respiratory infection, urinary infection, gynecological infection, ordinary otolaryngology infection and skin soft tissue infection.
126	Naoxinqing Capsule

Increase pipe, vein and brain blood, improve blood and oxygen supply status of heart and brain tissue, and increase electrophoretic mobility of erythrocyte. Used for coronary heart disease, angina, cerebral arteriosclerosis, ischemic cerebrovascular disease.

127	Weili Capsule	Kill pain and promote circulation, digestion and gall. Used for improper diet, phlegm, vomit, stomachache, bad appetite, constipation, acute gastritis and cholecystitis.
128	Zhiyanxiao Capsule

Clear heat and detoxification, promote circulation, stop bleeding, kill pain and swelling. Used for old patients’ hemorrhoids symptom like dyschizia, hematochezia hemorrhoids inflammation and anal fissure.

129	Yinyangsuo Capsule	Treat renal and impotence, promote body fluid production. Used for impotence, ache and weak at waist and knee, body fluid deficiency, and dizziness.
130	Stanch Capsule	Clear heat and cool blood. Used for menorrhagia, nose bleed, hemoptysis, hematemesis and emptysis caused by blood heat.

Growth Strategies and Industry Growth

We believe that our business has opportunities for growth through the following growth strategies:

•

New Product Development. We will continue to evaluate and develop additional product candidates to expand our pipeline where we perceive an unmet need and commercial potential. We will face the risk that in developing new products we may spend substantial sums of money and the new products developed may not effectively meet the perceived need or may not be successfully commercialized.

•

Focus on brand development. With intense price competition among many similar or identical products in the industry, we believe that building brand equity is the primary means to generate and sustain profitable growth in the future. We believe that our relationships within the Chinese pharmaceutical industry is key to building brand equity, which can benefit from developing and maintaining relationships with professionals within the industry, especially with physicians and hospitals. Many of these relationships have been developed with our key employees the loss of whom could result in the loss of these relationships.

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Marketing and Sales Function. We intend to grow our internal marketing and sales function and increase our relationships with other national distributors to expand the distribution and presence of our pharmaceutical products. In expanding market share of our products, we intend to take advantage of our large manufacturing scale and reasonable cost control mechanisms, and our strong sales network. In addition, our goal is to establish our products as a preferred choice for prescription drugs in major hospitals. We hope to add other pharmaceutical products, some of which are now in late-stage clinical trial, into this channel over the next few years. We may face risks in obtaining adequate quantities of raw materials at reasonable prices in order to meet increased demand for our products that result from any growth. In seeking employees and sales representatives, we will compete with many other established pharmaceutical manufacturers that may have greater resources than we do.

There has been an increasing need for natural, green and healthy Chinese medicine products. The traditional Chinese medicine industry has become a significant industry in the Chinese national economy. According to research data provided by Tebon Securities Co., Ltd., the average annual growth rate of sales of Chinese medicines during the years 2000 through 2006 was 19% and year over year growth in revenue during the years 2008 and 2007 amounted to 21% with profit increasing by 35.54% During the months of January through May 2007, the medicine industry realized revenue of $31,405,785,977 and profit of $2,695,239,917. The traditional Chinese medicine industry has achieved profit of $710,721,553 and year-on-year growth during the years 2008 and 2007 was 40.93% as reported by Tebon Securities Co., Ltd.

According to Tebon Securities Co., Ltd. and the China Biopharmaceutical Industry Report for 2007 and 2008, China’s pharmaceutical industry has been growing at 20% on the average in production value over the past decade, nearly doubling every four years. In January through July 2007, the accumulated production value of the entire industry reached $501,097,751,503, up 23.47% compared to the same period of a year ago.

Our goal in the next three to five years is to become one of the largest medicine suppliers of vast community hospitals and rural medical institutions and obtain a top market share.

Research and Development

We develop new products in-house as well as through arrangements with several research institutes to develop new pharmaceutical products. We only pay these institutes their expenditures if research achievements are accomplished, including certification of drugs and approval of drug production, and these achievements are transferred to us. During 2008, we have obtained certificates and approvals of drug production for thirteen new drug batches. We expect to continue to develop additional new drugs under this method beyond this year. During the last two fiscal years, Xi’an Pharmaceuticals spent $5,595,335 for the purchase the exclusive rights to certain new products.

Marketing and Sales

We have a trained marketing team and maintain sales offices or agents in approximately 30 provinces throughout China. The sales network covers approximately 146 cities and is staffed by approximately 168 sales representatives with an average per representative of a decade of pharmaceuticals selling experience.

In accordance with the Drug Control Law of the Peoples Republic of China, we use a distribution system comprised of independent regional distributors. In our typical distribution contract, a distributor will be provided with certain sales targets (an annual sales income level) for the term of the agreement according to a set retail price. We are responsible for guaranteeing the quality of the products. At the end of the term, we provide the distributor with profits based upon the annual sales made by the distributor. The distributor is provided a rebate for each product sold, which rebate increases as the sales volume increases. If the distributor completes the sales minimum within the prescribed period, the distributor will be given greater economic incentives and future distribution opportunities. If the distributor fails to complete the sales task within the prescribed period, we will not renew our contract with the distributor and instead will sign with other competent distributors. We also sell pharmaceutical products via the Internet and deliver product information on certain professional websites.

Xi’an Pharmaceuticals three largest customers in 2006 were Zhejiang Jiaxin Medical Corporation, Ltd., Xinyang City Medical Group Co., Ltd and Shaanxi Beifang Pharmaceuticals Purchasing Station. They accounted for 8.1%, 10.2% and 9.34% of revenues in 2006, respectively. In 2007, Xi’an Pharmaceuticals three largest customers were

Xi’an Ruihua Pharmaceutical Co., Ltd., Zhejiang Jiaxin Medical Corporation, Ltd and Datong Zhenhua Pharmaceuticals Co., Ltd. They accounted for 9.66%, 5.77% and 5.99% of revenues in 2007, respectively. In 2008, its five largest customers were Xi’an Ruihua Pharmaceutical Co., Ltd., Baoji City Pharcaceutical Station, Xinyang City Medical Group Co., Ltd., Beijing Shanlinhai Commerce and Trade Co., Ltd., Datong Zhenhua Pharmaceuticals Co., Ltd. They accounted for 9.34%, 9.30%, 8.57%, 8.37% and 8.36% of revenues in 2008, respectively.

In terms of our pharmaceutical products, during the year ended December 31, 2006, sales of 5/100 Glucose Injection 250ML accounted for 12.83% of our revenues and sales of Sodium Chloride Injection 250 ML accounted for 13.36% of our revenues. During the year ended December 31, 2007, sales of Sodium Chloride Injection 250 ML accounted for 10.68% of our revenues. During the year ended December 31, 2008, no one product accounted for more than 10% of Xi’an Pharmaceuticals revenues; however, sales of Qiangli Pipa Lu 100ml accounted for approximately 5.9% of revenue and several products accounted for in excess of 3% of revenue.

During the year ended December 31, 2006, we spent $68,794.31 on marketing. During the year ended December 31, 2007, we spent $121,487.83 on marketing.

Production

We manufacture and package our products at two factories, one located in Xixiang County in Hanzhong and one in Xi’an Jinghe Industrial Zone, China. Both facilities are in compliance with Good Manufacturing Practice (GMP) standards and have three GMP certificates dated March 9, 2006 (Certificate No. H0192 for Xi’an Production Base), January 8, 2007 (Certificate No. H4109 for Xi’an Production Base) and January 8, 2007 (Certificate No. H4119 for Hanzong Production Base), respectively. The certificates remain valid until March 8, 2011, January 7, 2012 and January 7, 2012 respectively. All of the complete production lines at each facility meets international food and drug safety guidelines. The Hanzhong factory, which was built in 1970, is approximately 12,000 square meters with 800 square meters purified. This production facility has two production lines for high-volume injection and produces 38 pharmaceutical products with different specifications. This production facility primarily manufactures products of infusion kind. This production facility has 47 sets of machines and supporting parts for pharmaceutical production from domestic and foreign suppliers.

The Xi’an Jinghe factory, which was built in 2006, is approximately 21,000 square meters with 7,000 square meters purified and 15,000 square meters verdurization area. This facility primarily produces low-volume injection, troches, capsules, granules, species, syrups, oral solutions, tincture mixture and lyophilized powder injections. This production facility has 219 sets of machines.

Each facility is an independent production base that can process raw materials to finished goods, including packaging. We obtain our packing materials from Xi’an Printing Factory and we obtain the aluminum foil used in tablet production from Xi’an Haoyu Packing Co., Ltd.

We purchase our raw materials from approximately 100 suppliers. We generally utilize more than three suppliers for each raw material.

Quality Control

Our production facilities are designed and maintained with a view towards conforming with good practice standards. To comply with GMP operational requirements, we have implemented a quality assurance plan setting forth our quality assurance procedures. Our Quality Control department is responsible for maintaining quality standards throughout the production process. Quality Control executes the following functions:

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setting internal controls and regulations for semi-finished and finished products;

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implementing sampling systems and sample files;

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maintaining quality of equipment, instruments, reagents, test solutions, volumetric solutions, culture media and laboratory animals;

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auditing production records to ensure delivery of quality products;

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monitoring the number of dust particles and microbes in the clean areas;

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evaluating stability of raw materials, semi-finished products and finished products in order to generate accurate statistics on storage duration and shelf life;

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articulating the responsibilities of Quality Control staff; and

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on-site evaluation of supplier quality control systems.

Competition

The pharmaceutical industry within China is intensely competitive and is characterized by rapid and significant technological progress, and our operating environment is increasingly competitive. Our competitors include large pharmaceutical companies, including Xi’an Jingxi Shuanghe Pharmaeuticals Co., Ltd., that currently engage in or may engage in efforts related to the discovery and development of new pharmaceuticals.

Western pharmaceutical products have more than half of the market share of medications used in China to treat the medical indications that our pharmaceutical products treat, with Chinese pharmaceutical products making up the next largest part of the market. Western medicine are all chemosynthesis products, while Chinese medicine are made from botanical, creatural and minerals.

Intellectual Property

We have numerous trademarks evidenced by Trademark Registration Certificates for our pharmaceutical products, including all kinds of injections tablets, capsules, syrups, oral solutions, medicinal liquor and tincture. These trademarks distinguish our pharmaceutical products from those of our competitors. We regard our trademarks, copyrights domain names, trade dress, trade secrets, proprietary technologies and similar intellectual property as important to our success, and we rely on trademark and copyright law, trade-secret protection, and confidentiality and \or license agreements with our employees, customers, partners, suppliers and others to protect or proprietary rights. In an effort to protect our intellectual property, all of our employees are required to follow our confidentiality principles. We have received trademark registration certificates for the following marks: XiaoNengRen, ShuangTu, JiaYi, LuoYiShu, JunLiQing, Qinba DouJing and ZhuoQing.

Government Regulations of Pharmaceuticals

The testing, approval, manufacturing, labeling, advertising and marketing, post-approval safety reporting, of our products or product candidates are extensively regulated by governmental authorities in the PRC. Our sole sales market is presently in China. We are subject to the Drug Administration Law of China, which governs the licensing, manufacturing, marketing and distribution of pharmaceutical products in China and sets penalties for violations of the law. Additionally, we are subject to various regulations and permit systems by the Chinese government. These regulations and their impact on the business of Xi’an Pharmaceutical are set forth in more detail below.

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Drug Administration Law of the PRC was promulgated by the Standing Committee of National People’s Congress on February 28, 2001 and effective as of December 1, 2001, and its implemental rules were promulgated by the State Council on August 4, 2004 and effective as of September 15, 2002. According to Drug Administration Law of the PRC and its implemental rules, a pharmaceutical manufacturer is to obtain a Pharmaceutical Manufacturing Permit and the Drug Approval Number for each manufactured medicine from relevant SFDA’s provincial branch, which are valid for five years and are renewable upon application before expiration. Xi’an Pharmaceuticals is required to file for these approvals for each of its medicines and renew them prior to expiration.

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Administration Regulations for Drug Registration was promulgated by the SFDA on July 10, 2007, and was effective as of October 1, 2007. Administration Regulations for Drug Registration specifies the requirements and procedures of obtaining a Drug Approval Number for new drugs, including the requirements for clinical trial of new drugs, procedures of registering imported medicines and report and approval procedures of generic medicines. The Drug Approval Number is valid for five years and can be re-registered upon expiration. Xi’an Pharmaceuticals is required to obtain a Drug Approval Number for each of its new drugs and reapply prior to the expiration date.

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Good Manufacturing Practices (GMP) for Pharmaceutical Products, as revised in 1998 was promulgated by the SFDA on June 18, 1999 and became effective as of August 1, 1999, and the Authentication Regulations for Drug GMP was promulgated by the SFDA on September 7, 2005 and became effective on of October1, 2005. A pharmaceutical manufacturer must meet the GMP standards and obtain the GMP Certificate with a five-year validity period from SFDA. Before the GMP Certification expires, the pharmaceutical manufacturer must apply again and complete the relevant procedures, which may take about 120 working days, to obtain a new GMP Certificate. On October 24, 2007, the SFDA issued the new guideline for authentication standards of GMP, effective as of January 1, 2008. The new guideline may result in a rise of cost for a pharmaceutical manufacturer to meet the new standards so as to maintain the GMP qualification. If a pharmaceutical manufacturer fails to obtain or maintain GMP Certification and still carry on its production, it will be fined and the Pharmaceutical Manufacturing Permit may be revoked under serious circumstances. Xi’an Pharmaceuticals holds three GMP certificates that expire August 3, 2011, July 1, 2012 and July 1, 2012 and is required to reapply prior to the expiration date and maintain its Pharmaceutical Manufacturing Permit.

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Administration Regulations for Drug Call-back was promulgated by the SFDA on December 10, 2007 and effective on the same day. According to the Administration Regulations for Drug Call-back, the pharmaceutical manufacturer should establish a drug call-back system and collect information regarding the drug safety. If a manufacturer discovers any unreasonable danger of drug that threatens people’s safety and health, it should immediately stop the manufacturing and sale of such drug, notify the distributors and report to the branch of the SFDA. This regulation also stipulates the procedures of drug call-back and danger valuation standards established and maintain a drug call back system in conformance the regulations.

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Administration Regulations for Drug Instructions and Labels was promulgated by the SFDA on March 15, 2006 and was effective as of June 1, 2006. According to Administration Regulations for Drug Instructions and Labels, the contents of instructions and labels of each drug must be approved by the SFDA, and the smallest packing unit of drug shall be attached with instructions. Xi’an Pharmaceuticals received approval and maintains drug labeling in conformance with the regulations for its existing products and must do so for new products.

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Supervision Administration Regulations for Drug Distribution was promulgated by the SFDA on January 31, 2007 and effective as of May 1, 2007. According to Supervision Administration Regulations for Drug Distribution, a pharmaceutical manufacturer can only sell drugs produced by itself, and it shall not sell drugs produced by other manufacturers or produced by itself but for commissioning manufacturing purpose. Xi’an Pharmaceuticals does not resell any other pharmaceutical manufacturers drugs.

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Regulations for Drug Advertisement Censoring was promulgated by the SFDA and State Administration for Industry and Commerce (the “SAIC”) on March 13, 2007 and effective as of May 1, 2007. Standards for Drug Advertisement Censoring and Publication promulgated by the SFDA and the SAIC on March 3, 2007 and effective as of May 1, 2007. According to Regulations for Drug Advertisement Censoring, a pharmaceutical manufacturer must obtain a Drug Advertisement Approval Number from the provincial branch of the SFDA which is valid period of one year if the drug advertisement describes the functions or benefits of a drug. However, if an over the counter drug advertisement in any media, or a prescription drug advertisement in professional medical magazine, only refers to the name of the drug, including the general name and commercial name, without any other addition promotional information, the advertisement does not need to be censored or approved. Xi’an Pharmaceuticals obtained a Drug Advertisement Approval Number and reviews all of its over the counter and prescription drug advertisements so that it is in conformance with the regulations relating to advertising its products.

The application and approval procedure in China for a newly developed drug product has numerous steps. New drug applicants prepare the documentation of pharmacological study, toxicity study and pharmacokinetics and drug metabolism (PKDM) study and new drug samples. Documentation and samples are then submitted to provincial food and drug administration (“provincial FDA”). The provincial FDA sends its officials to the applicant to check the applicant’s research and development facilities and to arrange new drug examination committee meeting for approval deliberations. This process usually takes three months. After the documentation and samples are approved by the provincial FDA, the provincial FDA will submit the approved documentation and samples to SFDA. SFDA examines the documentation and tests the samples and arranges new drug examination committee meeting for approval deliberations. If the application is approved by SFDA, SFDA will issue a clinical trial license to the applicant for clinical trials. The clinical trial license approval typically takes one year. The applicant completes the clinical trial process and prepares documentation and files that are submitted to SFDA for new drug approval. The clinical trial process usually takes one year or two depending on the category and class of the new drug. SFDA examines the documentation and gives final approval for the new drug and issues the new drug license to the applicant. This process usually takes eight months. The whole process for new drug approval usually takes three to four years.

The SFDA and China Traditional Medicine Administration Bureau regulate the process for new drug approval and licensing in China, which can involve many layers of authority, lacks transparency, and presents one of the greatest obstacles for companies in introducing new drugs into the market. One of the preliminary aspects of the application process involves a review of the Chinese market’s need for a particular drug. If the SFDA determines that the market niche for a particular drug is saturated, the drug will not receive further consideration and the licensing application will be denied. According to industry analysts, eighty-five percent of the applications for new drugs licensing are determined by SFDA to be in saturated markets and thus are not considered for approval. Only fifteen percent of new-to-market drug applications are considered for approval by the SFDA.

Xi’an Pharmaceuticals’ receipt of the GMP certificate and approval by the SFDA of its prescription and OTC drugs represents a significant competitive advantage as these approvals present a significant barrier to entry by new companies. Any new products may not pass the clinical review and testing process which can negatively affect cash flow and income.

Environmental Regulation

Xi’an Pharmaceuticals’ operation and facilities are subject to environmental laws and regulations stipulated by the national and the local environment protection bureaus in China. Relevant laws and regulations include provisions governing air emissions, water discharges and the management and disposal of hazardous substances and wastes. The PRC regulatory authorities require pharmaceutical companies to carry out environmental impact studies before engaging in new construction projects to ensure that their production processes meet the required environmental standards.

Xi’an Pharmaceuticals maintains controls at its production facilities to facilitate compliance with environmental rules and regulations. Xi’an Pharmaceuticals is not aware of any investigations, prosecutions, disputes, claims or other proceedings in respect of environmental protection, nor has it been subject to any action made by any environmental administration authorities of the PRC. To management’s knowledge, Xi’an Pharmaceuticals’ operation meets or exceeds the existing requirements of the PRC.

During the last two years, Xi’an Pharmaceuticals spent $804.81 on environmental compliance.

Advertising Laws

Advertisement Law of the People’s Republic of China and Rules of Medicine Advertisements Management from State Admission for Industry and Commerce, Regulations on Control of Advertisements (tentative) from State Council provide guidelines for advertising prescription and OTC drugs and nutrients made by Xi’an Pharmaceuticals. The rules limit where advertisements may be place and govern the claims that may be made by the manufacturer.

Insurance Catalogue

Pursuant to the Decision of the State Council on the Establishment of the State Basic Medical Insurance System for Urban Employees and the Implementation Measures for the Administration of the Scope of Medical Insurance Coverage for Pharmaceuticals for Urban Employees, the Ministry of Labor and Social Security in China established the Insurance Catalogue. The Insurance Catalogue is divided into Parts A and B. The medicines included in Part A are designated by the Chinese governmental authorities for general application. Local governmental authorities may not adjust the content of medicines in Part A. Although the medicines included in Part B are designated by Chinese governmental authorities in the first instance, provincial level authorities may make limited changes to the medicines included in Part B, resulting in some regional variations in the medicines included in Part B from region to region.

Patients purchasing medicines included in Part A are entitled to reimbursement of the costs of such medicines from the social medical fund in accordance with relevant regulations in China. Patients purchasing medicines included in Part B are required to pay a predetermined proportion of the costs of such medicines.

The medicines included in the Insurance Catalogue are selected by the Chinese government authorities based on various factors including treatment requirements, frequency of use, effectiveness and price. Medicines included in the Insurance Catalogue are subject to price control by the Chinese government. The Insurance Catalogue is revised every two years. In connection with each revision, the relevant provincial drug authority collects proposals from relevant enterprises before organizing a comprehensive appraisal. The SFDA then makes the final decision on any revisions based on the preliminary opinion suggested by the provincial drug administration. Approximately 40% of our revenues is derived from pharmaceutical products listed in the Insurance Catalogue so that purchasers can receive reimbursement on these products. Removal of a significant portion of these products from the Insurance Catalogue would adversely affect our total revenue.

Price Controls

The prices of approximately 1,500 pharmaceuticals are presently set by the Chinese government. These constitute approximately 10% of all distributing drugs. The prices for the other 90%, or 12,000 pharmaceuticals, are established by the market (by the companies themselves). Corporations typically establish these prices based on operating costs, and market supply and demand. The Supervision Department of the Chinese government will intervene only if there is a significant fluctuation in prices or a monopoly develops in a particular drug. We have not had any products subject to specific pricing control and production and trading of none of our pharmaceutical products constitutes a monopoly.

Employees

As of December 31, 2008, we had approximately 486 full-time, salaried employees who receive labor insurance. These employees are organized into a union under the labor laws of China and can bargain collectively with us. In addition, we employ over 168 sales representatives who are paid on a commission basis. These representatives are not part of the union. We maintain good relations with our employees.

We are required to contribute a portion of our employees’ total salaries to the Chinese government’s social insurance funds, including medical insurance, pension insurance, unemployment insurance and job injuries insurance, and a housing assistance fund, in accordance with relevant regulations. We contributed approximately $71,626.45, $78,501.21, $70,372.31, and $18,802.37 for the years ended December 31, 2008, 2007, 2006 and 2005, respectively. We expect the amount of our contribution to the government’s social insurance funds to increase in the future as we expand our workforce and operations.

Facilities

We have land use rights to parcels of land. The Hanzhong production base covers an area of 28 mu with building area of 12,000 m2. The Xi’an Jinghe production base covers an area of 42,000 m2, and building area of 21,000 m2. The land use rights for the parcel in Xi’an Jinghe expires September 30, 2053 and the land use right for the parcel in Hanzong expires on April 27, 2053. Our principal executive offices are located at 24th Floor, Building A, Zhengxin Mansion, No. 5 of 1st Gaoxin Road, Hi-Tech Development Zone, Xi’an City, People’s Republic of China.

DIRECTORS AND EXECUTIVE OFFICERS

The directors, officers and key employees of the Company are as follows:

Name	Age	Position
Wang Guozhu	45	Chairman and CEO
Zhang Guiping	42	Director, General Manager
Chen Xi Huang Wong	38	Director
Qiao Yufei	35	Secretary
Liu Chuanfeng	51	Chief Financial Officer

The business experience, principal occupations and employment of each of the above persons during at least the last five years are set forth below.

WANG GUOZHU. Mr. Guozhu has been our CEO since November 5, 2008 and our Chairman since November 15, 2008. He was also Chairman of Xi’an Pharmaceuticals since September 2007. Mr. Guozhu served as Chairman of the Board at Shandong Cide Pharmaceuticals, Inc., where he was in charge of overall operations of the company from May 2004 until August 2007. Mr. Guozhu was also employed at Jilin Aodong Medicine Industry Group Co., Ltd., Shandeng Sales Company as General Manager in charge of sales from May 2003 until May 2004.

ZHANG GUIPING. Mr. Guiping has been our General Manager since November 5, 2008 and a Director of our Company since November 15, 2008. He was Chairman of the Board of Xi’an Pharmaceuticals from 2001 through August 2007 and in charge of the overall operations and management of the Xi’an Pharmaceuticals

CHEN XI HUANG WONG. Ms. Wong has been a Director of our Company since May, 2008. From 2003 to 2005 Ms. Wong was employed at New York Global Securities Inc. in various positions, including manager of the securities firm. From 2005 to 2006 Ms. Wong was a consultant to various companies in China. From 2006 until the present Ms. Wong has served as director of Asia Investment Banking for ValueRich, Inc.

QIAO YUFEI. Mr. Yufei has been our Secretary since November 15, 2008. He was the Purchase Department Manager of Xi’an Pharmaceuticals from 2003 to 2006 in charge of raw materials purchases and General Manager Assistant and Secretary of Xi’an Pharmaceuticals in charge of solving routine business matters and coordinating relationships with investors.

LIU CHUANFENG. Ms. Chuanfeng has been our Chief Financial Officer since November 5, 2008. She was also Chief Financial Officer of Xi’an Pharmaceuticals since September 2007. She served as Chief Financial Officer at China Qingqi Group Co., Ltd. from May 2003 though December 2004. She was employed at Ji’nan Yongjun Steel Co., Ltd. as General Financial Officer from January 2005 though August 2007.

LITIGATION

Neither we nor any of our subsidiaries nor Xi’an Pharmaceuticals is a party to any pending legal proceedings, nor are we aware of any such proceedings threatened against us, Xi’an Pharmaceuticals or our subsidiaries.

Directors’ Term of Office

Directors will hold office until the next annual meeting of stockholders and the election and qualification of their successors. Officers are elected annually by our board of directors and serve at the discretion of the board of directors.

Audit Committee and Audit Committee Financial Expert

Our board of directors acts as our audit committee. No member of our board of directors is an “audit committee financial expert,” as that term is defined in Item 407(d) of Regulation S-K promulgated under the Securities Act.

Upon evaluating our internal controls, our board of directors determined that our internal controls are adequate to insure that financial information is recorded, processed, summarized and reported in a timely and accurate manner in accordance with applicable rules and regulations of the SEC and that our board of directors is able to fulfill its role under SEC regulations despite not having a designated “audit committee financial expert.” Accordingly, our board of directors concluded that the benefits of retaining an individual who qualifies as an “audit committee financial expert” would be outweighed by the costs of retaining such a person.

Independence and other Relationships

Our board of directors has determined that Ms. Wong is “independent” in accordance with rule 4200(a) (15) of the NASDAQ Stock Market Rules. Messrs. Wang Guozhu and Zhang Guiping are not “independent” because they are officers of ours. There are no family relationships among our directors or officers and none of our directors have any arrangement or understanding with any other person pursuant to which they were selected as a director.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

As previously described in this prospectus under “Description of Business – Corporate History,” we have the right to appoint the board of directors of Xi’an Development and its officers and directors. The transactions described in this prospectus under “Description of Business- Corporate History” involve officers and directors of Xi’an Development and Xi’an Pharmaceuticals. To understand these relationships and these transactions, you should review the discussion in the prospectus under “Description of Business Corporate History.” The executive compensation set forth below reflects compensation received by the individuals listed below as officers of Xi’an Pharmaceuticals. During the last two fiscal years no officer or director received in excess of $100,000 in compensation from Xi’an Pharmaceuticals, and no officer or director received compensation from Xi’an Development or China Qinba.

In May 2008, we entered into a three year consulting agreement with ValueRich, Inc. pursuant to which ValueRich, Inc. agreed to provide certain services, which include assisting us with a private placement of our securities, the public offering of our securities and the listing of the securities on the OTC Bulletin Board and recommending a law firm and accountants to be retained in connection with such offerings. The agreement may be terminated by either party prior to the expiration of the three year term upon thirty days written notice. Value Rich, Inc. received 1,406,250 shares of our common stock as compensation for such services and is entitled to cash payments that will aggregate 2,400,000RMB ($351,190.39) if certain milestones are reached. Ms. Chen Xi Wong, one of our founders, is an employee of ValueRich, Inc.; however, Ms. Wong is not an affiliate of ValueRich, Inc. as she is not an executive officer nor a member of the Board of Directors and she does not have a significant equity interest in ValueRich, Inc.

In exchange for executing the Management Entrustment Agreement, the shareholders of Xi’an Pharmaceuticals received 25,000,000 shares of our common stock and some of our officers and directors are officers and directors of Xi’an Pharmaceuticals. Wang Guozhu and Zhang Guiping received 7,250,000 and 6,750,000 shares of our common stock in connection with such transaction.

In May 2008 we issued 6,250,000 shares of our common stock to our three founders in consideration for services in connection with our formation and organization. We issued Ms. Chen Xi Huang Wong 1,046,250 shares, ValueRich, Inc., a consultant with whom we have a consulting arrangement 1,046,250 shares and Bo Chen, a principal shareholder 3,437,500 shares .

In November 2008 we issued 200,000 share of our common stock to Ms. Chen Xi Huang Wong in exchange for her capital contribution of $500,000.

As part of a private placement that was conducted from September 2008 and ending December 2008 we issued 250,000 shares of our common stock at $.04 per share to 36 investors. Lap Keung Wong, the husband of Ms. Chen Xi Huang Wong was issued 43,750 shares in connection with the offering.  Joseph Visconti, the CEO and President of ValueRich, Inc. was issued 5,000 shares in connection with such offering and his son and father were each issued 2,500 shares in connection with such offering.

We do not currently have a policy or set of procedures for the review, approval or ratification of transactions required to be reported as related party transactions. However, our bylaws provide that no contract or transaction between us and one or more of our directors or officers, or between us and any other corporation, partnership, association or other organization in which one or more of our directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or her or their votes are counted for such purpose, if: (1) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (2) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (3) the contract or transaction is fair as to us as of the time it is authorized, approved or ratified, by the Board, a committee thereof or the stockholders.

EXECUTIVE COMPENSATION

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($) (1)	Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals (1)
Wang Guozhu (Chairman and CEO)(2)	2007 2008	1,089 5,265	— —	— —	— —	— —	— —	1,089 5,265
Zhang Guiping(3) (Chairman and CEO)	2007 2008	7,882 5,791	— —	— —	— —	— —	— —	7,882 5,791
Liu Chuanfeng (CFO)(4)	2007 2008	872 4,387	— —	— —	— —	— —	— —	872 4,387
Xu Yang (CFO)(5)	2007 2008	1,054 —	— —	— —	— —	— —	— —	1,054
Qiao Yufei (Secretary)(6)	2007 2008	— 3,914						— 3,914

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(1)

All amounts represent compensation paid for services as officers of Xi’an Pharmaceuticals.

(2)

Mr. Guozhu commenced employment with Xi’an Pharmaceuticals in August 2007 and became our CEO on November 5, 2008 and our Chairman on November 15, 2008.

(3)

Mr. Guiping served as the CEO of Xi’an Pharmaceuticals until August 2007 at which time Mr. Guozhu became Chairman of Xi’an Pharmaceuticals and Mr. Guiping became the General Manager of Xi’an Pharmaceuticals. Mr. Guiping became our General Manager on November 5, 2008.

(4)

Ms. Chuanfeng commenced employment with Xi’an Pharmaceuticals in September 2007. Ms. Chuanfeng became our Chief Financial Officer on November 5, 2008.

(5)

Ms. Yang served as the Chief Financial Officer of Xi’an Pharmaceuticals until September 2007.

(6)

Mr. Yufei commenced employment with Xi’an Pharmaceuticals in 2003. He became our Secretary in November 2008.

Outstanding Equity Awards at 2008 Fiscal Year End. There were no options exercises or options or other stock awards outstanding in 2008.

Employment Agreements

In December 2006 Xi’An Pharmaceuticals entered into an employment agreement with Qiao Yufei. The agreement with Mr. Yufei provides that he will serve as our Secretary of the board of directors for an annual salary of $14,412 with an annual bonus equal to 2 % of net profits and 1 % of excess net profits and stock options percentage of net income (as defined in the agreement). Mr. Yufei also receives medical benefits. The agreement expires December 17, 2011.

In August 2007, Xi’An Pharmaceuticals entered into an employment agreement with Wang Guozhu. The agreement with Mr. Guozhu provides that he will serve as our Chairman for an annual salary of $2,615 with an annual bonus equal to a percentage of net income (as defined in the agreement) 2 % of net profits and 1 % of excess net profits and stock options. Mr. Guozhu also receives medical benefits. The agreement expires August 27, 2012.

In August 2007, Xi’An Pharmaceuticals entered into an employment agreement with Zhang Guiping. The agreement with Mr. Guiping provides that he will serve as our the Manager for an annual salary of $7,882 with an annual bonus equal to 2 % of net profits and 1 % of excess net profitsa percentage of net income (as defined in the agreement) and stock options. Mr. Guiping also receives medical benefits. The agreement expires August 27, 2012.

In January 2007, Xi’An Pharmaceuticals entered into an employment agreement with Liu Chuanfeng. The agreement with Ms. Chuanfeng provides that she will serve as our Chief Financial Officer for an annual salary of

$2,615 with an annual bonus equal to a percentage of net income (as defined in the agreement). Ms. Chuanfeng also receives medical benefits. The agreement expires January 7, 2012.

In May 2008, we issued 1,406,250 shares of our common stock to Chenxi Huang Wong, one of our directors, for services performed in connection with our formation. In November 2008 we issued an additional 200,000 shares to Chenxi Huang Wong in exchange for her capital contribution of $500,000. In December, in connection with a private placement of shares of our common stock, we issued 43,750 shares of common stock to Lap Keung Wong, the husband of Chenxi Huang Wong

In May 2008 we also issued 25,000,000 shares of our common stock to the shareholders of Xi’an Pharmaceutical in exchange for them entering into various agreements with Xi’an Development. See Our Business-Description of Our Business.”

Director’s Compensation

We have never in the past and currently do not pay our directors compensation for their service as directors.

DILUTION

Although the fixed offering price of $3.50 was arbitrarily determined and may not be the actual sales price of the shares registered hereunder, if shares were to be sold at such price, investors would experience an immediate and substantial dilution in the projected net tangible book value of the common stock from the price that the investors in our recent private placement offering. The net tangible book value of our common stock as of March 31, 2009 was 14,476,228, or .46 per share of common stock. Net tangible book value per share is equal to our total tangible assets, less total liabilities, divided by the number of shares of common stock outstanding.

If you buy stock registered in this offering at $3.50 per share, you will pay substantially more than our current common shareholders paid for their shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table indicates how many shares of our common stock were beneficially owned as of May 31, 2009, by (1) each person known by us to be the owner of more than 5% of our outstanding shares of common stock, (2) our directors, (3) our executive officers, and (4) our directors and executive officers as a group. In general, “beneficial ownership” includes those shares a director or executive officer has sole or shared power to vote or transfer (whether or not owned directly) and rights to acquire common stock through the exercise of stock options or warrants that are exercisable currently or become exercisable within 60 days are deemed outstanding except those shares are not deemed outstanding for purposes of computing percentage ownership of any other person. Except as indicated otherwise, the persons name in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them. We based our calculation of the percentage owned on 31,700,000 shares outstanding on December 31, 2008. The address of each of the directors and executive officers listed below is c/o China QinBa Pharmaceuticals, Inc., 24th Floor, Building A, Zhengxin Mansion, No. 5 of 1st Gaoxin road, Hi-Tech Development zone, Xi’an city, People’s Republic of China.

Name	Number of Shares Beneficially Owned	Percent of Class

Wang Guozhu	7,250,000	22.87%
Zhang Guiping	6,750,000	21.9%
Qiao Yufei	0	0%
Liu Chuanfeng	0	0%
Chen Xi Huang Wong (1)	1,650,000	5.21%
Bo Chen	3,437,500	10.84%
All officers and directors as a group (5 persons)	15,650,000	49.37%

———————

(1)

Includes 43,750 shares owned by Chen Xi Huang Wong’s husband Lap Keung Wong.

SELLING STOCKHOLDERS

The table below sets forth the name of each person who is offering for resale shares of common stock covered by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering, and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered. To the extent that any successor(s) to the named selling stockholders wishes to sell under this prospectus, we will file a prospectus supplement identifying such successor(s) as selling stockholders. None of the selling stockholders are affiliates of broker-dealers.

The shares of common stock being offered in this prospectus (including shares issuable upon the conversion of convertible promissory notes) were issued in private placement transactions by us, each of which was exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) of the Securities Act.

Because the selling stockholders may offer all, some, or none of their shares of our common stock, we cannot provide a definitive estimate of the number of shares that the selling stockholders will hold after this offering.

Other than Chenxi Huang Wong, none of the selling stockholders has at any time during the past three years acted as one of our employees, officers, or directors or otherwise had a material relationship with us.

For purposes of the following table, beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a selling stockholder and the percentage ownership of that selling stockholder, shares of common stock issuable through the exercise of stock options or warrants that are exercisable currently or become exercisable within 60 days, and upon the conversion of promissory notes that are presently convertible or may be converted within 60 days are deemed outstanding except those shares are not deemed outstanding for purposes of computing percentage ownership of any other person. Each selling stockholder’s percentage of ownership in the following table is based on 31,700,000 shares of common stock outstanding as of May 31, 2009.

Selling Stockholder	Shares beneficially owned prior to the offering		Number of common shares registered in this prospectus	Shares beneficially owned after the offering
	Number	Percent		Number	Percent
Joseph Visconti (1)	5,000	*	5,000	0	0%
Joanne C. Visconti (1)	2,500	*	2,500	0	0%
Gerald J. Visconti, Sr. (1)	2,500	*	2,500	0	0%
Andrea Corio	2,500	*	2,500	0	0%
Jeffrey Grossman	6,250	*	6,250	0	0%
David Grossman	6,250	*	6,250	0	0%
Carl H. Grossman	6,250	*	6,250	0	0%
Alice Grossman	6,250	*	6,250	0	0%
Elizabeth Grace	6,250	*	6,250	0	0%
Vicki Grace	6,250	*	6,250	0	0%
James Grace	6,250	*	6,250	0	0%
Jacob A. Grossman	6,250	*	6,250	0	0%
Andrew Kardon	6,250	*	6,250	0	0%
Wei Hua Huang	6,250	*	6,250	0	0%
Yoke Mei Lam	6,250	*	6,250	0	0%
Lai Ho Saw	6,250	*	6,250	0	0%
Yin Hung Wong	6,250	*	6,250	0	0%
Yoon Kuan Lam	6,250	*	6,250	0	0%
Yoke Kuan Lam	6,250	*	6,250	0	0%
Wei-Kuang Huang	6,250	*	6,250	0	0%
Ye Wei	6,250	*	6,250	0	0%
Richard Baxt	6,250	*	6,250	0	0%
Judy D. Newton	6,250	*	6,250	0	0%
Danny Wu	6,250	*	6,250	0	0%
Li Min Huang	6,250	*	6,250	0	0%

Pei Li Chen	6,250	*	6,250	0	0%
Lap Fu Wong	6,250	*	6,250	0	0%
Elton Chow	6,250	*	6,250	0	0%
Lap Keung Wong (2)	43,750	*	43,750	0	0%
Zhang Yun	6,250	*	6,250	0	0%
Zhang Yaoxun	6,250	*	6,250	0	0%
Qin Giqin	6,250	*	6,250	0	0%
Wang Jianchun	6,250	*	6,250	0	0%
Shao Lilli	6,250	*	6,250	0	0%
Gao Yan	6,250	*	6,250	0	0%
Xiu Chen	6,250	*	6,250	0	0%
Bo Chen	3,437,500	10.84%	275,000	3,162,500	9.98%
Chen Xi Huang Wong (3)	1,606,250	5.07%	337,500	1,268,750	3.37%
ValueRich, Inc. (4)	1,406,250	4.44%	137,500	1,268,750	4.00%
Total	6,700,000	21.14%	1,000,000	5,700,000	17.98%

———————

*

Less than 1%

(1)

Joseph S. Visconti is the son of the CEO of ValueRich, Inc.

(2)

Does not include 1,606,250 shares disclosed in this table that are owned by Lap Keung Wong’s wife Chen Xi Huang Wong

(3)

Does not include 1,406,250 shares owned by Valuerich, Inc., the employer of Ms. Chen Xi Huang Wong. Ms. Chen Xi Huang Wong holds the position of director of Asia Investment Banking for ValueRich, Inc but does not serve on the Board of Directors of ValueRich, Inc. nor is she a principal stockholder and therefore she does not by virtue of such position have control over ValueRich, Inc. Ms. Chen Xi Huang Wong may be deemed to be a promoter as such term is defined in the Securities Act and as such may also be deemed to be an underwriter of the securities being registered hereby.

(4)

Does not include 5,000 shares disclosed in this chart that are owned by Joseph S. Visconti, the son of the Chief Executive Officer of ValueRich, Inc. ValueRich, Inc. may be deemed to be a promoter as such term is defined in the Securities Act and as such may also be deemed to be an underwriter of the securities being registered hereby.

PLAN OF DISTRIBUTION

The selling stockholders and any of their respective pledgees, donees, assignees, and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales will be at the fixed price of $3.50 until the shares are quoted on the OTC Bulletin Board.

We have agreed, subject to certain limits, to bear all costs, expenses, and fees of registration of the shares of our common stock offered by the selling stockholders for resale. However, any brokerage commissions, discounts, concessions, or other fees, if any, payable to broker-dealers in connection with any sale of shares of common stock will be borne by the selling stockholders selling those shares or by the purchasers of those shares.

On our being notified by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution, or secondary distribution, or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing the following:

•

the name of each such selling stockholder and of any participating broker-dealer

•

the number of securities involved

•

the price at which such securities were sold

•

the commissions paid or discounts or concessions allowed to any broker-dealer, where applicable

•

that any broker-dealer did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus

•

other facts material to the transaction.

The selling stockholders may use any one or more of the following methods when selling shares:

•

directly as principals

•

ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers

•

block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•

purchases by a broker-dealer as principal and resale by the broker-dealer for its account

•

an exchange distribution in accordance with the rules of the applicable exchange

•

privately negotiated transactions

•

short sales that are in compliance with the applicable laws and regulations of any state or the United States

•

broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share

•

a combination of any such methods of sale

•

any other method permitted pursuant to applicable law

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Any sales of the shares may be effected through the OTC Bulletin Board if our shares become quoted on the OTC Bulletin Board, in private transactions or otherwise, and the shares may be sold at market prices prevailing at the time of sale, at prices related to prevailing market prices.

The selling stockholders may also engage in short sales against the box, puts and calls, and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades. The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. We believe that the selling stockholders have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding sale of their shares other than ordinary course brokerage arrangements, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of shares by the selling stockholders.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. If the selling stockholders effect sales through underwriters, brokers, dealers or agents, such firms may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or the purchasers of the shares for whom they may act as agent, principal or both in amounts to be negotiated. Those persons who act as broker-dealers or underwriters in connection with the sale of the shares may be selected by the selling stockholders and may have other business relationships with, and perform services for, us. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

Any selling stockholder or broker-dealer who participates in the sale of the shares may be deemed to be an “underwriter” within the meaning of section 2(11) of the Securities Act. Any commissions received by any underwriter or broker-dealer and any profit on any sale of the shares as principal may be deemed to be underwriting discounts and commissions under the Securities Act. Ms. Chen Xi Huang Wong and ValueRich, Inc. may be deemed to be promoters as such term is defined in the Securities Act and as such may also be deemed to be underwriters within the meaning of section 2(11) of the Securities Act.

The anti-manipulation provisions of Rules 101 through 104 of Regulation M promulgated under the Exchange Act may apply to purchases and sales of shares of common stock by the selling stockholders. In addition, there are restrictions on market-making activities by persons engaged in the distribution of the common stock.

Under the securities laws of certain states, the shares may be sold in those states only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be able to be sold unless our common stock has been registered or qualified for sale in that state or an exemption from registration or qualification is available and is complied with.

We are required to pay expenses incident to the registration, offering, and sale of the shares under this offering. We estimate that our expenses will total approximately $50,000. We have agreed to indemnify certain selling stockholders and certain other persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments to which those selling stockholders or their respective pledgees, donees, transferees or other successors in interest may be required to make in respect thereof. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

DESCRIPTION OF SECURITIES

Our Common Stock

Authorized and Outstanding

Our authorized capital consists of 100 million shares of common stock, par value $.0001 per share and 20 million shares of preferred stock, par value $.0001 per share. As of December 31, 2008, 31,700,000 shares of our common stock were outstanding. No shares of our preferred stock are outstanding.

Voting Rights

Holders of our common stock have the right to cast one vote for each share of stock in their name on the books of our company, whether represented in person or by proxy, on all matters submitted to a vote of holders of common stock, including election of directors. There is no right to cumulative voting in the election of directors. Except where a greater requirement is provided by statute or by the articles of incorporation, or in the by-laws, the presence, in person or by proxy duly authorized, of the one or more holders of a majority of the outstanding shares of our common stock constitutes a quorum for the transaction of business. The vote by the holders of a majority of outstanding shares is required to effect certain fundamental corporate changes such as liquidation, merger, or amendment of our articles of incorporation.

Dividends

There are no restrictions in our articles of incorporation or by-laws that prevent us from declaring dividends. The Delaware General Corporation Law, however, does prohibit us from declaring dividends where, after giving effect to the distribution of the dividend (1) we would not be able to pay our debts as they become due in the usual course of business or (2) our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of stockholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

Preemptive Rights

Holders of our common stock are not entitled to preemptive rights, and no redemption or sinking fund provisions are applicable to our common stock. All outstanding shares of our common stock are, and the shares of common stock sold in the offering will when issued be, fully paid and non-assessable.

Our Transfer Agent

We plan to retain Issuer Direct as our transfer agent

EXPERTS

Morgenstern, Svoboda & Baer, CPA’s P.C., independent registered accountants, located at 40 Exchange Place Suite 1820, New York, N.Y. 1005 have audited our financial statements in this registration statement to the extent and for the periods set forth in their reports. We have relied upon such reports, given on the authority of said firm as experts in accounting and auditing.

No expert or counsel named in this registration statement as having prepared or certified any part of this statement or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or will receive, in connection with the offering, a substantial interest, direct or indirect, in us. Nor was any such person connected with us as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

LEGAL MATTERS

The validity of our common stock offered hereby will be passed upon for us by Lehman & Eilen LLP, Boca Raton, Florida.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware Corporation Law provides that a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that (1) his act or failure to act constituted a breach of his fiduciary duties as a director or officer and (2) his breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

This provision is intended to afford directors and officers protection against and to limit their potential liability for monetary damages resulting from suits alleging a breach of the duty of care by a director or officer. As a consequence of this provision, stockholders of our company will be unable to recover monetary damages against directors or officers for action taken by them that may constitute negligence or gross negligence in performance of their duties unless such conduct falls within one of the foregoing exceptions. The provision, however, does not alter the applicable standards governing a director’s or officer’s fiduciary duty and does not eliminate or limit the right of our Company or any stockholder to obtain an injunction or any other type of non-monetary relief in the event of a breach of fiduciary duty.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Certificate of Incorporation and By-Laws provide that we will indemnify our directors and officers from all liabilities incurred by them in connection with any action, suit or proceeding in which they are involved by reason of their acting as our directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

None.

WHERE YOU CAN FIND MORE INFORMATION

In accordance with the Securities Act of 1933, we filed with the SEC a registration statement on Form S-1 covering the securities in this offering. As permitted by rules and regulations of the SEC, this prospectus does not contain all of the information in the registration statement. For further information regarding both our company and the securities in this offering, we refer you to the registration statement, including all exhibits and schedules, which you may inspect without charge at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549 on official business days during the hours of 10:00 a.m. to 3:00 p.m. You may obtain information on the operation of the Public Reference room by calling the Commission at 1-800-SEC-0330. The Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission. The address of this Internet site is (http://www.sec.gov).

We expect to be subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, and in accordance with the Securities Exchange Act of 1934, we expect to file annual, quarterly and special reports, and other information with the SEC. These periodic reports and other information will be available for inspection and copying at the public reference facilities and website of the SEC referred to above. You also may request a copy of the registration statement and these filings by writing or calling us at 24th Floor, Building A, Zhengxin Mansion, No. 5 of 1st Gaoxin Road, Hi-Tech Development zone, Xi’an City, People’s Republic of China, telephone number 029-84067215.

CHINA QINBA PHARMACEUTICALS, INC.

CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2009

MORGENSTERN, SVOBODA, & BAER, CPA’s, P.C.

CERTIFIED PUBLIC ACCOUNTANTS

40 Exchange Place, Suite 1820

New York, NY 10005

TEL: (212) 925-9490

FAX: (212) 226-9134

E-MAIL: MSBCPAS@GMAIL.COM

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders of

China Qinba Pharmaceuticals, Inc.

We have reviewed the accompanying consolidated balance sheet of China Qinba Pharmaceuticals, Inc. as of March 31, 2009 and the consolidated statements of operations for the three months ended March 31, 2009 & 2008 and consolidated statements of cash flows for the three months then ended. These financial statements are the responsibility of the Company's management.

We conducted our review in accordance with standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying interim financial statements referred to above for them to be in conformity with accounting principles generally accepted in the United States of America.

We have previously audited, in accordance with auditing standards of the Public Company Accounting Oversight Board (United States), the balance sheet of China Qinba Pharmaceuticals, Inc. as of December 31, 2008, and the related statements of income, retained earnings and comprehensive income, and cash flows for the year then ended; and in our report dated May 28, 2009, we expressed an unqualified opinion on those financial statements. In our opinion, the information set forth in the accompanying condensed balance sheet as of December 31, 2008, is fairly stated, in all material respects, in relation to the balance sheet from which it has been derived.

Morgenstern, Svoboda & Baer, CPAs, P.C.

Certified Public Accountants

New York, NY

May 28, 2009

CHINA QINBA PHARMACEUTICALS, INC.

CONSOLIDATED BALANCE SHEET

MARCH 31, 2009

	3/31/2009	12/31/2008
ASSETS
Current Assets
Cash and cash equivalents	$6,654,204	$5,049,188
Cash pledged	––	193,657
Accounts receivable	5,376,919	5,204,418
Other receivables	12,355	11,963
Due from officer	5,414	––
Inventories	336,632	249,716
Prepayments	695,536	722,697
Trade deposit paid	317,978	320,780
Total Current Assets	13,399,038	11,752,419

Property and equipment, net	7,997,567	8,101,407
Intangible assets, net	7,018,800	7,113,137
Total Assets	$28,415,405	$26,966,963

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable	$1,560,221	$1,793,187
Bank acceptance payable	––	193,657
Accrued expenses and other payables	645,799	449,561
Trade deposit received	160,857	179,484
Short-term bank loans	3,658,180	3,800,058
Amount due to a shareholder	32,924	32,885
Value-added tax payable	251,420	234,513
Income tax payable	318,322	314,448
Total Current Liabilities	6,627,723	6,997,793

Long-term Liabilities
Long-term bank loan	292,654	292,312
Total Liabilities	6,920,377	7,290,105
Stockholders’ Equity Preferred stock, par value, $0.0001 per share 20,000,000 shares authorized, none outstanding	3,168	3,145
Common stock, par value, $0.0001 per share, 100,000,000 shares authorized, 31,675,000 and 31,450,000 shares issued and outstanding
Common stock subscribed, par value, $0.0001 per share, 25,000 and 250,000 shares issued	2	25
Paid-in capital	6,580,780	6,580,780
Subscriptions receivable	(1,000)	(10,000
Statutory reserves	1,358,080	1,247,175
Accumulated other comprehensive loss	47,667	41,266
Retained earnings	13,506,331	11,814,467
Total Stockholders’ Equity	21,495,028	19,676,858
Total Liabilities and Stockholders’ Equity	$28,415,405	$26,966,963

The accompanying notes are an integral part of these financial statements.

CHINA QINBA PHARMACEUTICALS, INC.

CONSOLIDATED STATEMENTS OF INCOME

FOR THE THREE MONTHS ENDED MARCH 31, 2009 AND 2008

	2009	2008
Sales, net	$4,693,433	$4,552,674

Cost of sales	(1,929,294)	(1,921,895))

Gross profit	2,764,139	2,630,779

Selling, general and administrative expenses	(574,985)	(311,875)

Income from operations	2,189,154	2,318,904

Other Income (Expense)
Interest income	12,401	7,381
Other income	591	241
Interest expense	(81,241)	(98,680)
Other expense	––	(18)
Total other Income (Expense)	(68,249)	(91,076)

Income before income taxes	2,120,905	2,227,828

Provision for income taxes	(318,136)	(334,174)

Net income	$1,802,769	$1,893,654

Net income per common share
Basic	$0.06	$0.06
Diluted	$0.06	$0.06

Weighted average common shares outstanding
Basic	31,662,637	31,250,000
Diluted	31,662,637	31,250,000

Net income	$1,802,769	$1,893,654
Other comprehensive income	6,401	(19,845)
Comprehensive income (loss)	$1,809,170	$1,873,809

The accompanying notes are an integral part of these financial statements.

CHINA QINBA PHARMACEUTICALS, INC.

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

FOR THE THREE MONTHS ENDED MARCH 31, 2009

	Common Stock		Stock subscribed
	Shares	Amount	Shares	Amount	Paid- in Capital	Subscription receivable	Statutory Reserves	Comprehensive Income (Loss)	Retained Earnings	Total Shareholders’ Equity
Balance 12/31/2008	31,450,000	$3,145	250,000	$25	$6,580,780	(10,000)	$1,247,175	$41,266	$11,814,467	$19,676,858
Transfer Reserves							110,905		(110,905)	––
Capital Contribution	225,000	23	(225,000)	(23)		9,000				9,000
Comprehensive income								6,401		6,401
Net Income									1,802,769	1,802,769
Balance 3/31/2009	31,675,000	$3,168	25,000	$2	$6,580,780	$(1,000)	$1,358,080	$47,667	$13,506,331	$21,495,028

The accompanying notes are an integral part of these financial statements.

CHINA QINBA PHARMACEUTICALS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED MARCH 31, 2009 AND 2008

	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$1,802,769	$1,893,654
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	201,427	131,489
Changes in operating assets and liabilities:
Cash pledged	193,770
Accounts receivable	(166,311)	(143,023)
Other receivables	(377)	1,902
Due from officer	(5,411)	––
Prepaid expenses	27,990	43,075
Trade deposit paid	3,176	(30,479)
Inventory	(86,573)	153,257
Accounts payable and accrued expenses	(39,331)	375,379
Bank acceptance payable	(193,770)
Trade deposit received	(18,826)	92,399
Amount due to a shareholder	––	––
VAT tax payable	16,622	102,498
Income tax payable	3,504	334,174
Total adjustment	(64,110)	1,060,671

Net cash provided by (used in) operating activities	1,738,659	2,954,325

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property & equipment	(22,222)	(4,339)
Intangible assets	––	7,691

Net cash used in Investing activities	(22,222)	3,352

CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings from short-term bank loan	731,208	698,910
Repayment of short-term bank loan	(877,450)	(698,910)
Proceeds of issuance of stock	9,000	––
Net cash provided by (used in) financing activities	(137,242)	––

Effect of exchange rate changes on cash and cash equivalents	25,821	132,978

Net Increase (Decrease) in cash and cash equivalents	1,605,016	3,090,655

Cash and cash equivalents, beginning balance	5,049,188	1,810,764
Cash and cash equivalents, ending balance	$6,654,204	$4,901,419
SUPPLEMENTAL DISCLOSURES:
Interest payments	$81,241	$98,680
Income tax payments	$314,632	$––

The accompanying notes are an integral part of these financial statements.

CHINA QINBA PHARMACEUTICALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2009

Note 1 - ORGANIZATION

China Qinba Pharmaceuticals, Inc. (“the Company”) was incorporated in the United States in Delaware on May 29, 2008. The Company formed Xi’an Pharmaceuticals Development Co., Ltd. (“Xi’an Pharmaceuticals” or the “WOFE”). Xi’an Pharmaceuticals is a wholly-owned subsidiary of China Qinba Pharmaceuticals, Inc. organized under the laws of the People’s Republic of China.

On October 28, 2008, Xi’an Pharmaceuticals Development Co., Ltd. entered into a series of agreements including a Management Entrustment Agreement, a Shareholders’ Voting Proxy Agreement, an Exclusive Option Agreement and a Share Pledge Agreement (the “Agreements”) with Xi’an Qinba Pharmaceutical Co., Ltd ("Xi’an Qinba") and its shareholders (the “Transaction”). Xi’an Qinba Pharmaceutical Co., Ltd. is a corporation formed under the laws of the PRC. According to these Agreements, Xi’an Pharmaceuticals Development Co., Ltd. acquired management control of Xi’an Qinba Pharmaceutical whereby Xi’an Pharmaceuticals Development Co., Ltd. is entitled to all of the net profits of Xi’an Qinba Pharmaceutical Co., Inc. as a management fee, and is obligated to fund Xi’an Qinba Pharmaceutical’s operations and pay all of the debts. In exchange for entering into the Agreements, on October 28, 2008, the Company issued 25,000,000 shares of its common stock to Xi’an Qinba Pharmaceutical Co., Ltd. owners, representing approximately 80% of the Company’s common stock outstanding after the Transaction. Consequently, the owners of Xi’an Qinba Pharmaceutical Co., Ltd. own a majority of the Company's common stock immediately following the Transaction, therefore, the Transaction is being accounted for as a "reverse acquisition", and Xi’an Qinba Pharmaceutical Co., Ltd. is deemed to be the accounting acquirer in the reverse acquisition.

These contractual arrangements completed on October 28, 2008 provide that Xi’an Pharmaceuticals Development Co., Ltd. has controlling interest in Xi’an Qinba Pharmaceutical as defined by FASB Interpretation No. 46R, “Consolidation of Variable Interest Entities” (“FIN 46R”), an Interpretation of Accounting Research Bulletin No. 51, which requires Xi’an Pharmaceuticals Development Co., Ltd. to consolidate the financial statements of Xi’an Qinba Pharmaceutical and ultimately consolidate with its parent company, China Qinba (see Note 2, “Principles of Consolidation”).

The Company, through its subsidiary, and exclusive contractual arrangement with Xi’an Qinba Pharmaceutical Co., Ltd., is engaged in the business of manufacturing and marketing over-the-counter (“OTC”) and prescription pharmaceutical products which include capsules, granules and powder type medicines.

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. The Company's functional currency is the Chinese Yuan Renminbi; however the accompanying consolidated financial statements have been translated and presented in United States Dollars. The accompanying financial statements present the historical financial condition, results of operations and cash flows of the operating companies.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company, its subsidiary and variable interest entity (“VIE”) for which the Company is the primary beneficiary. All inter-company accounts and transactions have been eliminated in consolidation. The Company has adopted FIN 46R which requires a VIE to be consolidated by a company if that company is subject to a majority of the risk of loss for the VIE or is entitled to receive a majority of the VIE’s residual returns.

CHINA QINBA PHARMACEUTICALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2009

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

In determining Xi’an Qinba Pharmaceutical is the VIE of Xi’an Pharmaceuticals Development Co., Ltd., the Company considered the following indicators, among others:

•

Xi’an Pharmaceuticals has the full right to control and administrate the financial affairs and daily operation of Xi’an Qinba and has the right to manage and control all assets of Xi’an Qinba. The equity holders of Xi’an Qinba as a group have no right to make any decision about Xi’an Qinba’s activities without the consent of Xi’an Pharmaceuticals.

•

Xi’an Pharmaceuticals was assigned all voting rights of Xi’an Qinba and has the right to appoint all directors and senior management personnel of Xi’an Qinba. The equity holders of Xi’an Qinba possess no substantive voting rights.

•

Xi’an Pharmaceuticals will provide financial support if Xi’an Qinba requires additional funds to maintain its operations and to repay its debts.

•

Xi’an Pharmaceuticals should be paid a management fee equal to 25% of Xi’an Qinba’s sales amount. If there are no earnings before taxes and other cash expenses, then no fee shall be paid. If Xi’an Qinba sustains losses, they will be carried over to the next period and deducted from the next management fee. Xi’an Pharmaceuticals should assume all operation risks of Xi’an Qinba and bear all losses of Xi’an Qinba. Therefore, Xi’an Pharmaceuticals is the primary beneficiary of Xi’an Qinba.

Xi’an Qinba is wholly owned by the majority shareholders of the Company. The capital provided to Xi’an Qinba by the Company was recorded as interest-free loan to Xi’an Qinba. There was no written note to this loan and the loan is not interest bearing and was eliminated during consolidation. Under various contractual agreements, the shareholders of Xi’an Qinba are required to transfer their ownership to the Company’s subsidiary in China when permitted by PRC laws and regulations or to designees of the Company at any time when the Company considers it is necessary to acquire Xi’an Qinba. In addition, the shareholders of Xi’an Qinba have pledged their shares in Xi’an Qinba as collateral to secure these contractual arrangements.

Foreign Currency

The Company’s reporting currency is the U.S. dollar. The Company’s operation in China uses Chinese Yuan Renminbi (CNY) as its functional currency. The financial statements of the subsidiary are translated into U.S. Dollars (USD) in accordance with Statement of Financial Accounting Standards (SFAS) No. 52, “Foreign Currency Translation.” According to the Statement, all assets and liabilities were translated at the current exchange rate, stockholders’ equity are translated at the historical rates and income statement items are translated at the average exchange rate for the period. The resulting translation adjustments are reported under other comprehensive income in accordance with SFAS No. 130, “Reporting Comprehensive Income,” as a component of shareholders’ equity. Foreign exchange transaction gains and losses are reflected in the income statement. For the three months ended March 31, 2009 and 2008, the foreign currency translation adjustments to the Company’s comprehensive income(loss) were $6,401 and $ (19,845).

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Risks and Uncertainties

The Company is subject to substantial risks from, among other things, intense competition associated with the industry in general, other risks associated with financing, liquidity requirements, rapidly changing customer requirements, limited operating history, foreign currency exchange rates and the volatility of public markets.

CHINA QINBA PHARMACEUTICALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2009

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company’s management and legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material, would be disclosed.

Loss contingencies considered to be remote by management are generally not disclosed unless they involve guarantees, in which case the guarantee would be disclosed.

Cash and Cash Equivalents

Cash and cash equivalents include cash in hand and cash in time deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less.

Accounts Receivable

The Company maintains reserves for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. Terms of the sales vary. Reserves are recorded primarily on a specific identification basis.

The standard credit period of the Company’s most of client is three months. Within the medical industry in China, the collection period is generally longer than for other industries. Management evaluates the collectability of the receivables at least quarterly. The estimated average collection period was 90 days as of March 31, 2009. There was no allowance for doubtful account as of March 31, 2009 and December 31, 2008.

Inventories

Inventories are valued at the lower of cost (determined on a weighted average basis) or market. Management compares the cost of inventories with the market value and allowances are made to reduce their inventories to market value, if lower. As of March 31, 2009 and December 31, 2008, inventories consist of the following:

	3/31/2009	12/31/2008
Raw materials	$311,358	$185,052
Finished goods	25,274	64,664
	$336,632	$249,716

CHINA QINBA PHARMACEUTICALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2009

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Property, Plant & Equipment

Property and equipment are stated at cost. Expenditures for maintenance and repairs are charged to earnings as incurred; additions, renewals and betterments are capitalized. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation of property and equipment is provided using the straight-line method for substantially all assets with estimated lives of:

Building and improvements	20-32 years
Machinery	8-42 years
Fixture, furniture and equipment	5-15 years
Motor vehicles	5-7 years

Property, Plant & Equipment consist of the following:

	3/31/2009	12/31/2008
Building and improvements	$3,845,547	$3,845,546
Machinery	5,792,431	5,789,181
Fixture, furniture and equipment	109,227	109,227
Motor vehicles	111,834	111,834
	9,859,039	9,855,788
Less: Accumulated depreciation	(1,861,472)	(1,754,381)
	$7,997,567	$8,101,407

Depreciation expense for March 31, 2009 and December 31, 2008 were $107,090 and $ 405,630.

Intangible Assets

Intangible assets are amortized using the straight-line method over their estimated period of benefit, ranging from one to fifty years. Management evaluate the recoverability of intangible assets periodically and take into account events or circumstances that warrant revised estimates of useful lives or that indicate that impairment exists. No impairments of intangible assets have been identified during any of the periods presented. The land rights purchased in 2003 will expire in 2053. All of the Company’s intangible assets are subject to amortization with estimated lives of:

Land use right	50 years
Proprietary technologies	20 years

As of March 31, 2009 and December 31, 2008, the components of finite-lived intangible assets are as follows:

	3/31/2009	12/31/2008
Land use right	$1,058,964	$1,058,964
Proprietary technologies	6,622,794	6,622,794
	7,681,760	7,681,760
Less: Accumulated amortization	(662,960)	(568,623)
	$7,018,800	$7,113,137

Amortized expense for March 31, 2009 and December 31, 2008 were $94,337.and $ 233,709.

CHINA QINBA PHARMACEUTICALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2009

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The estimated future amortization expenses related to intangible asset as of March 31, 2009 are as follows:

3/31/2009
2010	$377,348
2011	377,348
2012	377,348
2013	377,348
2014	377,348
Thereafter	$5,132,060

Long-Lived Assets

Effective January 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (SFAS No. 144), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes SFAS No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of,” and the accounting and reporting provisions of APB Opinion No. 30, “Reporting the Results of Operations for a Disposal of a Segment of a Business.” The Company periodically evaluates the carrying value of long-lived assets to be held and used in accordance with SFAS 144. SFAS No. 144 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal. Based on its review, the Company believes that, as of March 31, 2009, there were no significant impairments of its long-lived assets.

Fair Value of Financial Instruments

Statement of Financial Accounting Standard No. 107, “Disclosures about Fair Value of Financial Instruments,” requires that the Company discloses estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value.

Value Added Tax Payable

The Company is subject to a value added tax rate of 17% on product sales by the People’s Republic of China. Value added tax payable is computed net of value added tax paid on purchases for all sales in the People’s Republic of China.

Revenue Recognition

The Company’s revenue recognition policies are in compliance with Staff Accounting Bulletin (SAB) 104, “Revenue Recognition.” Sales revenue is recognized at the date of shipment to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectability is reasonably assured. Payments received before all of the relevant criteria for revenue recognition are satisfied are recorded as unearned revenue.

The Company does not allow its customers to return products. The Company’s customers can exchange products only if they are damaged in transportation.

Stock-Based Compensation

In October 1995, the FASB issued SFAS No. 123, “Accounting for Stock-Based Compensation.” SFAS No. 123 prescribes accounting and reporting standards for all stock-based compensation plans, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights.

CHINA QINBA PHARMACEUTICALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2009

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

In December 2004, the FASB issued FASB Statement No. 123R ("SFAS 123R"), "Share-Based Payment, an Amendment of FASB Statement No. 123." SFAS 123R requires companies to recognize in the statement of operations the grant date fair value of stock options and other equity-based compensation issued to employees. SFAS 123R is effective beginning in the Company's first quarter of fiscal 2006.

Advertising

Advertising expenses consist primarily of costs of promotion for corporate image and product marketing and costs of direct advertising. The Company expenses all advertising costs as incurred.

Income Taxes

The Company utilizes SFAS No. 109, “Accounting for Income Taxes,” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

In July 2006, the FASB issued Interpretation No. 48 (FIN 48), “Accounting for uncertainty in Income Taxes.” FIN 48 clarifies the accounting for Income Taxes by prescribing the minimum recognition threshold a tax position is required to meet before being recognized in the financial statements. It also provides guidance on de-recognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition and clearly scopes income taxes out of SFAS 5, “Accounting for Contingencies.” FIN 48 is effective for fiscal years beginning after December 15, 2006. As a result of implementing FIN 48, there have been no adjustments to the Company’s financial statements.

Comprehensive Income

Comprehensive income is defined as the change in equity of a company during a period from transactions and other events and circumstances excluding transactions resulting from investments from owners and distributions to owners. For the Company, comprehensive income for the periods presented includes net income, foreign currency translation adjustments.

Statement of Cash Flows

In accordance with SFAS No. 95, “Statement of Cash Flows,” cash flows from the Company’s operations are based upon the local currencies. As a result, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk are cash, accounts receivable and other receivables arising from its normal business activities. The Company places its cash in what it believes to be credit-worthy financial institutions. The Company has a diversified customer base, most of which are in China. The Company controls credit risk related to accounts receivable through credit approvals, credit limits and monitoring procedures. The Company routinely assesses the financial strength of its customers and, based upon factors surrounding the credit risk, establishes an allowance, if required, for uncollectible accounts and, as a consequence, believes that its accounts receivable credit risk exposure beyond such allowance is limited.

CHINA QINBA PHARMACEUTICALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2009

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Segment Reporting

Statement of Financial Accounting Standards No. 131, “Disclosure about Segments of an Enterprise and Related Information,” requires use of the “management approach” model for segment reporting. The management approach model is based on the way a company's management organizes segments within the company for making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company.

Recent Accounting Pronouncements

In February 2006, FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments.” SFAS No. 155 amends SFAS No 133, “Accounting for Derivative Instruments and Hedging Activities,” and SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities.” SFAS No. 155 permits fair value re-measurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS No. 133, establishes a requirement to evaluate interest in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives, and amends SFAS No. 140 to eliminate the prohibition on the qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This statement is effective for all financial instruments acquired or issued after the beginning of the Company’s first fiscal year that begins after September 15, 2006. The adoption of this Statement had no material impact on the Company’s results.

In March 2006, the FASB issued FASB Statement No. 156, “Accounting for Servicing of Financial Assets – an amendment to FASB Statement No. 140.” Statement No. 156 requires that an entity recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a service contract under certain situations. The new standard is effective for fiscal years beginning after September 15, 2006. The Company does not expect its adoption of this new standard to have a material impact on its financial position, results of operations or cash flows.

In September 2006, FASB issued Statement of Financial Accounting Standards 157 (“SFAS 157”), “Fair Value Measurements”. This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this Statement does not require any new fair value measurements. However, for some entities, the application of this Statement will change current practice. This Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The adoption of this Statement had no material impact on the Company’s results.

In September 2006, FASB issued SFAS 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans – an amendment of FASB Statements No. 87, 88, 106, and 132(R)”. This Statement improves financial reporting by requiring an employer to recognize the over funded or under funded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded statues in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This Statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. An employer with publicly traded equity securities is required to initially recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after December 15, 2006. An employer without publicly traded equity securities is required to recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after June 15, 2007.

CHINA QINBA PHARMACEUTICALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2009

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

However, an employer without publicly traded equity securities is required to disclose the following information in the notes to financial statements for a fiscal year ending after December 15, 2006, but before June 16, 2007, unless it has applied the recognition provisions of this Statement in preparing those financial statements.

a.

A brief description of the provisions of this Statement

b.

The date that adoption is required

c.

The date the employer plans to adopt the recognition provisions of this Statement, if earlier.

The requirement to measure plan assets and benefit obligations as of the date of the employer’s fiscal year-end statement of financial position is effective for fiscal years ending after December 15, 2008. The Company believes that the adoption of these standards will have no material impact on its financial statements.

In December 2006, the FASB issued FSP EITF 00-19-2, “Accounting for Registration Payment Arrangements” ("FSP 00-19-2") which addresses accounting for registration payment arrangements. FSP 00-19-2 specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as a separate agreement or included as a provision of a financial instrument or other agreement, should be separately recognized and measured in accordance with FASB Statement No. 5, “Accounting for Contingencies.” FSP 00-19-2 further clarifies that a financial instrument subject to a registration payment arrangement should be accounted for in accordance with other applicable generally accepted accounting principles without regard to the contingent obligation to transfer consideration pursuant to the registration payment arrangement.

For registration payment arrangements and financial instruments subject to those arrangements that were entered into prior to the issuance of EITF 00-19-2, this guidance shall be effective for financial statements issued for fiscal years beginning after December 15, 2006 and interim periods within those fiscal years. The adoption of FSP 00-19-2 had no material impact on the Company’s financial statements.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities.” SFAS 159 permits entities to choose to measure many financial instruments, and certain other items, at fair value. SFAS 159 applies to reporting periods beginning after November 15, 2007. The adoption of SFAS 159 had no material impact on the Company’s financial condition or results of operations.

In December 2007, the FASB issued SFAS No. 160, “Non-Controlling Interests in Consolidated Financial Statements.” This Statement amends ARB 51 to establish accounting and reporting standards for the non-controlling (minority) interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a non-controlling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. SFAS No. 160 is effective for the Company’s fiscal year beginning October 1, 2009. Management is currently evaluating the effect of this pronouncement on financial statements.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities.” The new standard is intended to improve financial reporting about derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity’s financial position, financial performance, and cash flows. It is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. The new standard also improves transparency about the location and amounts of derivative instruments in an entity’s financial statements; how derivative instruments and related hedged items are accounted for under Statement 133: and how derivative instruments and related hedged items affect its financial position, financial performance, and cash flows. Management is currently evaluating the effect of this pronouncement on financial statements.

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles.” This Statement will provide a framework for selecting accounting principles to be used in preparing financial statements that are presented in conformity with U.S. generally accepted accounting principles (GAAP) for nongovernmental entities. With the issuance of SFAS No. 162, the GAAP hierarchy for nongovernmental entities will move from auditing literature to accounting literature. The Company is currently assessing the impact of SFAS No. 162 on its financial position and results of operations.

CHINA QINBA PHARMACEUTICALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2009

Note 3 – SHORT-TERM BANK LOAN

The following summarizes short-term bank loan as of March 31, 2009 and December 31, 2008:

	3/31/2009		12/31/2008
Agricultural Bank of China	$2,487,562	Agricultural Bank of China	$2,484,653
Terms of these loans call for interest from 9.3375% to 9.711% per annum, with principal due in 2009		Terms of these loans call for interest from 9.3375% to 9.711% per annum, with principal due in 2009

Industrial and Commercial Bank of China -Xixiang Branch	731,636	Industrial and Commercial Bank of China -Xixiang Branch	876,937
Term of the loan called for interest 5.31% per annum, with principal due in 2010		Term of these loans called for interest from 7.956% to 8.541% per annum, with principal due in 2009

Xixiang rural cooperative bank	438,982	Xixiang rural cooperative bank	730,780
Term of these loans call for interest from 11.46% to 12,24% per annum with principal due in 2009 and 2010		Term of these loans call for interest from 11.46% to 12,24% per annum with principal due in 2009 and 2010

Total	$3,950,834		$4,092,370
Current Portion	3,658,180		3,800,058
Long term Portion	$292,654		$292,312

Note 4 – COMPENSATED ABSENCES

Regulation 45 of local labor law entitles employees to annual vacation leave after 1 year of service. In general all leave must be utilized annually, with proper notification. Any unutilized leave is cancelled.

Note 5- COMMITMENTS

The Company is committed to pay an additional $ 1,258,414 under an agreement of acquiring a new proprietary technology with Xi’an Tian Ya Medicine Technology Co., Ltd. The Company paid $ 497,512 that was included in prepayments.

Note 6 – INCOME TAX

The Company’s subsidiary and VIE were incorporated in the PRC which is governed by the Income Tax Laws of the PRC and various local tax laws. Effective January 1, 2008, China adopted a uniform tax rate of 25% for all enterprises (including foreign-invested enterprises).

The Company’s VIE is a high-tech enterprise and under PRC Income Tax Laws, it is entitled to a two-year tax exemption for 2006 through 2007. Starting from 2008, the Enterprise Income Tax (EIT) is at a statutory rate of 15%. The Company expensed $ 318,136 and $ 334,174 for income tax for the three months ended March 31, 2009 and 2008.

Note 7 – MAJOR CUSTOMERS AND CREDIT RISK

Twelve and eleven customers represented 90.01% and 89.79% of sales for the three months ended December 31, 2009 and 2008, respectively. Twelve and seven customers accounted for 95.27% and 81.65% of the Company’s accounts receivable at March 31, 2009 and 2008. The Company had three vendors at March 31,2009 and 2008 who accounted for 63.29% and 61.98% of the total purchases, respectively. Two and three vendors at March 31, 2009 and 2008 accounted for 46% and 75.6% of the Company’s accounts payable.

CHINA QINBA PHARMACEUTICALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2009

Note 8 - STATUTORY RESERVES

In accordance with the laws and regulations of the PRC, a wholly-owned Foreign Invested Enterprises income, after the payment of the PRC income taxes, shall be allocated to the statutory surplus reserves and statutory public affair fund. Prior to January 1, 2006 the proportion of allocation for reserve was 10 percent of the profit after tax to the surplus reserve fund and additional 5-10 percent to the public affair fund. The public affair fund reserve was limited to 50 percent of the registered capital. Effective January 1, 2006 there is now only one fund requirement. The reserve is 10 percent of income after tax, not to exceed 50 percent of registered capital.

Statutory Reserve funds are restricted for set off against losses, expansion of production and operation or crease in register capital of the respective company. Statutory public welfare fund is restricted to the capital expenditures for the collective welfare of employees. These reserves are not transferable to the Company in the form of cash dividends, loans or advances. These reserves are therefore not available for distribution except in liquidation. As of March 31, 2009 and December 31, 2008, the Company had allocated $ 1,358,080 and $ 1,247,175 to these non-distributable reserve funds.

Note 9 - OTHER COMPREHENSIVE INCOME

Balances of related after-tax components comprising accumulated other comprehensive income (loss), included in stockholders’ equity at March 31, 2009 is as follows:

Accumulated Other Comprehensive Income (loss)
Balance at December 31, 2008	$41,266
Change for 2009	6,401
Balance at March 31, 2009	$47,667

Note 10 - CURRENT VULNERABILITY DUE TO CERTAIN RISK FACTORS

The Company’s major operations are carried out in the PRC, therefore the Company is subject to the risks not typically associated with entities operating in the United States of America. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC, by the general state of the PRC's economy. All of the following risks may impair the Company’s business operations. If any of the following risks actually occurs, the Company’s business, financial condition or results of operations could be materially adversely affected. In such case, investor may lose all or part of the investment. Additional risks include:

•

The Company may not be able to adequately protect and maintain its intellectual property.

•

The Company may not be able to obtain regulatory approvals for its products.

•

The Company may have difficulty competing with larger and better financed companies in the same sector. New legislative or regulatory requirements may adversely affect the Company’s business and operations. The Company is dependant on certain key existing and future personnel.

•

The Company’s growth is dependent on its ability to successfully develop, market, or acquire new drugs. The Company may be subject to product liability claims in the future.

•

Changes in the laws and regulations in the PRC may adversely affect the Company’s ability to conduct its business.

•

The Company may experience barriers to conducting business due to governmental policy.

•

Capital outflow policies in the PRC may hamper the Company’s ability to remit income to the United States.

•

Fluctuation of the Renminbi could materially affect the Company’s financial condition and results of operations.

•

The Company may face obstacles from the communist system in the PRC.

•

The Company may have difficulty establishing adequate management, legal and financial controls in the PRC.

•

Trade barriers and taxes may have an adverse affect on the Company’s business and operations.

•

There may not be sufficient liquidity in the market for the Company’s securities in order for investors to sell their securities.

CHINA QINBA PHARMACEUTICALS, INC.

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2008

MORGENSTERN, SVOBODA, & BAER, CPA’s, P.C.

CERTIFIED PUBLIC ACCOUNTANTS

40 Exchange Place, Suite 1820

New York, NY 10005

TEL: (212) 925-9490

FAX: (212) 226-9134

E-MAIL: MSBCPAS@GMAIL.COM

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders of

China Qinba Pharmaceuticals, Inc.

We have audited the accompanying consolidated balance sheets of China Qinba Pharmaceuticals, Inc. (“Company”) as of December 31, 2008 and 2007, and the related consolidated statements of income, consolidated stockholders’ equity and comprehensive income, and consolidated statements of cash flow for the years then ended. The Company’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of China Qinba Pharmaceuticals, Inc. as of December 31, 2008 and 2007, and the consolidated results of its operations and its cash flows for each of the years in the period then ended, in conformity with accounting principles generally accepted in the United States of America.

Morgenstern, Svoboda & Baer, CPAs, P.C.

Certified Public Accountants

New York, NY

May 28, 2009

 CHINA QINBA PHARMACEUTICALS, INC.

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2008 AND 2007

	12/31/2008	12/31/2007
ASSETS
Current Assets
Cash and cash equivalents	$5,049,188	$1,810,964
Cash pledged	193,657
Accounts receivable	5,204,418	2,104,036
Other receivables	11,963	11,431
Inventories	249,716	808,171
Prepayments	722,697	46,222
Trade deposit paid	320,780	247,031
Total Current Assets	11,752,419	5,027,855

Property and equipment, net	8,101,407	8,525,541
Intangible assets, net	7,113,137	4,561,879
Total Assets	$26,966,963	$18,115,275

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable	$1,793,187	$1,916,261
Bank acceptance payable	193,657	––
Accrued expenses and other payables	449,561	407,315
Trade deposit received	179,484	71,098
Short-term bank loans	3,800,058	3,564,085
Amount due to a shareholder	32,885	27,416
Value-added tax payable	234,513	139,775
Income tax payable	314,448	––
Total Current Liabilities	6,997,793	6,125,950

Long-term Liabilities
Long-term bank loan	292,312	411,240
Total Liabilities	7,290,105	6,537,190

Stockholders’ Equity
Preferred stock, par value, $0.0001 per share 20,000,000 shares authorized, none outstanding	3,145	3,125
Common stock, par value, $0.0001 per share, 100,000,000 shares authorized, 31,450,000 and 31,250,000 issued and outstanding
Common stock subscribed, par value, $0.0001 per share, 250,000 shares issued	25	––
Paid-in capital	6,580,780	6,070,825
Subscriptions receivable	(10,000)
Statutory reserves	1,247,175	576,078
Accumulated other comprehensive loss	41,266	(219,369)
Retained earnings	11,814,467	5,147,426
Total Stockholders’ Equity	19,676,858	11,578,085

Total Liabilities and Stockholders’ Equity	$26,966,963	$18,115,275

The accompanying notes are an integral part of these financial statements.

CHINA QINBA PHARMACEUTICALS, INC.

CONSOLIDATED STATEMENTS OF INCOME

FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

	2008	2007
Sales, net	$18,174,003	$10,454,470

Cost of sales	(7,299,646)	(5,629,643)

Gross profit	10,874,357	4,824,827

Selling, general and administrative expenses	(1,874,807)	(1,008,430)

Income from operations	8,999,550	3,816,397

Other Income (Expense)
Interest income	32,635	21,060
Other income	13,014	192,986
Interest expense	(407,183)	(520,381)
Other expense	(3,687)	(13,009)
Total other Income (Expense)	(365,221)	(319,344)

Income before income taxes	8,634,329	3,497,053

Provision for income taxes	(1,296,191)	––

Net income	$7,338,138	$3,497,053

Net income per common share
Basic	$0.24	$0.11
Diluted	$0.24	$0.11

Weighted average common shares outstanding
Basic	31,283,333	31,250,000
Diluted	31,283,333	31,250,000

Net income	$7,338,138	$3,497,053
Other comprehensive income (loss)	260,635	(139,765)
Comprehensive income	$7,598,773	$3,357,288

The accompanying notes are an integral part of these financial statements.

CHINA QINBA PHARMACEUTICALS, INC.

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

	Common Stock		Stock subscribed
	Shares	Amount	Shares	Amount	Paid- in Capital	Subscription receivable	Statutory Reserves	Comprehensive Income (Loss)	Retained Earnings	Total Shareholders’ Equity
Balance 12/31/2006	31,250,000	$3,125	––	––	$6,070,825	––	$226,373	$(79,604)	$2,000,078	$8,220,797
Transfer Reserves							349,705		(349,705)
Capital Contribution
Comprehensive income								(139,765)		(139,765)
Net Income for 2007									3,497,053	3,497,053
Balance 12/31/2007	31,250,000	3,125	––	––	6,070,825	––	576,078	(219,369)	5,147,426	11,578,085
Transfer Reserves							671,097		(671,097)	––
Capital Contribution	200,000	20			499,980					500,000
Common stock Subscribed			250,000	25	9,775	(10,000)				––
Other Comprehensive								260,635		260,635
Net Income for 2008									7,338,138	7,338,138
Balance 12/31/2008	31,450,000	$3,145	250,000	$25	$6,580,780	$(10,000)	$1,247,175	$41,266	$11,814,467	$19,676,858

The accompanying notes are an integral part of these financial statements.

CHINA QINBA PHARMACEUTICALS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$7,338,138	$3,497,053
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	639,339	502,602
Loss on disposition of fixed assets	12,745	7,632
Changes in operating assets and liabilities:
Cash pledged	(187,451)
Accounts receivable	(2,866,193)	(867,058)
Other receivables	217	13,873
Prepaid expenses	(667,760)	(40,379)
Trade deposit paid	(55,554)	(132,397)
Inventory	592,354	252,748
Accounts payable and accrued expenses	(227,149)	719,242
Bank acceptance payable	187,451
Trade deposit received	100,357	(11,919)
Amount due to a shareholder	3,537	––
VAT tax payable	82,745	55,803
Income tax payable	304,372	––
Total adjustment	(2,080,990)	500,147

Net cash provided by (used in) operating activities	5,257,148	3,997,200

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property & equipment	(10,041)	(130,611)
Proceeds of disposal of property, plant, and equipment	15,562
Intangible assets	(2,612,990)	(2,633,439)
Net cash used in Investing activities	(2,607,469)	(2,764,050)

CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings from short-term bank loan	3,536,818	3,575,685
Repayment of short-term bank loan	(3,678,291)	(4,502,715)
Proceeds of issuance of stock	500,000	––
Net cash provided by (used in) financing activities	358,527	(927,030)

Effect of exchange rate changes on cash and cash equivalents	230,018	108,718

Net Increase (Decrease) in cash and cash equivalents	3,238,224	414,838

Cash and cash equivalents, beginning balance	1,810,964	1,396,126
Cash and cash equivalents, ending balance	$5,049,188	$1,810,964
SUPPLEMENTAL DISCLOSURES:
Interest payments	$407,183	$520,381
Income tax payments	$991,820	$––

The accompanying notes are an integral part of these financial statements.

CHINA QINBA PHARMACEUTICALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2008

Note 1 - ORGANIZATION

China Qinba Pharmaceuticals, Inc. (“the Company”) was incorporated in the United States in Delaware on May 29, 2008. The Company formed Xi’an Pharmaceuticals Development Co., Ltd. (“Xi’an Pharmaceuticals” or the “WOFE”). Xi’an Pharmaceuticals is a wholly-owned subsidiary of China Qinba Pharmaceuticals, Inc. organized under the laws of the People’s Republic of China.

On October 28, 2008, Xi’an Pharmaceuticals Development Co., Ltd. entered into a series of agreements including a Management Entrustment Agreement, a Shareholders’ Voting Proxy Agreement, an Exclusive Option Agreement and a Share Pledge Agreement (the “Agreements”) with Xi’an Qinba Pharmaceutical Co., Ltd ("Xi’an Qinba") and its shareholders (the “Transaction”). Xi’an Qinba Pharmaceutical Co., Ltd. is a corporation formed under the laws of the PRC. According to these Agreements, Xi’an Pharmaceuticals Development Co., Ltd. acquired management control of Xi’an Qinba Pharmaceutical whereby Xi’an Pharmaceuticals Development Co., Ltd. is entitled to all of the net profits of Xi’an Qinba Pharmaceutical Co., Inc. as a management fee, and is obligated to fund Xi’an Qinba Pharmaceutical’s operations and pay all of the debts. In exchange for entering into the Agreements, on October 28, 2008, the Company issued 25,000,000 shares of its common stock to Xi’an Qinba Pharmaceutical Co., Ltd. owners, representing approximately 80% of the Company’s common stock outstanding after the Transaction. Consequently, the owners of Xi’an Qinba Pharmaceutical Co., Ltd. own a majority of the Company's common stock immediately following the Transaction, therefore, the Transaction is being accounted for as a "reverse acquisition", and Xi’an Qinba Pharmaceutical Co., Ltd. is deemed to be the accounting acquirer in the reverse acquisition.

These contractual arrangements completed on October 28, 2008 provide that Xi’an Pharmaceuticals Development Co., Ltd. has controlling interest in Xi’an Qinba Pharmaceutical as defined by FASB Interpretation No. 46R, “Consolidation of Variable Interest Entities” (“FIN 46R”), an Interpretation of Accounting Research Bulletin No. 51, which requires Xi’an Pharmaceuticals Development Co., Ltd. to consolidate the financial statements of Xi’an Qinba Pharmaceutical and ultimately consolidate with its parent company, China Qinba (see Note 2, “Principles of Consolidation”).

The Company, through its subsidiary, and exclusive contractual arrangement with Xi’an Qinba Pharmaceutical Co., Ltd., is engaged in the business of manufacturing and marketing over-the-counter (“OTC”) and prescription pharmaceutical products which include capsules, granules and powder type medicines.

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. The Company's functional currency is the Chinese Yuan Renminbi; however the accompanying consolidated financial statements have been translated and presented in United States Dollars. The accompanying financial statements present the historical financial condition, results of operations and cash flows of the operating companies.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company, its subsidiary and variable interest entity (“VIE”) for which the Company is the primary beneficiary. All inter-company accounts and transactions have been eliminated in consolidation. The Company has adopted FIN 46R which requires a VIE to be consolidated by a company if that company is subject to a majority of the risk of loss for the VIE or is entitled to receive a majority of the VIE’s residual returns.

CHINA QINBA PHARMACEUTICALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2008

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

In determining Xi’an Qinba Pharmaceutical is the VIE of Xi’an Pharmaceuticals Development Co., Ltd., the Company considered the following indicators, among others:

•

Xi’an Pharmaceuticals has the full right to control and administrate the financial affairs and daily operation of Xi’an Qinba and has the right to manage and control all assets of Xi’an Qinba. The equity holders of Xi’an Qinba as a group have no right to make any decision about Xi’an Qinba’s activities without the consent of Xi’an Pharmaceuticals.

•

Xi’an Pharmaceuticals was assigned all voting rights of Xi’an Qinba and has the right to appoint all directors and senior management personnel of Xi’an Qinba. The equity holders of Xi’an Qinba possess no substantive voting rights.

•

Xi’an Pharmaceuticals will provide financial support if Xi’an Qinba requires additional funds to maintain its operations and to repay its debts.

•

Xi’an Pharmaceuticals should be paid a management fee equal to 25% of Xi’an Qinba’s sales amount. If there are no earnings before taxes and other cash expenses, then no fee shall be paid. If Xi’an Qinba sustains losses, they will be carried over to the next period and deducted from the next management fee. Xi’an Pharmaceuticals should assume all operation risks of Xi’an Qinba and bear all losses of Xi’an Qinba. Therefore, Xi’an Pharmaceuticals is the primary beneficiary of Xi’an Qinba.

Xi’an Qinba is wholly owned by the majority shareholders of the Company. The capital provided to Xi’an Qinba by the Company was recorded as interest-free loan to Xi’an Qinba. There was no written note to this loan and the loan is not interest bearing and was eliminated during consolidation. Under various contractual agreements, the shareholders of Xi’an Qinba are required to transfer their ownership to the Company’s subsidiary in China when permitted by PRC laws and regulations or to designees of the Company at any time when the Company considers it is necessary to acquire Xi’an Qinba. In addition, the shareholders of Xi’an Qinba have pledged their shares in Xi’an Qinba as collateral to secure these contractual arrangements.

Foreign Currency

The Company’s reporting currency is the U.S. dollar. The Company’s operation in China uses Chinese Yuan Renminbi (CNY) as its functional currency. The financial statements of the subsidiary are translated into U.S. Dollars (USD) in accordance with Statement of Financial Accounting Standards (SFAS) No. 52, “Foreign Currency Translation.” According to the Statement, all assets and liabilities were translated at the current exchange rate, stockholders’ equity are translated at the historical rates and income statement items are translated at the average exchange rate for the period. The resulting translation adjustments are reported under other comprehensive income in accordance with SFAS No. 130, “Reporting Comprehensive Income,” as a component of shareholders’ equity. Foreign exchange transaction gains and losses are reflected in the income statement. For the year ended December 31, 2008 and 2007, the foreign currency translation adjustments to the Company’s comprehensive income(loss) were $260,635 and $ (139,765), respectively.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Risks and Uncertainties

The Company is subject to substantial risks from, among other things, intense competition associated with the industry in general, other risks associated with financing, liquidity requirements, rapidly changing customer requirements, limited operating history, foreign currency exchange rates and the volatility of public markets.

CHINA QINBA PHARMACEUTICALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2008

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company’s management and legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material, would be disclosed.

Loss contingencies considered to be remote by management are generally not disclosed unless they involve guarantees, in which case the guarantee would be disclosed.

Cash and Cash Equivalents

Cash and cash equivalents include cash in hand and cash in time deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less.

Accounts Receivable

The Company maintains reserves for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. Terms of the sales vary. Reserves are recorded primarily on a specific identification basis.

The standard credit period of the Company’s most of client is three months. Within the medical industry in China, the collection period is generally longer than for other industries. Management evaluates the collectability of the receivables at least quarterly. The estimated average collection period was 90 days as of December 31, 2008 and December 31, 2007. There was no allowance for doubtful account as of December 31, 2008 and December 31, 2007.

Inventories

Inventories are valued at the lower of cost (determined on a weighted average basis) or market. Management compares the cost of inventories with the market value and allowances are made to reduce their inventories to market value, if lower. As of December 31, 2008 and 2007, inventories consist of the following:

	Years ended December 31,
	2008	2007
Raw materials	$185,052	$504,628
Finished goods	64,664	303,543
	$249,716	$808,171

CHINA QINBA PHARMACEUTICALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2008

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Property, Plant & Equipment

Property and equipment are stated at cost. Expenditures for maintenance and repairs are charged to earnings as incurred; additions, renewals and betterments are capitalized. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation of property and equipment is provided using the straight-line method for substantially all assets with estimated lives of:

Building and improvements	20-32 years
Machinery	8-42 years
Fixture, furniture and equipment	5-15 years
Motor vehicles	5-7 years

Property, Plant & Equipment consist of the following:

	Years ended December 31,
	2008	2007
Building and improvements	$3,845,546	$3,845,546
Machinery	5,789,181	5,787,106
Fixture, furniture and equipment	109,227	101,262
Motor vehicles	111,834	140,378
	9,855,788	9,874,292
Less: Accumulated depreciation	(1,754,381)	(1,348,751)
	$8,101,407	$8,525,541

Depreciation expense for December 31, 2008 and December 31, 2007 was $405,630 and $392,651 respectively.

Intangible Assets

Intangible assets are amortized using the straight-line method over their estimated period of benefit, ranging from one to fifty years. Management evaluate the recoverability of intangible assets periodically and take into account events or circumstances that warrant revised estimates of useful lives or that indicate that impairment exists. No impairments of intangible assets have been identified during any of the periods presented. The land rights purchased in 2003 will expire in 2053. All of the Company’s intangible assets are subject to amortization with estimated lives of:

Land use right	50 years
Proprietary technologies	20 years

As of December 31, 2008 and 2007, the components of finite-lived intangible assets are as follows:

	12/31/2008	12/31/2007
Land use right	$1,058,964	$1,058,965
Proprietary technologies	6,622,794	3,837,828
	7,681,760	4,896,793
Less: Accumulated amortization	(568,623)	(334,914)
	$7,113,137	$4,561,879

Amortized expense for December 31, 2008 and December 31, 2007 was $233,709 and $88,108 respectively.

CHINA QINBA PHARMACEUTICALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2008

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The estimated future amortization expenses related to intangible asset as of December 31, 2008 are as follows:

Years Ending December 31,
2009	$352,319
2010	352,319
2011	352,319
2012	352,319
2013	352,319
Thereafter	5,351,542

Long-Lived Assets

Effective January 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (SFAS No. 144), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes SFAS No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of,” and the accounting and reporting provisions of APB Opinion No. 30, “Reporting the Results of Operations for a Disposal of a Segment of a Business.” The Company periodically evaluates the carrying value of long-lived assets to be held and used in accordance with SFAS 144. SFAS No. 144 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal. Based on its review, the Company believes that, as of December 31, 2008, there were no significant impairments of its long-lived assets.

Fair Value of Financial Instruments

Statement of Financial Accounting Standard No. 107, “Disclosures about Fair Value of Financial Instruments,” requires that the Company discloses estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value.

Value Added Tax Payable

The Company is subject to a value added tax rate of 17% on product sales by the People’s Republic of China. Value added tax payable is computed net of value added tax paid on purchases for all sales in the People’s Republic of China.

Revenue Recognition

The Company’s revenue recognition policies are in compliance with Staff Accounting Bulletin (SAB) 104, “Revenue Recognition.” Sales revenue is recognized at the date of shipment to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectability is reasonably assured. Payments received before all of the relevant criteria for revenue recognition are satisfied are recorded as unearned revenue.

The Company does not allow its customers to return products. The Company’s customers can exchange products only if they are damaged in transportation.

Stock-Based Compensation

In October 1995, the FASB issued SFAS No. 123, “Accounting for Stock-Based Compensation.” SFAS No. 123 prescribes accounting and reporting standards for all stock-based compensation plans, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights.

CHINA QINBA PHARMACEUTICALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2008

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

In December 2004, the FASB issued FASB Statement No. 123R ("SFAS 123R"), "Share-Based Payment, an Amendment of FASB Statement No. 123." SFAS 123R requires companies to recognize in the statement of operations the grant date fair value of stock options and other equity-based compensation issued to employees. SFAS 123R is effective beginning in the Company's first quarter of fiscal 2006.

Advertising

Advertising expenses consist primarily of costs of promotion for corporate image and product marketing and costs of direct advertising. The Company expenses all advertising costs as incurred.

Income Taxes

The Company utilizes SFAS No. 109, “Accounting for Income Taxes,” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

In July 2006, the FASB issued Interpretation No. 48 (FIN 48), “Accounting for uncertainty in Income Taxes.” FIN 48 clarifies the accounting for Income Taxes by prescribing the minimum recognition threshold a tax position is required to meet before being recognized in the financial statements. It also provides guidance on de-recognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition and clearly scopes income taxes out of SFAS 5, “Accounting for Contingencies.” FIN 48 is effective for fiscal years beginning after December 15, 2006. As a result of implementing FIN 48, there have been no adjustments to the Company’s financial statements.

Comprehensive Income

Comprehensive income is defined as the change in equity of a company during a period from transactions and other events and circumstances excluding transactions resulting from investments from owners and distributions to owners. For the Company, comprehensive income for the periods presented includes net income, foreign currency translation adjustments.

Statement of Cash Flows

In accordance with SFAS No. 95, “Statement of Cash Flows,” cash flows from the Company’s operations are based upon the local currencies. As a result, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk are cash, accounts receivable and other receivables arising from its normal business activities. The Company places its cash in what it believes to be credit-worthy financial institutions. The Company has a diversified customer base, most of which are in China. The Company controls credit risk related to accounts receivable through credit approvals, credit limits and monitoring procedures. The Company routinely assesses the financial strength of its customers and, based upon factors surrounding the credit risk, establishes an allowance, if required, for uncollectible accounts and, as a consequence, believes that its accounts receivable credit risk exposure beyond such allowance is limited.

CHINA QINBA PHARMACEUTICALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2008

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Segment Reporting

Statement of Financial Accounting Standards No. 131, “Disclosure about Segments of an Enterprise and Related Information,” requires use of the “management approach” model for segment reporting. The management approach model is based on the way a company's management organizes segments within the company for making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company.

Recent Accounting Pronouncements

In February 2006, FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments.” SFAS No. 155 amends SFAS No 133, “Accounting for Derivative Instruments and Hedging Activities,” and SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities.” SFAS No. 155 permits fair value re-measurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS No. 133, establishes a requirement to evaluate interest in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives, and amends SFAS No. 140 to eliminate the prohibition on the qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This statement is effective for all financial instruments acquired or issued after the beginning of the Company’s first fiscal year that begins after September 15, 2006. The adoption of this Statement had no material impact on the Company’s results

In March 2006, the FASB issued FASB Statement No. 156, “Accounting for Servicing of Financial Assets – an amendment to FASB Statement No. 140.” Statement No. 156 requires that an entity recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a service contract under certain situations. The new standard is effective for fiscal years beginning after September 15, 2006. The Company does not expect its adoption of this new standard to have a material impact on its financial position, results of operations or cash flows.

In September 2006, FASB issued Statement of Financial Accounting Standards 157 (“SFAS 157”), “Fair Value Measurements”. This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this Statement does not require any new fair value measurements. However, for some entities, the application of this Statement will change current practice. This Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The adoption of this Statement had no material impact on the Company’s results.

In September 2006, FASB issued SFAS 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans – an amendment of FASB Statements No. 87, 88, 106, and 132(R)”. This Statement improves financial reporting by requiring an employer to recognize the over funded or under funded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded statues in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This Statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. An employer with publicly traded equity securities is required to initially recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after December 15, 2006. An employer without publicly traded equity securities is required to recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after June 15, 2007.

CHINA QINBA PHARMACEUTICALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2008

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

However, an employer without publicly traded equity securities is required to disclose the following information in the notes to financial statements for a fiscal year ending after December 15, 2006, but before June 16, 2007, unless it has applied the recognition provisions of this Statement in preparing those financial statements.

a.

A brief description of the provisions of this Statement

b.

The date that adoption is required

c.

The date the employer plans to adopt the recognition provisions of this Statement, if earlier.

The requirement to measure plan assets and benefit obligations as of the date of the employer’s fiscal year-end statement of financial position is effective for fiscal years ending after December 15, 2008. The Company believes that the adoption of these standards will have no material impact on its financial statements.

In December 2006, the FASB issued FSP EITF 00-19-2, “Accounting for Registration Payment Arrangements” ("FSP 00-19-2") which addresses accounting for registration payment arrangements. FSP 00-19-2 specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as a separate agreement or included as a provision of a financial instrument or other agreement, should be separately recognized and measured in accordance with FASB Statement No. 5, “Accounting for Contingencies.” FSP 00-19-2 further clarifies that a financial instrument subject to a registration payment arrangement should be accounted for in accordance with other applicable generally accepted accounting principles without regard to the contingent obligation to transfer consideration pursuant to the registration payment arrangement.

For registration payment arrangements and financial instruments subject to those arrangements that were entered into prior to the issuance of EITF 00-19-2, this guidance shall be effective for financial statements issued for fiscal years beginning after December 15, 2006 and interim periods within those fiscal years. The adoption of FSP 00-19-2 had no material impact on the Company’s financial statements.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities.” SFAS 159 permits entities to choose to measure many financial instruments, and certain other items, at fair value. SFAS 159 applies to reporting periods beginning after November 15, 2007. The adoption of SFAS 159 had no material impact on the Company’s financial condition or results of operations.

In December 2007, the FASB issued SFAS No. 160, “Non-Controlling Interests in Consolidated Financial Statements.” This Statement amends ARB 51 to establish accounting and reporting standards for the non-controlling (minority) interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a non-controlling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. SFAS No. 160 is effective for the Company’s fiscal year beginning October 1, 2009. Management is currently evaluating the effect of this pronouncement on financial statements.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities.” The new standard is intended to improve financial reporting about derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity’s financial position, financial performance, and cash flows. It is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. The new standard also improves transparency about the location and amounts of derivative instruments in an entity’s financial statements; how derivative instruments and related hedged items are accounted for under Statement 133: and how derivative instruments and related hedged items affect its financial position, financial performance, and cash flows. Management is currently evaluating the effect of this pronouncement on financial statements.

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles.” This Statement will provide a framework for selecting accounting principles to be used in preparing financial statements that are presented in conformity with U.S. generally accepted accounting principles (GAAP) for nongovernmental entities. With the issuance of SFAS No. 162, the GAAP hierarchy for nongovernmental entities will move from auditing literature to accounting literature. The Company is currently assessing the impact of SFAS No. 162 on its financial position and results of operations.

CHINA QINBA PHARMACEUTICALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2008

Note 3 – SHORT-TERM BANK LOAN

The following summarizes short-term bank loan as of December 31, 2008 and 2007:

	2008		2007
Agricultural Bank of China	$2,484,653	Agricultural Bank of China	$2,330,363
Terms of these loans call for interest from 9.3375% to 9.711% per annum, with principal due in 2009		Terms of these loans call for interest from 8.892% to 9.477% per annum, with principal due in 2008.

Industrial and Commercial Bank of China -Xixiang Branch	876,937	Industrial and Commercial Bank of China -Xixiang Branch	959,562
Term of these loans called for interest from 7.956% to 8,541% per annum, with principal due in 2009		Term of these loans called for interest from 7.956% to 9.126% per annum, with principal due in 2008

Xixiang rural cooperative bank	730,780	Xixiang rural cooperative bank	685,401
Term of these loans call for interest from 11.46% to 12,24% per annum with principal due in 2009 and 2010		Term of these loans call for interest from 10.08% to 11.46% per annum with principal due in 2008 and 2009

Total	$4,092,370		$3,975,325
Current Portion	3,800,058		3,564,085
Long term Portion	$292,312		$411,240

Note 4 – BANK ACCEPTANCES

Industrial and Commercial Bank of China issued bank acceptances totaling $ 193,657 to four of the Company’s suppliers. There is no interest to be paid to the bank as the Company pledged the same amount in deposits in bank as collateral. The acceptances are due between 12/25/2008 and 3/17/2009.

Note 5 – COMPENSATED ABSENCES

Regulation 45 of local labor law entitles employees to annual vacation leave after 1 year of service. In general all leave must be utilized annually, with proper notification. Any unutilized leave is cancelled.

Note 6 – INCOME TAX

The Company’s subsidiary and VIE were incorporated in the PRC which is governed by the Income Tax Laws of the PRC and various local tax laws. Effective January 1, 2008, China adopted a uniform tax rate of 25% for all enterprises (including foreign-invested enterprises).

The Company’s VIE is a high-tech enterprise and under PRC Income Tax Laws, it is entitled to a two-year tax exemption for 2006 through 2007. Starting from 2008, the Enterprise Income Tax (EIT) is at a statutory rate of 15%. The Company expensed $1,296,191for income tax for the year ended December 31, 2008.

Note 7 – MAJOR CUSTOMERS AND CREDIT RISK

No single customer represented more than 10% of sales for the year ended December 31, 2008. No customers accounted for more than 10% of sales for the year ended December 31, 2007. One and six customers accounted for greater than 10% of accounts receivable at December 31, 2008 and 2007. The one accounted for 10.72% and the six for 60.35% of the Company’s accounts receivable at December 31, 2008 and 2007, respectively. The Company had three and two vendors at December 31, 2008 and 2007 who accounted for 71.01% and 43.98% of the total purchases, respectively. Three and two vendors at December 31, 2008 and 2007 accounted for 63.5% and 59.9% of the Company’s accounts payable.

CHINA QINBA PHARMACEUTICALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2008

Note 8 - STATUTORY RESERVES

In accordance with the laws and regulations of the PRC, a wholly-owned Foreign Invested Enterprises income, after the payment of the PRC income taxes, shall be allocated to the statutory surplus reserves and statutory public affair fund. Prior to January 1, 2006 the proportion of allocation for reserve was 10 percent of the profit after tax to the surplus reserve fund and additional 5-10 percent to the public affair fund. The public affair fund reserve was limited to 50 percent of the registered capital. Effective January 1, 2006 there is now only one fund requirement. The reserve is 10 percent of income after tax, not to exceed 50 percent of registered capital.

Statutory Reserve funds are restricted for set off against losses, expansion of production and operation or crease in register capital of the respective company. Statutory public welfare fund is restricted to the capital expenditures for the collective welfare of employees. These reserves are not transferable to the Company in the form of cash dividends, loans or advances. These reserves are therefore not available for distribution except in liquidation. As of December 31, 2008 the Company had allocated $ 1,247,175 to these non-distributable reserve funds.

Note 9 - OTHER COMPREHENSIVE INCOME

Balances of related after-tax components comprising accumulated other comprehensive income (loss), included in stockholders’ equity at December 31, 2008 and 2007 is as follows:

Accumulated Other Comprehensive Income (loss)
Balance at December 31, 2006	$(79,604)
Change for 2007	(139,765)
Balance at December 31, 2007	(219,369)
Change for 2008	260,635
Balance at December 31, 2008	$41,266

Note 10 - CURRENT VULNERABILITY DUE TO CERTAIN RISK FACTORS

The Company’s major operations are carried out in the PRC, therefore the Company is subject to the risks not typically associated with entities operating in the United States of America. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC, by the general state of the PRC's economy. All of the following risks may impair the Company’s business operations. If any of the following risks actually occurs, the Company’s business, financial condition or results of operations could be materially adversely affected. In such case, investor may lose all or part of the investment. Additional risks include:

•

The Company may not be able to adequately protect and maintain its intellectual property.

•

The Company may not be able to obtain regulatory approvals for its products.

•

The Company may have difficulty competing with larger and better financed companies in the same sector. New legislative or regulatory requirements may adversely affect the Company’s business and operations. The Company is dependant on certain key existing and future personnel.

•

The Company’s growth is dependent on its ability to successfully develop, market, or acquire new drugs. The Company may be subject to product liability claims in the future.

•

Changes in the laws and regulations in the PRC may adversely affect the Company’s ability to conduct its business.

•

The Company may experience barriers to conducting business due to governmental policy.

•

Capital outflow policies in the PRC may hamper the Company’s ability to remit income to the United States.

•

Fluctuation of the Renminbi could materially affect the Company’s financial condition and results of operations.

•

The Company may face obstacles from the communist system in the PRC.

•

The Company may have difficulty establishing adequate management, legal and financial controls in the PRC.

•

Trade barriers and taxes may have an adverse affect on the Company’s business and operations.

•

There may not be sufficient liquidity in the market for the Company’s securities in order for investors to sell their securities.

PART – II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.

Other Expenses of Issuance and Distribution.

We will pay all expenses in connection with the registration and sale of the common stock by the selling stockholders. The estimated expenses of issuance and distribution are set forth below:

Registration fees	$137.55
Legal fees	$35,000.00
Accounting fees	$10,000.00
Miscellaneous	$4,862.45
Total estimated costs of offering	$50,000.00

Item 14.

Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law provides that a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that (1) his act or failure to act constituted a breach of his fiduciary duties as a director or officer and (2) his breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

This provision is intended to afford directors and officers protection against and to limit their potential liability for monetary damages resulting from suits alleging a breach of the duty of care by a director or officer. As a consequence of this provision, stockholders of our company will be unable to recover monetary damages against directors or officers for action taken by them that may constitute negligence or gross negligence in performance of their duties unless such conduct falls within one of the foregoing exceptions. The provision, however, does not alter the applicable standards governing a director’s or officer’s fiduciary duty and does not eliminate or limit the right of our company or any stockholder to obtain an injunction or any other type of non-monetary relief in the event of a breach of fiduciary duty.

Item 15.

Recent Sales of Unregistered Securities

In May 2008 we issued 6,250,000 shares of our common stock to our three founders in consideration for services in connection with our formation and organization. This offering and sale of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance by us did not involve a public offering. The offering was not a public offering as defined in Section 4(2) because the offer and sale was made to an insubstantial number of persons and because of the manner of the offering. In addition, these investors had the necessary investment intent as required by Section 4(2) since they agreed to, and received, share certificates bearing a legend stating that such shares are restricted. This restriction ensures that these shares will not be immediately redistributed into the market and therefore not be part of a public offering. This offering was done with no general solicitation or advertising by the Registrant. Based on an analysis of the above factors, the Registrant has met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

In May 2008 we issued 25,000,000 shares of our common stock outside the U.S. to the shareholders of Xi’an Pharmaceuticals, Co., Ltd., in exchange for them causing Xi’an Pharmaceuticals to enter into the Management Entrustment Agreement. This offering and sale of common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 and Regulation S promulgated under the Securities Act of 1933 since the issuance by us did not involve a public offering and was made outside the U.S to a Non-U.S. Person. The offering was not a public offering as defined in Section 4(2) because the offer and sale was made to an insubstantial number of person and because of the manner of the offering. We did not undertake an offering in which we sold shares to a large number of investors. In addition, this entity had the necessary investment intent as required by Section 4(2) since it agreed to, and received, share certificates bearing a legend stating that such shares are restricted. This restriction ensures that these shares will not be immediately redistributed into the market and therefore not be part of a public offering. This offering was done with no general solicitation or advertising by the Registrant. Based on an analysis of the above factors, the Registrant has met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 and Regulation S promulgated under the Securities Act of 1933 for this transaction.

In November 2008 we issued 200,000 share of our common stock to one individual $500,000. This offering and sale of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance by us did not involve a public offering. The offering was not a public offering as defined in Section 4(2) because the offer and sale was made to an insubstantial number of persons and because of the manner of the offering. In addition, these investors had the necessary investment intent as required by Section 4(2) since they agreed to, and received, share certificates bearing a legend stating that such shares are restricted. This restriction ensures that these shares will not be immediately redistributed into the market and therefore not be part of a public offering. This offering was done with no general solicitation or advertising by the Registrant. Based on an analysis of the above factors, the Registrant has met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

Commencing September 2008 and ending December 2008 we issued 250,000 shares of our common stock at $.04 per share to 36 investors. The offering and sale of 212,500 shares of such common stock qualified for exemption under Regulation D of the Securities Act of 1933 since the issuance by us did not involve a public offering and because the offering complied with the requirements of Regulation D. The offering was made to less than 35 non-accredited investors and a Form D was filed with the United States Securities and Exchange Commission In addition, these investors had the necessary investment intent as required by Regulation D since they agreed to, and received, share certificates bearing a legend stating that such shares are restricted. This restriction ensures that these shares will not be immediately redistributed into the market and therefore not be part of a public offering. This offering was done with no general solicitation or advertising by the Registrant. Based on an analysis of the above factors, the Registrant has met the requirements to qualify for exemption under Regulation D of the Rules and Regulations promulgated under the Securities Act of 1933 for this transaction. The offering and sale of 37,500 shares of such common stock were issued in reliance upon Regulation S of the Securities Act of 1933. The offering and sale of the common stock in this transaction qualified for exemption under Regulation S of the Securities Act of 1933, as amended, because the offer and sale occurred outside the United States without any direct selling efforts in the United States. In addition, the investor had the necessary investment intent as required by Regulation S since it agreed to, and received, share certificates bearing a legend stating that such shares are restricted. This restriction ensures that these shares will not be immediately redistributed into the market and therefore not part of a public offering.

Item 16.

Exhibits

3.1

Articles of Incorporation *

3.2

By-Laws*

5.1

Opinion of Lehman & Eilen LLP Re: Legality of Shares*

10.1

Certificate of Good Manufacturing Practices for Pharmaceutical Products issued September 3, 2006 (H0192)*

10.2

Certificate of Good Manufacturing Practices for Pharmaceutical Products issued August 1, 2007 (H4109)*

10.3

Certificate of Good Manufacturing Practices for Pharmaceutical Products issued August 1, 2007 (H4119)*

10.4

Loan Agreement with Agricultural Bank of China Shaanxi Province Subbranch Banking Dep’t. Expiring July 29, 2009*

10.5

Loan Agreement with Agricultural Bank of China Shaanxi Province Subbranch Banking Dep’t. Expiring August 5, 2009*

10.6

Loan Agreement with Agricultural Bank of China Shaanxi Province Subbranch Banking Dep’t. Expiring September 11, 2009*

10.7

Mortgage and Guarantee and Borrowing Contract with Rural Cooperative Bank of Xixiang, Shaanxi Expiring April 27, 2009*

10.8

Mortgage and Guarantee and Borrowing Contract with Rural Cooperative Bank of Xixiang, Shaanxi Expiring July 10, 2010*

10.9

Agreement on Entrustment for Operation and Management*

10.10

Agreement on Share Pledge*

10.11

Exclusive Option Agreement*

10.12

Shareholders’ Voting Proxy Agreement *

10.13

Labor Contract with Wang Guozhu*

10.14

Labor Contract with Zhang Guiping*

10.15

Labor Contract with Liu Chuanfeng*

10.16

Labor Contract with Qiao Yufei*

10.17

Form of Distribution Agreement(1)

10.18

Consulting Agreement with ValueRich, Inc.(1)

23.1

Consent of Morgenstern, Svoboda & Baer CPA’s P.C.(1)

23.2

Consent of Lehman & Eilen LLP (included in Exhibit 5.1 opinion)*

23.3

Consent of East Associates (included in Exhibit 99.1 opinion)(1)

99.1

Opinion of East Associates(1)

———————

*

Previously filed

(1)

Filed herewith

Item 17.

Undertakings

The undersigned registrant hereby undertakes that it will:

(1)

File, during any period in which it offers or sells securities, a post- effective amendment to this registration statement to:

(i)

Include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)

Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the ‘‘Calculation of Registration Fee’’ table in the effective registration statement; and

(iii)

Include any additional or changed material information on the plan of distribution.

(2)

For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)

File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the ‘‘Act’’) may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in Xi’an City, People’s Republic of China on June 18, 2009.

CHINA QINBA PHARMACEUTICALS, INC.

By:	/s/ WANG GUOZHU
Wang Guozhu
Chairman
(principal executive officer)

By:	/s/ LIU CHUANFENG
Liu Chuanfeng
Chief Financial Officer
(principal financial officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date:	June 18, 2009	By:	/s/ WANG GUOZHU
Wang Guozhu
Chairman
(principal executive officer)

Date:	June 18, 2009	By:	/s/ LIU CHUANGENG
Liu Chuangeng
Chief Financial Officer
(principal financial officer)

Date:	June 18, 2009	By:	/s/ ZHANG GUIPING
Zhang Guiping
Director

Date:	June 18, 2009	By:	/s/CHEN XI HUANG WONG
Chen Xi Huang Wong
Director

EXHIBIT INDEX

3.1	Articles of Incorporation*
3.2	By-Laws*
5.1	Opinion of Lehman & Eilen LLP Re: Legality of Shares(1)
10.1	Certificate of Good Manufacturing Practices for Pharmaceutical Products issued September 3, 2006 (H0192)*
10.2	Certificate of Good Manufacturing Practices for Pharmaceutical Products issued August 1, 2007 (H4109)*
10.3	Certificate of Good Manufacturing Practices for Pharmaceutical Products issued August 1, 2007 (H4119)*
10.9	Agreement on Entrustment for Operation and Management*
10.10	Agreement on Share Pledge*
10.11	Exclusive Option Agreement*
10.12	Shareholders’ Voting Proxy Agreement*
10.13	Labor Contract with Wang Guozhu*
10.14	Labor Contract with Zhang Guiping*
10.15	Labor Contract with Liu Chuanfeng*
10.16	Labor Contract with Qiao Yufei*
10.17	Form of Distribution Agreement(1)
10.18	Consulting Agreement with ValueRich, Inc.(1)
23.1	Consent of Morgenstern, Svoboda & Baer CPA’s P.C. (1)
23.2	Consent of Lehman & Eilen LLP (included in Exhibit 5.1 opinion)*
23.3	Consent of East Associates (included in Exhibit 99.1 opinion)(1)
99.1	Opinion of East Associates(1)

———————

*

Previously filed

(1)

Filed herewith